Exhibit 10.33

RESEARCH AND EXCLUSIVE LICENSE OPTION AGREEMENT

THIS AGREEMENT is made on October 7, 2010 effective subject to the closing of the investment round envisaged in the Share Purchase Agreement (as defined herein) (the date being of such closing being referred to herein as the "Effective Date") between

Teva Pharmaceutical Industries Limited, a corporation incorporated under the laws of Israel, located at 5 Basel Street, Petach Tikva 49131, Israel (“Teva”), and

Cell Cure NeuroSciences Ltd., a corporation incorporated under the laws of Israel, located at Kiryat Hadassah, Jerusalem 91121, Israel (“Cell Cure”).

Teva and Cell Cure may be individually referred to as a “Party” and together as the “Parties”.

WHEREAS, Cell Cure is engaged in the development of pharmaceutical preparations embodying human embryonic stem cell and/or human induced pluripotent stem cell-derived Retinal Pigment Epithelial cells ("RPE Cells")  which are non-adherent (in suspension) for use in the Field (as hereinafter defined) (the "Licensed Product"),

WHEREAS, Cell Cure is the holder of exclusive licenses  in the Field (as defined herein) from ES Cell International Pte Ltd. (“ESI”), and from Hadasit Medical Research Services and Development Ltd. ("Hadasit"), each covering certain portions of the Cell Cure IP (as defined herein);

WHEREAS, Cell Cure wishes to perform an R&D Program (as defined herein) that shall include certain pre-clinical activities as described therein, to be partially funded through Teva’s equity investment in Cell Cure under the Share Purchase Agreement dated October 7, 2010 (the “Share Purchase Agreement”) and additional resources as set forth in the R & D Budget (as defined herein);

WHEREAS, the Parties agree that Teva shall have the exclusive option, but not the obligation, to be granted the License (as defined herein), on the terms set out in this Agreement;

WHEREAS, the Parties agree that in the event Teva exercises the aforementioned exclusive option to be granted the License, Cell Cure shall grant Teva and Teva shall acquire from Cell Cure, the License, subject to and in accordance with the terms and conditions of this Agreement; and

WHEREAS, contemporaneously with the execution of this Agreement Teva shall participate, together with Hadasit Bio-Holdings Ltd. and BioTime, Inc. ("BioTime"), in a round of  equity investment in Cell Cure, as more fully set forth in the Share Purchase Agreement .

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Definitions and Interpretation

1.1.	The foregoing preamble and Annexes hereto form an integral part of this Agreement.

1.2.
In this Agreement the terms below shall bear the respective meanings assigned to them below and other capitalized terms shall bear the respective meanings assigned to them in their parenthetical definition, unless specifically stated otherwise:

1.2.1.
“Affiliate” shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such Person.  For purposes of this definition only, “control” of another Person,  shall mean the ability, directly or indirectly, to direct the activities of the relevant organization or entity, and shall include, without limitation (i) ownership or direct control of fifty percent (50%) or more of the outstanding voting stock or other ownership interest of the other organization or entity, or (ii) direct or indirect possession of the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the other organization or entity.

1.2.2.
“Cell Cure IP” shall mean all IP having application in the Field Controlled by Cell Cure as of the Effective Date or at any time following the Effective Date, which is embodied in  Licensed Product or which is necessary or useful in the exercise of the License.

1.2.3.
“Combination Product” shall mean a product which comprises (i) Licensed Product, and (ii) at least one other active ingredient, which, if administered independently of Licensed Product, would have a clinical effect.

1.2.4.
“Competing Product” shall mean any product for the treatment of conditions involving retinal degenerative diseases based on the [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission], other than Licensed Product.

1.2.5.
“Control” or "Controlled", as to IP or materials, shall mean the ownership of IP or materials by a Person or the possession by a Person of the ability to grant a license or sublicense under IP or materials owned or controlled by a third party without violating the terms of any agreement or arrangement between such Person and such third party.

1.2.6.	“Effective Date” shall have the meaning ascribed to it in the preamble of this Agreement.

1.2.7.	“ESI License Agreement” shall mean Exclusive License Agreement between ESI and Cell Cure dated March 22, 2006, as amended, a copy of which is attached hereto as Annex A.

1.2.8.	“Field” shall mean the field of cell replacement therapy of conditions involving retinal degenerative diseases.

1.2.9.
“First Commercial Sale” shall mean, the first commercial sale of  Licensed Product for any indication to a third party, in exchange for cash or some equivalent to which value can be assigned, after obtaining all necessary regulatory and other approvals, including any pricing  approvals that may be required in order to commercially sell and market such Licensed Product in the country in which the sale is made, other than the sale of such Licensed Product for experimental, testing, compassionate or promotional purposes.

Notwithstanding anything contained in the foregoing paragraph to the contrary, for the purposes of this definition, the transfer of Licensed Product by Teva or one of its Affiliates, Sublicensees, or Further Sublicensee, to another Affiliate of Teva, Sublicensee or Further Sublicensee, is not a commercial sale, and shall not be taken into account for the purposes of this definition.

1.2.10.	“First Licensed Product” shall mean Licensed Product for the treatment of patients with dry age related macular degeneration (AMD), currently known by the tradename “OpRegen”.

1.2.11.
“Generic Product” shall mean, on a country-by-country basis, a product (i) having the same composition of matter as Licensed Product or which has a marketing approval as a generic product by the regulatory authorities and which could not have been sold or with respect to which a license would have been required to be obtained from Cell Cure, if patent or other exclusivity rights covering such Licensed Product would have been in full force and effect, and  [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission].  However, a product shall not be considered a Generic Product if Teva or anyone on its behalf was involved in its approval or commercialization.

1.2.12.	“HMO” means Hadassah Medical Organization.

1.2.13.	“Hadasit License Agreement” shall mean the Research and License Agreement between Hadasit and Cell Cure entered into in 2009, as amended, a copy of which is attached hereto as Annex B.

1.2.14.
“IND” means the designation of Licensed Product as an Investigational New Drug on the basis of a Cell Cure-initiated application as described in 21 C.F.R. Section 312.23, filed for purposes of conducting a Phase I Clinical Trial in accordance with the requirements of the United States Food, Drug and Cosmetic Act of 1938, as amended, and the rules and regulations promulgated thereunder, including all supplements and amendments thereto, which may include, inter alia, managing animal studies, as well as toxicology studies.

1.2.15.
“IP” shall mean all vested, contingent and future intellectual property rights including but not limited to: (i) all inventions, materials, compounds, compositions, substances, methods, processes, techniques, know-how, technology, data, information, discoveries and other results of whatsoever nature, and any patents, copyrights, proprietary intellectual or industrial rights directly or indirectly deriving therefrom, as well as provisionals, patent applications (whether pending or not), and patent disclosures together with all reissues, continuations, continuations in part, revisions, extensions, and reexaminations thereof; (ii) all trade marks, service marks, copyrights, designs, trade styles, logos, trade dress, and corporate names, including all goodwill associated therewith; (iii) any work of authorship, regardless of copyrightability, all compilations, all copyrights and (iv) all trade secrets, confidential information and proprietary processes.

1.2.16.
“Licensed Materials” shall mean the stem cell line(s) and feeder line(s) as Controlled by Cell Cure pursuant to the Hadasit License Agreement, and any clinical grade RPE Cells manufactured by or for Cell Cure based on such cell line(s) and feeder line(s).

1.2.17.
“Net Sales” shall mean the total amounts received by Teva and/or its Affiliates, Sublicensees or Further Sublicensees with respect to  Licensed Product, as established in a bona fide arms-length transaction with an unrelated third party, less the following items (as they apply to such Licensed Product): (i) quantity and/or cash discounts actually allowed or taken; (ii) customs, duties, sales, withholding and similar taxes, if any, imposed on such Licensed Product, to the extent applicable to such sale and included in the invoice with respect to such sale; (iii) amounts actually allowed or credited by reason of rejections, return of goods (including as a result of recalls), any retroactive price reductions or allowances specifically identifiable as relating to such Licensed Product (including those resulting from inventory management or similar agreements with wholesalers); (iv) amounts incurred resulting from government mandated rebate programs (or any agency thereof); (v) third party (a) rebates, (b) freight, postage, shipping and applicable insurance charges, to the extent same are separately itemized on invoices and actually paid as evidenced by invoices or other appropriate supporting documentation, and (c) chargebacks or similar price concessions related to the sale of such Licensed Product; and  (vi) reasonable quantities of samples, [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]. All of the foregoing shall be calculated in accordance with U.S. GAAP.

Notwithstanding anything contained in the foregoing paragraph to the contrary, for the purposes of this definition, the transfer of Licensed Product by Teva or one of its Affiliates to another Affiliate of Teva or a Sublicensee or Further Sublicensee is not a sale; in such cases, Net Sales shall be determined based on the total amounts received by Teva and/or its Affiliates, Sublicensees or Further Sublicensees with respect to Licensed Product first sold by them to independent third-parties, less the deductions permitted herein.

[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission].

For sales which are not at bona fide arms-length and/or are not in the ordinary course of business, the term “Net Sales” shall mean the total amount that would have been due in an arms-length sale made in the ordinary course of business and according to the then current market conditions for such sale or, in the absence of such current market conditions, according to market conditions for sale of products similar to Licensed Product.

If Licensed Product is sold or supplied in a currency other than United States Dollars then the sum of Net Sales shall first be determined in the currency in which such Licensed Product was invoiced and then converted into equivalent United States Dollars at the middle market rate of such foreign currency as quoted in the Financial Times at the close of business of the last business day of the quarter in which the payment is made.

1.2.18.	“OpRegen Plus” shall mean a product embodying human embryonic stem cell-derived RPE cells that are supported on or within a membrane instead of in suspension for use in the Field.

1.2.19.	“OCS” shall mean the Office of Chief Scientist of the Ministry of Industry, Trade and Labor.

1.2.20.
“Patents” shall mean patent applications and patents which may be granted thereon included within the Cell Cure IP; which include, continuations, continuations-in-part, patents of addition, divisions, renewals, reissues and extensions (including any patent term extension) of any of the aforegoing patents. As of the Effective Date, the Patents include all patents and patent applications listed in Annex C attached hereto.

1.2.21.	“Person” shall mean any person, organization or entity.

1.2.22.
“Phase I Clinical Trial” shall mean, as to a particular product for a particular indication, the initial controlled and lawful study in humans of the safety of such product for such indication, which is prospectively designed to generate data to support commencing a Phase II Clinical Trial of such product for such indication.

1.2.23.
“Phase II Clinical Trial” shall mean, as to a particular product for a particular indication, the initial controlled and lawful study in humans of the safety, dose ranging and efficacy of such product for such indication, which is prospectively designed to generate data to support commencing a Phase III Clinical Trial of such product for such indication.

1.2.24.
“Phase III Clinical Trial” shall mean, as to a particular product for a particular indication, the initial controlled and lawful study in humans of the safety and efficacy of such product for such indication, which is prospectively designed to demonstrate statistically whether such product is safe and effective for use for such indication in order to file an application for regulatory approval with respect to such product for such indication.

1.2.25.	“Pre-Clinical Activities” shall mean those activities required by the FDA to be undertaken in order to file an IND.

1.2.26.	“R&D Budget” shall mean the budget shown on the R&D Program.

1.2.27.	“R&D Program” shall mean the program attached to the Share Purchase Agreement as Schedule 5.1 and attached hereto as Annex D.

1.2.28.
“Royalty Term” shall mean on a country by country  basis (per approved indication) the period commencing upon the First Commercial Sale of such Licensed Product in the relevant country and expiring on the later of: (i) fifteen (15) years after that date, or (ii) the expiry in that country of all Valid Patent Claims covering Licensed Product.

1.2.29.
“Sublicense” shall mean any right granted, license given, or agreement entered into, by Teva and/or its Affiliates and/or Sublicensees to or with any other person or entity (whether or not such grant of rights, license given or agreement entered into is described as a sublicense or otherwise), permitting any use of the Cell Cure IP (or any part thereof) or any right to research, develop, make, have made, register, import, manufacture, use, sell, offer for sale, produce, sublicense, commercialize and/or distribute  Licensed Product for any indication in the Field. The term “Sublicensee” shall be construed accordingly.

1.2.30.
“Sublicensing Receipts” shall mean consideration of any kind whether monetary or otherwise, received by Teva or its Affiliates for or in connection with the grant of Sublicenses and/or options for Sublicenses, including, one time, lump sum or other payments, except for: (i) gross receipts for commercial sales of Licensed Product that are subject to royalty payments to Cell Cure; (ii) amounts received  from a Sublicensee solely to finance research and development activities to be performed by or on behalf of Teva in connection with such Sublicense (as evidenced by itemized invoices, receipts or other supporting documentation); or (iii) payments received in reimbursement for patent expenses incurred at any time after the date of the grant of the sublicense.

1.2.31.	“Territory” shall mean worldwide.

1.2.32.
“Teva’s Representative” shall mean [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] or any other person designated in writing by Teva in her place.

1.2.33.
“Valid Patent Claim” shall mean a claim of an issued and unexpired Patent licensed to Teva under this Agreement, which has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reexamination, reissue, disclaimer or otherwise. For the purposes hereof, “Valid Patent Claim” shall include any patent term extension such as but not limited to supplementary protection certificates pursuant to Council Regulation (EEC) No. 1768/92, any Pediatric Exclusivity Extension, and foreign equivalents of any of the foregoing relating to such patents.

1.3.
In this Agreement, words importing the singular shall include the plural and vice-versa, words importing any gender shall include all other genders, and references to persons shall include partnerships, corporations and unincorporated associations.

1.4.	The words “including” and “includes” mean including, without limiting the generality of any description preceding such terms.

1.5.	In the event of any discrepancy between the terms of this Agreement and any of the Annexes hereto, the terms of this Agreement shall prevail.

1.6.	Section, paragraph and annex headings shall not affect the interpretation of this Agreement.

2.	The R&D Program

2.1.	The R&D Program

2.1.1.	Cell Cure shall carry out the Pre-Clinical Activities in accordance with the R&D Program and R&D Budget.

2.1.2.
Cell Cure hereby reconfirms its agreement to utilize certain funds as set forth under Section 5.1 of the Share Purchase Agreement, solely to cover the R&D Budget for carrying out the R&D Program (directly or through Hadasit or other subcontractors) in accordance with Section 2.1.12 below.

2.1.3.
Cell Cure shall keep separate records of the expenses which it incurs in undertaking the R&D Program and shall provide Teva with detailed reports of Cell Cure’s expenditures not less often than on a calendar quarter basis.

2.1.4.
For the avoidance of doubt, (i) save as provided in Section 7.5 of the Hadasit License Agreement for purposes of initial evaluation, any use of third party technology by Cell Cure for the purposes of the performance of the R&D Program other than as already licensed or sub-licensed in from ESI and Hadasit; and/or (ii) any in-licensing of additional third party technology by Cell Cure for the purposes of the performance of the R&D Program other than as already licensed-in from ESI and Hadasit, shall require the prior written agreement of Teva .

2.1.5.
At the end of each calendar quarter during the course of the R&D Program, Cell Cure shall provide Teva with periodic progress reports regarding the progress of the R&D Program and the extent of the utilization of the R&D Budget, in a form and containing the substance to be agreed in advance by the Parties and supplements to the R&D Program providing more detailed programs per each stage of development.

2.1.6.
Any Material Deviation (as defined below) from the R&D Program and the R&D Budget shall require the prior written consent of the Teva Representative.  For the purposes of this Section 2.1.6 "Material Deviation" shall mean a change in the R&D Program which can reasonably be foreseen as impacting the timetable by more than [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] or triggering a deviation from the current R&D Budget by more than [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission].

2.1.7.
Cell Cure shall notify Teva, as soon as it becomes aware of any impending budget overruns that would result in Cell Cure exhausting the amounts and resources shown in the R&D Budget, but not later than [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] in advance. In such event, Cell Cure shall fund the first [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] of such overruns (“Cell Cure’s Participation”), and thereafter Teva shall continue funding the R&D Program through to the IND becoming effective.

2.1.8.
Not later than thirty (30) days after the completion of the Pre-Clinical Activities, unless otherwise agreed by Teva in writing, Cell Cure shall provide Teva with a report summarizing the Pre-Clinical Activities in the context of the R&D Program, and the results of same, in a form and substance to be agreed by the Parties (the “Final Pre-Clinical Report”).

2.1.9.
Teva may, from time to time, request updates regarding the progress of the R&D Program, in addition to the periodic progress reports, and Cell Cure shall provide any additional update that Teva may reasonably request.

2.1.10.
After receipt by Teva of the Final Pre-Clinical Report, if Teva wishes to receive further information from Cell Cure it shall so advise Cell Cure by written notice specifying the additional information requested, to be delivered to Cell Cure no later than forty-five (45) days after the date of the provision to Teva of the Final Pre-Clinical Report. Cell Cure shall provide such additional information within a reasonable time, but no later than thirty (30) days following receipt of Teva's notice (the "Initial Response"). If following receipt of the Initial Response Teva wishes to receive further information from Cell Cure, it shall so advise Cell Cure by written notice within a reasonable time, but no later than forty five (45) days from receipt of the Initial Response, specifying such additional information requested, and Cell Cure will provide such additional information within a reasonable time but no later than thirty (30) days following receipt of Teva's additional notice. Other than as set forth above, Cell Cure shall not be required to provide Teva with any additional information in connection with the Final Pre-Clinical Report.

2.1.11.
Cell Cure shall perform its obligations under the R&D Program in accordance with all applicable laws, rules and regulations, and shall procure the receipt of all approvals and consents necessary for the performance thereof.

2.1.12.
For the avoidance of doubt, Cell Cure shall be entitled to subcontract its obligations to perform any task under the R&D Program to Hadasit and, subject to prior consultation with the Teva Representative, to other third parties.

2.1.13.	The Parties hereby acknowledge that Cell Cure has not guaranteed that the R&D Program will be successful or achieve any specific results at all or within the specified time period.

2.2.	Teva’s Option; Option to license OpRegen Plus

2.2.1.
From the Effective Date and for a period of [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] days following the IND becoming effective, and provided that Teva is in compliance with its undertaking pursuant to Section 2.1.7 above (the "Option Period"), Teva shall have the exclusive right, but not the obligation (the “License Option”), to receive a sole and exclusive, royalty-bearing, license to use the Cell Cure IP to research, develop, make, have made, register, import, manufacture, use, sell, offer for sale, produce, commercialize and distribute Licensed Product for all indications in the Field in the Territory and for no other purpose whatsoever, and to sublicense any such activities in accordance with the provisions herein (the “License”). For the avoidance of doubt, the term “exclusive” in the context of the Cell Cure IP means that Cell Cure shall not grant such rights and licenses in the Cell Cure IP in the Field to a third party or exercise such rights itself, but that Cell Cure shall be free, however, to utilize and license  the Cell Cure IP for any purpose outside of the Field; provided however that nothing herein shall derogate from the rights retained by Hadasit, for itself, HMO and their respective researchers, employees, students and other researchers at collaborating research institutions (A) within the Field, to: (i) practice the Licensed Technology (as defined in the Hadasit License Agreement) and to use the Licensed Materials solely for HMO's own internal academic and non-commercial research and instruction, and (ii) license or otherwise convey to other academic and not-for-profit research organizations (for no charge other than customary expense coverage and the like, in accordance with the MTA mentioned below), provided that such Licensed Technology will be transferred pursuant to an MTA substantially in the form attached hereto as Annex G and subject to the prior written consent of Cell Cure and Teva, which consent will not be unreasonably withheld, and (B) utilize and license/commercialize the Licensed Technology and the Licensed Materials for any purpose outside of the Field, without restriction.

2.2.2.
If Teva elects to exercise the License Option, it shall provide written notice of its decision to Cell Cure prior to the expiration of the Option Period (the “License Notice”), and as of the date of the provision of the License Notice, the grant of the License to Teva shall become effective.

2.2.3.
Prior to the expiration of the Option Period, Teva’s representatives shall have the right, upon reasonable notice, to audit Cell Cure’s Licensed Product- related documentation for the sole purpose of conducting due diligence in relation to the First Licensed Product, and deciding whether or not to exercise the License.

2.2.4.
During the term of this Agreement, Cell Cure shall not, without Teva’s prior written consent: (i) discuss, negotiate or enter into any agreement, arrangement or commitment according to which a third party is granted any right in the Territory with respect to   Licensed Product, (ii) take any action which may derogate from or conflict with, or refrain from taking any action which is necessary to preserve, the License Option, (iii) enter into any agreement, arrangement or commitment that would derogate from or conflict with the rights granted to Teva pursuant to Section 2.2.

2.2.5.
This Agreement shall terminate at the end of the Option Period if Teva has not served the License Notice within the Option Period. In such event, or in the event of the termination of the Option by reason of Teva’s failure to fund the R&D Program pursuant to Section 2.1.7 above, other than the obligations set forth in Sections 14 (Confidentiality) and 10 (Term and Termination), and such other obligations intended to survive termination or expiry of this Agreement pursuant to Section 10.7, the Parties shall not be obligated in any manner towards each other under this Agreement.

2.2.6.
Cell Cure hereby grants Teva the right to an option to license OpRegen Plus on the same terms as the License (the “OpRegen Plus Option”), subject to the following: If and when Cell Cure achieves a proof of concept of OpRegen Plus in RCS rats or the equivalent (on a level similar to the proof of concept achieved in respect of the First Licensed Product prior to the execution of this Agreement), then it shall present such results along with a development plan and budget to Teva. Teva shall have ninety (90) days following such presentation, to determine its interest in attaining the OpRegen Plus Option on the same terms as the License, it being understood and agreed that as from the grant of the OpRegen Plus Option by Cell Cure to Teva, at Teva’s request, the costs of all further development of OpReGen Plus shall be borne by Teva (subject to any available grants), without Teva being entitled to receive any shares in return. Should Teva confirm its interest within such ninety (90) day period, the Parties shall enter into an agreement whereby Cell Cure shall grant Teva the OpRegen Plus Option on the same terms as the License. The provision of Section 2.2.3 and 2.2.4 above shall apply, mutatis mutandis, for as long as Teva has rights under this Section 2.2.6. For the avoidance of doubt, the rights granted to Teva pursuant to this Section 2.2.6 shall automatically expire upon the termination of this Agreement without an additional research and exclusive option license agreement pertaining to OpRegen Plus having been previously signed.  Any such agreement so signed shall enter into and remain in force in accordance with its terms.

3.	License Grant

3.1.
Subject to (i) Teva serving the License Notice in accordance with Section 2.2.2 (ii) payment of the Milestone Payment set forth in Section 5.1(a) below, (iii) reimbursement of Cell Cure’s Participation, if any; and (iv) approval of the OCS  and the Israeli Ministry of Health to the License to Teva and the transfer of Licensed Materials to Teva, to the extent applicable, Cell Cure hereby grants Teva the License and Teva hereby accepts the License from Cell Cure. For the removal of doubt, Teva shall not be entitled to use the Cell Cure IP or the Licensed Materials for any purpose other than the exploitation of the License.  Following the exercise of the License Option Teva shall have the right to require the transfer of the Licensed Materials from Cell Cure to Teva for purposes of conducting clinical trials and otherwise exploiting the License as permitted hereunder, and Cell Cure shall transfer the Licensed Materials to Teva, subject to receipt of the abovementioned approvals, this Section 3.1 and other applicable provisions of this Agreement.  Prior to receipt of Licensed Materials, Teva and/or its Sublicensees and/or Further Sublicensees shall undertake to commit in writing to HMO (A) to report to HMO, in advance, in accordance with the guidelines of the Institution Review Board of HMO (Helsinki Committee), regarding any potential and/or planned use of the Licensed Materials and (B) to comply with such licenses, permits, approvals, and consents, including the requirements set out in the approvals of the Ethics Committee for Genetic Studies in Humans of the MOH (the “MOH Ethics Committee”) as issued in relation to each particular activity/study using Licensed Materials from time to time, by Teva and/or its Sublicensees and/or its Further Sublicenses, including, the development, manufacture, use and sale of Licensed Product. The Company undertakes to request copies of all such licenses, permits, approvals and consents and to provide the same to Teva.

3.2.
If Teva informs Cell Cure that any IP Controlled by Hadasit, ESI or BioTime which does not constitute part of the Cell Cure IP, is reasonably required to be licensed to Teva in order for Teva to commercialize  Licensed Product, then Cell Cure shall use its best efforts to assist Teva to obtain licenses to such IP for such purpose.

3.3.
Teva shall have the right to grant (whole or partial) Sublicenses to third parties, and such third parties shall be entitled to grant further sublicenses (each, a “Further Sublicense” and the term “Further Sublicensee” shall be construed accordingly) and so on under the License, on terms and conditions consistent with the terms of this Agreement, and Teva shall be entitled to determine the commercial terms of any such Sublicense. The grant of any Sublicenses and Further Sublicenses shall not relieve the Parties of or reduce their obligations under this Agreement.  The term of any Sublicense shall be limited to the term of the License and will terminate upon the termination of the License for any reason whatsoever, other than due to a lapse of time. Teva shall provide Cell Cure with an executed copy of each Sublicense agreement (including any Further Sublicense agreements – to the extent available to Teva) provided that Teva may redact information or parts of any such agreement that are not material to Cell Cure or that are subject to obligations of confidentiality, within thirty (30) days of execution of the relevant Sublicense agreement and shall require any Sublicensee to do the same.

3.4.
Without limiting the foregoing or any of Teva’s obligations under this Agreement relating to the grant of Sublicenses or Further Sublicenses, Teva shall be entitled to subcontract the conduct or performance of any activity concerning the research, development, testing or manufacturing of Licensed Product to a third party (who will not have any right to sell Licensed Product), and such subcontract shall not be considered to be a grant of a sublicense for purposes of the preceding Section 3.3. For the avoidance of doubt, Teva shall be fully responsible for the adherence by such subcontractor with the relevant terms of this Agreement.

3.5.
Throughout the term of this Agreement Cell Cure will not directly or indirectly (through licensees or otherwise), be engaged in the development, manufacture, marketing, sale or any other manner of commercialization of Licensed Product other than under this Agreement.

3.6.
Following the exercise of the Option and upon entering the stage of clinical trials Teva will strive to perform the initial phases I/IIa study at the [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission].

3.7.
Subject to Teva’s compliance with its obligations pursuant to Section 14 (Confidentiality), nothing contained herein shall be construed to impose any limitation on Teva or its Affiliates to develop, manufacture, market or commercialize any Competing Product or any other product; provided only that Teva agrees that in the event that Teva is involved in the marketing of a Competing Product, Teva shall perform such marketing activities either through a third party or through a sales force within the Teva group that is separate from the sales force that markets Licensed Product.

4.	Development and Commercialization of Licensed Product

4.1.
Subject to Teva exercising the License Option by serving the License Notice on Cell Cure pursuant to Section 2.2.2, Teva undertakes at its own expense to make such commercially reasonable efforts, throughout the terms of this Agreement,  to further develop, register, manufacture, have manufactured, commence commercial sales, make ongoing sales and otherwise commercialize  Licensed Product [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission].

4.2.
Subject to Teva exercising the License Option as aforesaid, Teva shall have responsibility for undertaking  further development of Licensed Product and preparing, submitting, seeking approval of, maintaining and updating marketing approval applications, marketing approvals and other regulatory approvals and applications for regulatory approvals with respect to Licensed Product.  Teva will solely own, apply for and be the holder or owner of record for all applications and approvals relating to Licensed Product.  Subject to  Teva exercising the License Option as aforesaid, Teva will be solely responsible for commercializing Licensed Product during the term of this Agreement, including, without limitation, manufacture, marketing, promotion, patient assistance programs, medical education, price negotiation and setting, reimbursement negotiation, customer relations, sales, order processing, invoicing and collection, preparation of sales records and reports, warehousing, inventory management, logistics and distribution (including, without limitation, the handling of returns, market withdrawals, field corrections and recalls) and other commercialization activities.

4.3.
Teva shall provide Cell Cure with notices regarding main regulatory filings with respect to Licensed Product, and reports relating to the material activities described in Section 4.2 for the preceding six (6) month period, on a semi-annual basis.

4.4.
For the avoidance of doubt, nothing contained in this Agreement shall be construed as a warranty by Teva that any efforts to be made by Teva pursuant to this Agreement, including without limitation any development or any commercialization to be carried out by Teva pursuant to this Agreement, will actually achieve their aims or any other results or succeed, and Teva makes no warranties whatsoever as to any results to be achieved in consequence of the carrying out of any such development, commercialization, efforts or activities.  Furthermore, Teva makes no representation to the effect that the commercialization of Licensed Product will succeed, or that Teva will be able to sell a particular quantity of Licensed Product.

4.5.
Notwithstanding the foregoing, subject to Teva exercising the License Option as aforesaid, Cell Cure shall, at Teva’s request, transfer the technology as developed and tested in the course of the R&D Program for the commercial production of RPE Cells based on the Licensed Materials, from Cell Cure to Teva or its contract manufacturer, subject to the terms and conditions of this Agreement, in which case Teva shall bear all of the out-of-pocket expenses of Cell Cure in carrying out such technology transfer and shall also compensate it for time expended by its staff at an agreed rate per man day .For the avoidance of doubt, such technology transfer shall not include design engineering services or the construction or adaptation of any facility. Moreover, it is understood and agreed that the supply of RPE Cells to Teva and/or the transfer of technology by Cell Cure to Teva pursuant to this Section 4.5 shall be for the sole purpose of the exercise by Teva of the License granted hereunder and such RPE Cells, technology and technical documentation that may be so provided by Cell Cure to Teva may be utilized by Teva solely as permitted hereunder. All such technical documentation shall be treated as Confidential Information of Cell Cure pursuant to Section 14.

5.	Milestones, Royalty Payments, Generic Royalty Payments and Sublicensing Fees

5.1.	In consideration for the grant of the License, Teva shall make the following payments to Cell Cure upon achievement of the relevant milestones (each, a “Milestone”) (the “Milestone Payments”):

(a)	Upon delivery by Teva of the License Notice —[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission];

(b)
Upon the first actual delivery/administration of Licensed Product to the first patient participating in the Phase II Clinical Trials with respect to Licensed Product — [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission];

(c)
Upon the first actual delivery/administration of Licensed Product to the first patient participating in the Phase III Clinical Trials with respect to Licensed Product — [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission];

(d)	Upon the First Commercial Sale in the US — [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]; and

(e)	Upon First Commercial Sale in the EU — [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission].

For the sake of clarity: (i) the amount listed above for each Milestone Payment is the total final amount to be paid by Teva for each Milestone, (ii) the second and third indications of the Licensed Product shall trigger a Milestone Payment only under (d) and (e) above, and (iii) any additional indication of the Licensed Product after the first shall not trigger any Milestone Payment other than as indicated in (ii) above.

5.2.
In addition, in consideration for the grant of the License, Teva shall, throughout the Royalty Term, pay to Cell Cure royalties at the following rates on annual Net Sales, during each calendar year (the “Royalty Payments”), as specified in this Section 5.2 below:

(a)	6% (six percent) [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission];

(b)	7% (seven percent) [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission];

(c)	8% (eight percent) [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission];

(d)	9% (nine percent) [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]; and

(e)	10% (ten percent) [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission].

5.3.
During the Royalty Term, from such time as a Generic Product is commercialized and distributed in any particular country by a third party unrelated to Teva, Teva shall pay Cell Cure as of such date and for as long as any Generic Product is so sold in such country, reduced Royalties for Licensed Product sold in such country at rates half of those set out in Section 5.2 on Net Sales of Licensed Product in such country (“Generic Royalty Payments”).  The reductions set out in this Section 5.3 shall be spread pro rata over each of the sub section levels of royalty payments. It is understood and agreed, however, that the reductions in Royalties set out in this Section 5.3 shall not apply, if and for as long as Teva, its Affiliates, Sublicensees or Further Sublicensees or any one on behalf of any of the foregoing is selling a Competing Product in such country.

5.4.
Notwithstanding the foregoing, in the event that Licensed Product is sold in the form of a Combination Product, then the proportion of such Combination Product to be attributed to Net Sales that are subject to Royalty Payments or Generic Royalty Payments (the “Relevant Proportion”) shall be calculated as provided below, on a country by country basis: [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

5.5.
In addition to any other payments Teva is required to make to Cell Cure, during the term of this Agreement, Teva will pay Cell Cure [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] of any Sublicensing Receipts (the “Sublicensing Fees”). [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

5.6.
For the removal of doubt, in calculating amounts received by Teva or its Affiliates, whether by way of Net Sales, Generic Royalty Payments or Sublicensing Receipts, any amount deducted or withheld in connection with any such payment on account of taxes on net income (including income taxes, capital gains tax, taxes on profits or taxes of a similar nature) payable by Teva or its Affiliates in any jurisdiction, shall be deemed, notwithstanding such deduction or withholding, to have been received by Teva or its Affiliates.

5.7.
Following the expiry of the Royalty Term for Licensed Product for a particular indication in a particular country in the Territory, Teva shall have a perpetual fully paid up license to continue to exploit the License in respect of such indication without having to pay Royalty Payments, Generic Royalty Payments or Sublicensing Fees with respect to such Licensed Product in such country.

6.	Payment Terms and Reporting with respect to the License

6.1.
Upon the achievement of the First Commercial Sale or the first Sublicense and for the duration of the Royalty Term, Teva shall submit to Cell Cure, no later than [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] after the end of each calendar quarter, quarterly reports setting out all amounts owing to Cell Cure with respect to the calendar quarter to which the report refers with respect to Licensed Product, including: (i) the Net Sales made by Teva and its Affiliates, Sublicensees and Further Sublicensees, including a breakdown of Net Sales according to country and currency of sales, (ii) total Milestone Payments Sublicensing Receipts, Royalty Payments and Sublicensing Fees and Generic Royalty Payments due to Cell Cure with respect to such calendar quarter or, if no such payments are due to Cell Cure with respect to such calendar quarter, a statement that no payments are due; and (iii) any calculations made in relation to Combination Products and the Generic Royalty Payments.  Each such report shall be signed by the relevant financial executive of the relevant division of Teva.

6.2.	The Parties agree that all information which Teva provides to Cell Cure pursuant to Section 6.1 shall be treated as Confidential Information for the purposes of Section 14.

6.3.
All amounts payable by Teva to Cell Cure pursuant to Section 5 shall be paid to Cell Cure (i) with respect to Royalty Payments and Generic Royalty Payments, on a quarterly basis, and no later than [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] after the end of each calendar quarter, commencing with the first calendar quarter in which Net Sales are made, and (ii) with respect to Milestone Payments and Sublicensing Fees, within [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] following the end of the month in which the applicable Milestone was achieved or the Sublicensing Receipts were received.

6.4.	Each payment due to Cell Cure pursuant to Section 5 shall be paid by Teva by wire transfer of immediately available funds to an account designated by Cell Cure in writing.

6.5.
Teva shall maintain and shall cause its Affiliates to maintain, complete and accurate records of Licensed Product sold under this Agreement, and any amounts payable to Cell Cure in relation to such Licensed Product, which records shall contain information to reasonably permit Cell Cure to confirm the accuracy of any payments made to Cell Cure.

6.6.
Teva shall retain and shall cause its Affiliates to retain such records relating to each calendar year during the Royalty Term for [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] after the conclusion of that calendar year, during which time Cell Cure shall have the right, at its expense to cause an independent, certified public accountant (which accountant may not be compensated on a full or partial contingency basis) to inspect such records during normal business hours for the sole purpose of verifying any payments delivered under this Agreement.  Such accountant shall not disclose to Cell Cure any information other than information relating to the accuracy of reports and payments delivered under this Agreement.  In the event that any audit performed pursuant to this Section 6.6 reveals an underpayment in excess of [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] in any calendar year, and if such underpayment is proven to the satisfaction of a mutually agreed external auditor (it being agreed that absent such mutual agreement as to the identity of the auditor within thirty (30) days of a Party’s written notice to the other that it wishes to have such external auditor appointed, the external auditor shall be one of the ‘big four’ accounting firms), then Teva shall bear the full cost of such audit.  Cell Cure may exercise its right of audit under this Section 6.6 only once for every calendar year and only once per calendar year for any year ending not more than thirty six (36) months prior to the date of such audit, and with reasonable prior notice to Teva and the relevant Affiliate, and subject to prior coordination.  Any such audit shall not unreasonably interfere with the business of Teva or the relevant Affiliate, and shall be completed within a reasonable timeframe.  Teva shall promptly transfer to Cell Cure any payment due pursuant to such audit or mutually agreed external audit, as applicable.

6.7.
Without derogating from the provisions of the preceding Section 6.6, Cell Cure   shall have the right to request that Teva inspect records of its Sublicencees and Further Sublicensees, for the sole purpose of verifying any payments delivered under this Agreement, in which case Teva shall exert its reasonable commercial efforts to perform such audit. In the event that any audit performed under this Section 6.7 reveals an underpayment in excess of [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] and if such underpayment is proven to the satisfaction of a mutually agreed external auditor (to be appointed in accordance with the procedure set out in Section 6.6 above), then Teva shall bear the full cost of such audit and in any other case the out of pocket costs of such audit shall be borne by Cell Cure. Cell Cure may exercise its rights under this Section 6.7 only once for every calendar year and only once every year ending not more than thirty six (36) months prior to the date of such audit.

6.8.
Teva or Cell Cure, as applicable, shall immediately pay to the other Party any underpayment or overpayment discovered pursuant to either of Section 6.6 or 6.7 above, together with interest at [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission].

6.9.
Teva shall provide Cell Cure [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] a written periodic report concerning all material activities undertaken in respect of the exercise of the License and/or the use of Licensed Materials furnished to Teva hereunder if conducted outside of Hadasit/HMO (“Development Reports”). The Development Reports shall include a summary of the research progress, a detailed report of the testing results regarding the Licensed Materials, and any other related work affected by any Affiliate or Further Sublicensee during the 6 (six) month period prior to the report. Development Reports shall also set forth a general assessment regarding the achievement of any milestones, the projected – or actual – completion date of the development of Licensed Product and the marketing thereof and sales forecasts, if any have been made in the regular course of Teva’s business. The Parties agree that all information which Teva provides to Cell Cure pursuant to this Section 6.9 shall be treated as Confidential Information for the purposes of Section 14.

7.	Intellectual Property Rights

7.1.	As between the Parties, Teva acknowledges Cell Cure’s Control of the Cell Cure IP.

7.2.
If during the term of this Agreement, and subject to Teva exercising the License Option, any Affiliate of Cell Cure, or any company with which Cell Cure merges (if such shall exist), shall license to Cell Cure any IP that would be necessary or useful in the exercise of the License, then Cell Cure shall immediately notify Teva of such IP and same shall be deemed as part of the Cell Cure IP, at no additional cost to Teva.

7.3.
As between the Parties, all IP relating to Licensed Product which is developed by or on behalf of Teva on or after the date on which Teva serves the License Notice, other than Cell Cure IP, shall be exclusively owned by Teva, and Teva shall have all right, title and interest thereto (the “Teva IP”).

7.4.
Each Party agrees to sign, execute and deliver all documents and papers that may be required, and perform such other acts as may be reasonably required in order to ensure the assignment to Cell Cure of the Cell Cure IP and the assignment to Teva of the Teva IP and any registration of the License with the relevant authorities anywhere in the world.

7.5.
For the avoidance of doubt, Cell Cure shall be fully and solely responsible for all payments to Hadasit under the Hadasit License Agreement and to ESI under the ESI License Agreement as well as to BioTime in relation to any patent that may be granted to BioTime under its patent application App. no.:12/504,630 entitled: "Methods to Accelerate the Isolation of Novel Cell Strains from Pluripotent Stem Cells and Cells Obtained Thereby” filed on July  16, 2009, should such technology be required for the exploitation of the License, and Teva shall be fully and solely responsible for any and all other royalty payments which may be due by reason of the exploitation of the License by Teva, its Affiliates, Sublicensees or Further Sublicensees.

8.	[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

8.1.	[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

8.2.	[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

8.3.	[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

8.4.	[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

8.5.	[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

8.6.	[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

8.7.	[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

8.8.	[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

8.9.	[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

8.10.	[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

8.11.	[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

8.12.	[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

General

8.13.
The Parties agree to provide each other with reasonable cooperation in the defense of any claims brought against the other Party in connection with the substance of this Agreement and shall join any such litigation as a party if required by law. The Parties agree to execute all documents reasonably necessary for the relevant Party to defend such action and shall provide documents and help with making contact with witnesses that are or were their employees, consultants or otherwise connected to them, whose assistance or testimony is necessary in the reasonable judgment of the lawyers who conduct of the proceedings.

8.14.
In no event shall either Party enter into any settlement, consent order, consent judgment or any voluntary disposition of such action that would adversely affect the rights of the other without the prior written consent of such other Party, which consent shall not be unreasonably withheld or delayed.

9.	Representations and Warranties

9.1.	Each Party hereby represents and warrants to the other Party that:

9.1.1.	it has the full power and authority to enter into this Agreement and to perform its obligations hereunder, and all corporate approvals required have been obtained;

9.1.2.
it is a limited liability corporation duly organized, validly existing under the laws of Israel and it has all necessary corporate power and authority to carry on its business as currently conducted or proposed to be conducted; and

9.1.3.
entering into this Agreement shall not constitute a breach of any agreement, contract, understanding and/or obligation, including such Party’s documents of incorporation which it is currently bound by, and as long as this Agreement is in effect and without derogating from the rights to terminate the Agreement pursuant to Section 10 below, such Party shall not undertake any obligations which conflict with its obligations under this Agreement.

9.2.	In addition, Cell Cure hereby represents and warrants that:

9.2.1.
the First Licensed Product is being developed under the licenses granted to Cell Cure pursuant to the ESI License Agreement and the Hadasit License Agreement and no additional agreements with third parties;

9.2.2.
it Controls and shall Control the Cell Cure IP during the term of this Agreement and that its rights thereto shall remain free and clear of any pledge, encumbrance or lien whether arising by contract, agreement or by operation of law or order of a court;

9.2.3.	it shall refrain from committing any act or omission which would constitute a breach under the ESI License Agreement or the Hadasit License Agreement;

9.2.4.	to the best of its knowledge the performance of Cell Cure’s obligations under this Agreement do not and will not infringe any third party IP rights;

9.2.5.
to the best of its knowledge and without enquiry, the exploitation by Teva of the License shall not infringe any third party IP rights, other than potentially those of Wisconsin Alumni Research Foundation (WARF) and Advanced Cell Technology (ACT);

9.2.6.	it has the right and authority to grant the License Option and the License;

9.2.7.
it has no knowledge of any legal suit or proceeding by any third party against Cell Cure contesting the ownership or validity of the Cell Cure IP or any part thereof or contesting the possible exploitation of the License (including as it relates to the commercialization of  Licensed Product);

9.2.8.	it has the necessary experience and expertise to manage the R&D Program and to perform the R&D Program through external sources;

9.2.9.
in carrying out its obligations and responsibilities pursuant to this Agreement it shall obtain or procure all necessary approvals and consents and shall comply with all applicable laws and regulations, licenses, permits, approvals and procedures, including without limitation, the approval of the OCS to the grant of the License, if required;

9.2.10.	the current approval for carrying out the R & D Program through Hadasit at HMO is attached hereto as Annex I;

9.2.11.	it has paid all maintenance and other required fees related to the Patents;

9.2.12.
it shall not, during the term of this Agreement, perform any work or other activities or grant rights to a third party on or in connection with Licensed Product, except in accordance with the R&D Program and this Agreement; and

9.2.13.
it is not aware, as of the date hereof, of any use of the “Materials” (as such term is defined in the Hadasit License Agreement by the current members of the Bereshith Consortium which is contradictory to the Cell Cure’s rights thereunder.

9.3.	In addition, Teva hereby represents, warrants and covenants that:

9.3.1.
Teva is aware that Cell Cure has received funding for the development of the First Licensed Product from the OCS. Teva acknowledges that the Cell Cure IP is subject to the Encouragement of Industrial Research and Development Law- 1984 (the "Law"), so that certain portions of the Cell Cure IP may not be transferred to a foreign person or entity without the prior consent of the OCS, which Teva undertakes to obtain, should it so require, at its sole expense;

9.3.2.
In carrying out its undertakings and responsibilities pursuant to this Agreement, Teva shall comply, and shall require that is Affiliates, Sublicensees and Further Sublicensees comply with all applicable laws and regulations, standards and guidelines, including applicable local and international ethical guidelines (such as the ISSCR guidelines and the American Academy of Science guidelines, to the extent applicable), licenses, permits, approvals and procedures, including, without limitation, the Law, including in the use of the Licensed Materials and in respect of any transfer thereof by or from Teva and in the performance of Teva's obligations in the development, production, use and sale of Licensed Product; and

9.3.3.
Teva shall be responsible for obtaining and causing to remain in effect, and shall comply with such licenses, permits, approvals, and consents, including any MOH Ethics Committee approvals, as may be required for performance by Teva and/or Further Sublicensees of this Agreement, including, the development, manufacture, use and sale of Licensed Product.

9.4.
Without derogating from any of the remedies available to either Party hereunder or under applicable law, if either Party shall become aware of the inaccuracy of any of the above representations and warranties, such Party shall immediately notify the other Party of such in writing.

9.5.
Except as otherwise expressly provided in this Agreement, no Party makes any warranty with respect to any technology, patents, goods, services, rights or other subject matter of this Agreement and each Party hereby disclaims warranties of merchantability and fitness for a particular purpose with respect to any and all of the foregoing. Without derogating from the generality of the foregoing, nothing contained in this Agreement is a warranty or representation by any Party that any efforts to be exerted by such Party in connection with this Agreement including without limitation any development activities to be performed by them under this Agreement will achieve their aims or succeed, and the Parties make no warranties whatsoever as to any results to be achieved in consequence of the carrying out of any such efforts or activities; and that any Patents will be issued,  valid or afford proper protection or that the Cell Cure IP will be commercially exploitable or of any other value.

10.	Term and Termination

10.1.	This Agreement shall continue in full force and effect until terminated in accordance with the terms hereof.

10.2.
This Agreement shall automatically terminate upon the earlier of (i) expiration of the Option Period if Teva does not exercise the License Option within such Option Period; and (ii) Teva failing to provide funding as required for the continuation of the R&D Program over and above Cell Cure’s Participation pursuant to Section 2.1.7 above. For the avoidance of doubt, upon the termination of this Agreement pursuant to this Section 10.2, Teva shall have no rights in any Cell Cure IP and any information sublicensed to Teva hereinunder and Teva shall promptly transfer to Cell Cure, upon its written request, all related documents, instruments, records and data generated, developed or disclosed to it during the term of this Agreement and the R&D Program, in its possession, and shall be allowed to retain one copy for archival purposes.

10.3.
At any time, Teva shall have the right at its sole discretion to terminate this Agreement for any or for no reason, by providing Cell Cure with thirty (30) days’ written notice of such decision.  In this event Teva shall not be obliged to pay any compensation to Cell Cure as a result of such termination.

10.4.
Without derogating from any other remedies that either Party may have under the terms of this Agreement or at law, each Party shall have the right to terminate this Agreement upon the occurrence of any of the following:

10.4.1.	the other Party commits a material breach of this Agreement and fails to remedy that breach within forty-five (45) days after being requested to do so by the non-breaching Party; or

10.4.2.
upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, in the case of any involuntary bankruptcy, reorganization, liquidation, receivership or assignment proceeding such right to terminate shall only become effective if such other Party consents to the involuntary proceeding or such proceeding is not dismissed within ninety (90) days after the filing thereof.

10.5.
Without derogating from and subject to Teva’s obligations pursuant to Section 10.6 below, upon the termination of this Agreement by Teva for any reason whatsoever after Teva has exercised the License Option:

10.5.1.	the License granted to Teva by Cell Cure shall be terminated;

10.5.2.	Teva, its Sublicensees and Further Sublicensees shall cease all use of the Cell Cure IP and Licensed Product including the commercialization of Licensed Product;

10.5.3.
Each Party, at the written request of the other Party, shall immediately return to the other Party all materials, reports, updates, documentation, written instructions, notes, memoranda, discs or records or other documentation or physical matter of whatsoever nature or description provided by the other Party, except in the event that such material is owned by such Party pursuant to the terms of this Agreement, and provided that each Party shall be allowed to retain one copy for archival purposes;

10.5.4.
At the request of either Party, the other Party shall execute and deliver such assignments and licenses and other documents as may be necessary to fully vest in the requesting Party all right, title and interest to which it is entitled pursuant to this Section 10; and

10.5.5.	Each Party shall be entitled to collect any debt then owed to it by the other Party.

10.6.
In addition to the provisions set forth in Section 10.5 above, upon the termination of this Agreement by Teva pursuant to Section 10.3 above or by Cell Cure pursuant to Section 10.4 above, after Teva has exercised the License Option:

10.6.1.
Teva shall promptly transfer to Cell Cure, upon Cell Cure’s written request, all documents, instruments, records and data relevant to the development or commercialization of Licensed Product generated, developed or disclosed to it during the term of this Agreement, including, but not limited to, all documentation and information related to the Teva IP, in its possession, that are solely and directly related to Licensed Product, and shall be allowed to retain one copy for archival purposes;

10.6.2.	Teva shall provide Cell Cure with a report summarizing its development activities and the results up to termination;

10.6.3.
Teva shall be deemed without any further action to have granted to Cell Cure a non-exclusive, worldwide license (including the right to grant sublicenses), under Teva’s interest in any Teva IP that is solely and directly related to Licensed Product, to develop, have developed, make, have made, use, have used, offer for sale, sell, have sold, import and have imported Licensed Product; and

10.6.4.	Teva shall transfer and assign to Cell Cure all existing marketing applications, registrations, marketing approvals, pricing approvals and similar rights with respect to Licensed Product.

10.7.	Save as otherwise provided in this Agreement, any provision that by its nature is intended to survive termination or expiry shall survive the termination or expiry of this Agreement.

11.	Indemnification

11.1.
Teva shall indemnify, defend, and hold harmless Cell Cure, ESI, Hadasit,  HMO and the directors, officers, employees, and agents of any of the foregoing and their respective successors, heirs and assigns (the “Cell Cure Indemnitees”), from and against any liability, damage, loss, or expense (including reasonable attorney’s fees and expenses) incurred by or imposed upon any of the Cell Cure Indemnitees in connection with any claims, suits, actions, demands or judgments of third parties (“Claims”) arising out of or resulting from (i) a breach of a representation or warranty of Teva under this Agreement; (ii) any Claim  that the practice of the License or the development, manufacture, use, sale or other disposition of Licensed Product infringes or violates any IP rights of such third party,  (iii)  the exercise of the License and/or use or exploitation of the Cell Cure IP or Licensed Product by Teva, or any of its Affiliates, Sublicensees, Further Sublicensees, subcontractors or distributors of Teva or its Affiliates, Sublicensees or Further Sublicensees ; (iv) any death, illness, injury or adverse event arising or allegedly arising from or in connection with the use of  Licensed Product manufactured, produced, packaged, sold, delivered, provided (including but not limited to Licensed Product provided in clinical trials or provided without compensation or charge) or distributed, directly or indirectly by Teva, or any of its Affiliates, Sublicensees, Further Sublicensees, or by any subcontractors or distributors of Teva, or its Affiliates, Sublicensees or Further Sublicensees, except in cases where, and to the extent that, such Claims result from the breach of this Agreement or the ESI License Agreement or the Hadasit License Agreement,  negligence or willful misconduct, by or on the part of any of the Cell Cure Indemnitees and/or any misrepresentation by the any of the Cell Cure Indemnitees under any such agreements.

11.2.
Teva’s undertakings under Section 11.1 above shall be subject to: (a) receipt of prompt written notice of any Claim by the Cell Cure Indemnitee (provided, however, that the failure to give such notice shall not affect Teva’s indemnification undertakings provided hereunder except to the extent that any material substantive or procedural right of Teva shall have been actually materially  prejudiced as a result of such failure), (b) the cooperation of the Cell Cure Indemnitee(s) regarding the response to and the defense of any such Claim, and (c) Teva’s right, by written notice to the Cell Cure Indemnitees, to assume the defense of the Claim or represent the interests of the Cell Cure Indemnitees with respect to such Claim, that shall include the right to select and direct legal counsel and other consultants to appear in proceedings on behalf of the Cell Cure Indemnitees and to propose, accept or reject offers of settlement, all at its sole cost; provided however, that no such settlement shall be made without the written consent of the Cell Cure Indemnitees, such consent not to be unreasonably withheld or delayed.  Nothing herein shall prevent the Cell Cure Indemnitees from retaining their own counsel and participating in their own defense at their own cost and expense. If the Cell Cure Indemnities shall determine that a conflict of interest arose between Teva and the Cell Cure Indemnities and the attorney is unable to continue to represent Teva together with the Cell Cure Indemnities, the Cell Cure Indemnities shall provide Teva with written detailed reasons for such determination, and following receipt of such reasons then senior representatives of the Parties shall meet to resolve such conflict, but, if after 7 days such senior representatives are unable to resolve such conflict, then the Cell Cure Indemnities shall be entitled, at Teva's expense, to appoint their own counsel (to be prior agreed by Teva, such agreement not to be unreasonably withheld or delayed) to represent them in such litigation and the Teva counsel shall fully inform such counsel and provide all necessary material.

11.3.
Cell Cure shall indemnify, defend, and hold harmless each of Teva and its directors, officers, employees, and agents and its respective successors, heirs and assigns (the “Teva Indemnitees”), from and against any liability, damage, loss, or expense (including reasonable attorney’s fees and expenses) incurred by or imposed upon any of the Teva Indemnitees in connection with any Claims arising pursuant to a breach of a representation or warranty of any of the Cell Cure Indemnitees under this Agreement or the ESI License Agreement or the Hadasit License Agreement and/or concerning negligent acts or omissions to act by Cell Cure Indemnitees or their subcontractors in the activities of Cell Cure under this Agreement or ESI under the ESI License Agreement or Hadasit and/or HMO under the Hadasit License Agreement, except in cases where, and to the extent that, such Claims result from the breach of this Agreement, negligence or willful misconduct by or on the part of any of the Teva Indemnitees and/or any misrepresentation by Teva under this Agreement.

11.4.
Cell Cure’s undertakings under Section 11.3 above shall be subject to: (a) receipt of prompt written notice of any Claim by the Teva Indemnitee (provided, however, that the failure to give such notice shall not affect their indemnification undertakings provided hereunder except to the extent that any material substantive or procedural right of Cell Cure shall have been actually materially prejudiced as a result of such failure), (b) the cooperation of the Teva Indemnitee(s) regarding the response to and the defense of any such Claim, and (c)  Cell Cure’s right, by written notice to the Teva Indemnitees, to assume the defense of the Claim or represent the interests of the Teva Indemnitees with respect to such Claim, that shall include the right to select and direct legal counsel and other consultants to appear in proceedings on behalf of the Teva Indemnitees and to propose, accept or reject offers of settlement, all at its sole cost; provided however, that (a) the legal counsel and consultants selected by Cell Cure to represent the Teva Indemnitees shall be different from Cell Cure’s legal counsel and consultants, if any defenses available to any Teva Indemnitees conflict with or are different from those available to Cell Cure, or if any other conflict of interest would result from such legal counsel or consultants representing both Cell Cure and any Teva Indemnitees, and (b)  no such settlement shall be made without the written consent of the Teva Indemnitees, such consent not to be unreasonably withheld or delayed.  Nothing herein shall prevent the Teva Indemnitees from retaining their own counsel and participating in their own defense at their own cost and expense. If the Teva Indemnities shall determine that a conflict of interest arose between Cell Cure and the Teva Cure Indemnities and the attorney is unable to continue to represent Cell Cure together with the Teva Indemnities, the Teva Indemnities shall provide Cell Cure with written detailed reasons for such determination, and following receipt of such reasons then senior representatives of the Parties shall meet to resolve such conflict, but, if after 7 days such senior representatives are unable to resolve such conflict, then the Teva Indemnities shall be entitled, at Cell Cure's expense, to appoint their own counsel (to be prior agreed by Cell Cure, such agreement not to be unreasonably withheld or delayed) to represent them in such litigation and the Cell Cure counsel shall fully inform such counsel and provide all necessary material.

12.	Insurance

12.1.
Each Party shall maintain, for the term of this Agreement and thereafter, insurance sufficient to cover its obligations under this Agreement and under law as it customarily maintains for similar activities in the regular course of its business. Teva may fulfill its obligation under this Section 12 to obtain insurance by the maintenance of appropriate self insurance regardless of the nature or title thereof.

12.2.
During the term of this Agreement, Cell Cure shall maintain, at its cost, insurance against legal liability and other risks associated with its activities and obligations under this Agreement, in such amounts which in any case shall not be less than [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission], subject to such deductibles and on such terms as are customary for a company such as Cell Cure for the activities to be conducted by it under this Agreement. Cell Cure shall furnish Teva with evidence of such insurance upon Teva’s request.

13.	Limitation of Liability

EXCEPT IN THE CASE OF A WILLFUL OR FRAUDULENT MISREPRESENTATION UNDER THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE OR TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT.

14.	Confidentiality

14.1.
Other than as expressly set forth herein, Teva and Cell Cure undertake to treat and to maintain and to ensure that their Representatives (as defined below) shall treat and maintain, in strict confidence and secrecy any information disclosed by either Party under this Agreement, whether before of following the Effective Date, whether disclosed in oral or visual form or in writing and shall keep in confidence the existence and contents of this Agreement (the “Confidential Information”) and shall not disclose, publish, or disseminate in any manner, any Confidential Information including, without limitation, any aspect  thereof, to a third party other than those of its Representatives with a need to know the same for the purpose of performing its obligations under this Agreement (the “Purpose”).  In addition, each Party agrees to treat and maintain (and to ensure that its Representatives treat and maintain) in strict confidence and secrecy and to prevent any unauthorized use, disclosure, publication, or dissemination of the Confidential Information, except for the Purpose.  Each Party agrees to be responsible for any use or disclosure of Confidential Information of any of its Representatives.

14.2.	Each Party shall:

14.2.1.	safeguard and keep secret all Confidential Information, and will not directly or indirectly disclose to any third party the Confidential Information without written permission of the other.

14.2.2.
in performing its duties and obligations hereunder, use at least the same degree of care as it does with respect to its own confidential information of like importance but, in any event, at least reasonable care.

14.3.	The undertakings and obligations under Sections 14.1 and 14.2 shall not apply to any part of the Confidential Information which:

14.3.1.	was known to the recipient of the Confidential Information (the “Recipient”) prior to disclosure by the disclosing Party (the “Discloser”);

14.3.2.	was generally available to the public prior to disclosure to the Recipient;

14.3.3.	is disclosed to the Recipient by a third party who is not bound by any confidentiality obligation, having a legal right to make such disclosure;

14.3.4.	has become through no act or failure to act on the part of the Recipient public information or generally available to the public;

14.3.5.	was independently developed by the Recipient without reference to or reliance upon the Confidential Information;

14.3.6.
is required to be disclosed by the Recipient or any Affiliate of the Recipient by law, by court order, or governmental regulation (including securities laws and/or exchange regulations), provided that the Recipient or its Affiliate gives the Discloser reasonable notice prior to any such disclosure and cooperates (at the Discloser’s expense) with the Discloser to assist the Discloser in obtaining a protective order or other suitable protection from disclosure (if available) with respect to such Confidential Information.

Notwithstanding the foregoing, in the event that either Party is required to disclose Confidential Information pursuant to securities laws or the rules or regulations of any securities exchange, then the provisions of Section 15.1 below shall apply.

14.4.
Teva and Cell Cure acknowledge that their respective Confidential Information is of special and unique significance to each of them and that any unauthorized disclosure or use of the Confidential Information could cause irreparable harm and significant injury to the Discloser that may be difficult to ascertain. Accordingly, any breach of this Agreement may entitle the aggrieved Party in addition to any other right or remedy that it may have available to it by law or in equity, to remedies of injunction, performance and other relief, including recourse in a court of law.

14.5.	Each Party agrees to inform the other Party of any breach or threatened breach of the provisions hereof by its Representatives (as defined below).

14.6.
Notwithstanding the foregoing, Cell Cure shall be permitted to provide copies of reports furnished to it by Teva pursuant to Section 6.1, Development Reports and other information disclosed to it hereunder to Cell Cure’s Affiliates subject to confidentiality provisions no less stringent than those contained herein, and to ESI and Hadasit to the extent required for Cell Cure to meet its obligations pursuant to the ESI License Agreement and the Hadasit License Agreement and subject to the confidentiality provisions thereunder.

14.7.
Moreover, each Party may disclose the terms of this Agreement to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with applicable laws, as well as to prospective and current financial investors pursuant to appropriate non-disclosure arrangements, provided however that prior to any disclosure, the disclosing Party shall consult with the non-disclosing Party, and the non-disclosing Party shall have the right to delete business sensitive information. In the event of a potential investor or sublicensee who is a big pharmaceutical company or the investment arm of a big pharmaceutical company, Cell Cure may disclose only a redacted version of this Agreement, in a form approved by Teva in advance. Notwithstanding the foregoing, it is understood and agreed that Cell Cure shall be entitled to provide a copy of this Agreement, as well information furnished to it hereunder, to its current licensors, in order and only to the extent required to fulfill its contractual obligations towards them.

14.8.	The provisions relating to confidentiality in this Section 14 shall remain in effect during the term of this Agreement and for a period of seven (7) years after its termination.

14.9.
For the purposes of this Section 14 “Representatives” shall mean employees, officers, agents, subcontractors, consultants, and/or any other person or entity acting on either Party’s behalf, individually or collectively and which shall be exposed to Confidential Information. For the avoidance of doubt, with respect to Teva, the Teva Representative shall be deemed a Representative for the purposes of the foregoing definition.

15.	Publication

15.1.	[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

15.2.	[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

15.3.	[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

16.	Independent Contractors

16.1.
It is expressly agreed that the Parties shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of such other Party.

16.2.
Cell Cure agrees that its employees, officers, agents, subcontractors, consultants, and/or any other person or entity acting on Cell Cure’s behalf, individually or collectively, shall be the sole responsibility of Cell Cure and shall not be considered at any time as Teva employees and shall not have any claims against Teva whatsoever.

17.	General Payment and Tax Provisions

17.1.
All amounts required to be paid pursuant to this Agreement are final and inclusive of all taxes and/or duties, of whatsoever nature, except for VAT which will be added, where applicable, to all payments to be made by Teva to Cell Cure against the appropriate tax invoices.

17.2.
If applicable laws require that taxes be withheld from any amounts due to Cell Cure under this Agreement, Teva shall (a) deduct these taxes from the remittable amount, (b) pay the taxes to the proper taxing authority, and (c) deliver to Cell Cure a statement including the amount of tax withheld and justification therefore, and such other information as may be necessary for tax credit purposes.  For the avoidance of doubt, any amounts due to Cell Cure under this Agreement shall be reduced by any withholding or similar taxes applicable to such payment, such that the actual maximum payment by Teva shall not exceed the amounts or the rates provided in this Agreement.

17.3.
All payments to be made hereunder shall be made by the due date for payment as provided herein, in US Dollars or in New Israeli Shekels, as converted from US Dollars as per the conversion rate existing in the US (as reported in the Wall Street Journal) last published prior to the actual date of payment.

17.1.
Teva shall be entitled to set-off from any amounts due to Cell Cure under this  Agreement, amounts not exceeding the amounts of any damage caused to Teva as a result of Cell Cure’s breach under this Agreement. For the avoidance of doubt, should Teva duly exercise the step-in rights extended to it by ESI and/or Hadasit under the side letters attached hereto as Annex E and Annex F, then should Teva choose not to terminate this Agreement, Teva shall have the right to set-off any amounts paid by Teva to ESI and/or Hadasit under any license(s) granted to it pursuant to such side letters, from any amount that may be due from Teva to Cell Cure hereunder.

18.	Assignment and Subcontracting

18.1.
Teva is permitted to assign its rights and obligations under this Agreement to its Affiliates either with respect to the entire Agreement or with respect to the rights and obligations related to any part of this Agreement and shall further be entitled to perform any and all of its rights hereunder either directly or through its Affiliates or subcontractors, provided that Teva shall remain liable to Cell Cure for the performance of all its obligations under this Agreement notwithstanding any such assignment.

18.2.
Cell Cure shall not, without the prior written consent of Teva, assign, charge or mortgage in any other manner all or any of its rights or obligations under this Agreement, except that Cell Cure may assign, pledge, mortgage, grant a security interest in, or otherwise encumber its rights to payments from Teva. Any assignment not in accordance with this Agreement shall be null and void. Notwithstanding the foregoing, Cell Cure may assign its rights and its obligations hereunder to any entity that acquires all or substantially all of its business and/or assets which are the subject of this Agreement, provided that such entity shall first undertake to Teva in writing to meet all undertakings and obligations of Cell Cure hereunder, and shall execute this Agreement and become a party hereto as if same had been the original signatory to this Agreement from the Effective Date hereof in place of Cell Cure.

19.	Amendments

No amendment of this Agreement shall be valid unless it is in writing and signed by, or on behalf of, each of the Parties.

20.	Severance

Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any applicable jurisdiction, the invalid or unenforceable part or provision shall, provided that it does not go the essence of this Agreement, be replaced with a revision which accomplishes, to the extent possible, the original commercial purpose of such part or provision in a valid and enforceable manner, and the balance of this Agreement shall remain in full force and effect and binding upon the Parties.

21.	Entire Agreement

This Agreement and its annexes constitute the entire agreement between the Parties with respect to its subject matter and supersede all prior agreements, arrangements, dealings or writings between the Parties.

22.	Waiver

No waiver of a breach or default hereunder shall be considered valid unless in writing and signed by the Party giving such waiver and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

23.	Further Assurances

Each Party agrees to execute, acknowledge and deliver such further documents and instruments and do any other acts, from time to time, as may be reasonably necessary, to effectuate the purposes of this Agreement.

24.	Third Parties

None of the provisions of this Agreement shall be enforceable by any person who is not a party to this Agreement. Notwithstanding the foregoing, the Cell Cure Indemnitees shall be treated as third party beneficiaries of this Agreement with full authority to enforce the terms of Section 11 hereof.

25.	Notices

Any notice, declaration or other communication required or authorized to be given by any Party under this Agreement to the other Party shall be in writing and shall be personally delivered, sent by facsimile transmission (with a copy by ordinary mail in either case) or dispatched by courier addressed to the other Party at the address stated below or such other address as shall be specified by the Parties by notice in accordance with the provisions of this Section 25.  Any notice shall operate and be deemed to have been served, if personally delivered, sent by fax or by courier on the next following business day.

Teva’s and Cell Cure’s addresses for the purposes of this Agreement shall be as follows:

If to Teva:

Teva Pharmaceutical Industries Ltd.
Innovative Ventures
Attention: Dr. Aharon Schwartz
16 Basel Street, Petah Tiqva 49131, Israel
Telephone:	972-3-9267277
Facsimile:	972-3-9267581

With a copy (that will not constitute notice) to:
Teva Pharmaceutical Industries Ltd.
Attention: General Counsel, Legal Department
5 Basel Street, Petah Tiqva 49131, Israel
Telephone:	972-3-926-7297
Facsimile:	972-3-926-7429

If to Cell Cure:

Cell Cure Neurosciences Ltd.
Kiryat Hadassah, PO Box 12247
Jerusalem 91121, Israel
Facsimile: + 972 2 642 9856
Attention: The Managing Director

With a copy (which will not constitute notice):

Baratz & Co.
Attorneys-at-Law & Notaries
1 Azrieli Center, Round Tower, 18th Floor
Tel Aviv 67021
Israel
Attention: Adv. Yael Baratz
Facsimile: +972 3 6960986

26.	Governing Law and Jurisdiction

This Agreement shall be governed by the laws of the state of Israel.  All actions, suits or proceedings arising out of or relating to this Agreement shall be heard and determined in a court sitting in Courts of Tel Aviv-Jaffa, Israel, and the Parties hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive any defense of an inconvenient forum to the maintenance of any such action or proceeding.

27.	Force Majeure

27.1.
If either Party is prevented from fulfilling its obligations under this Agreement by reason of any supervening event beyond its control (including but not limited to war, national emergency, flood, earthquake, strike or lockout the party unable to fulfill its obligations (the "Incapacitated Party") it shall immediately give notice of this to the other Party and shall do everything reasonably within its power to resume full performance of its obligations as soon as possible.

27.2.
Subject to compliance with the requirements of Section 27.1 the Incapacitated Party shall not be deemed to be in breach of its obligations under this Agreement during the period of incapacity in the circumstances referred to in Section 27.1 and the other Party shall continue to perform its obligations under this Agreement save only in so far as they are dependent on the prior performance by the Incapacitated Party of obligations which it cannot perform during the period of incapacity.

28.	Interpretation

The Parties have each had the opportunity to have this Agreement reviewed by an attorney; therefore, neither this Agreement nor any provision hereof shall be construed against the drafter of this Agreement.

29.	Counterparts

This Agreement may be executed in any number of counterparts (including counterparts transmitted by fax or by electronic mail in PDF format), each of which shall be deemed to be an original, but all of which taken together shall be deemed to constitute one and the same instrument.

[Intentionally left blank]

Signature page

Research and Exclusive Option Agreement

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representatives:

TEVA PHARMACEUTICAL INDUSTRIES LIMITED	CELL CURE NEUROSCIENCE LTD.
signature:	signature:

name:	name:

designation:	designation:

signature:	signature:

name:	name:

designation:	designation:

Date: ___________________ 2010	Date: _____________________ 2010

List of Annexes:

Annex A	ESI License Agreement
Annex B	Hadasit License Agreement
Annex C	Patents
Annex D	R&D Program
Annex E	Step-in Letter – ESI
Annex F	Step-in Letter – Hadasit
Annex G	Form of MTA
Annex H	Press Release
Annex I	Approval of HMO Ethics Committee

CELL CURE NEUROSCIENCES LTD.

AND

ES CELL INTERNATIONAL PTE LTD

___________________________

EXCLUSIVE LICENSE AGREEMENT
___________________________

Execution Copy

THIS EXCLUSIVE LICENSE AGREEMENT
is made effective on this 22 day of March 2006

BETWEEN:

CELL CURE NEUROSCIENCES LTD. a company incorporated under the laws of Israel, c/o Hadasit Medical Research Services and Development Ltd,, Kiryat Hadassah, PO Box 12000, Jerusalem 91120, Israel ("CELLCURE")

AND

ES CELL INTERNATIONAL PTE LTD, a company incorporated under the laws of Singapore, #05-06 Helios, 11 Biopolis Way, Singapore 138667 ("ESI")

RECITALS

I.	ESI is engaged in the development and commercialization of cell therapy applications based on cells derived from human embryonic stem cells, and is the owner of the Patent Rights and Technology.,

II.
CELLCURE has been established to undertake the development and commercialization of cell therapy applications for neurodegenerative diseases, based on cells derived from human embryonic stem cells, with its first target disease being Parkinson's disease.

III.	ESI wishes to enter into a commercial arrangement for the exploitation of the Patent Rights and Technology in the Field. ESI has chosen CELLCURE to be the vehicle for the same.

IV.
In recognition of the value of the right to exploit the same, HBL- Hadasit Bio-Holdings Ltd, of Kiryat Hadassah Jerusalem, Israel ("HBL") has agreed to inject or procure funds for injection into CELLCURE,,

V.
HBL and ESI have, under the terms of the Subscription Agreement, agreed to subscribe for shares in CELLCURE,, Under the terms of the Subscription Agreement, ESI will grant a license to CELLCURE on the terms herein.

VI.
Under the terms of the Subscription Agreement, HBL shall endeavor to procure financing for CELLCURE in two tranches, subject to and in consideration for which the "HBL 1st Issue Shares" and "HBL 2nd Issue Shares" as defined in the Subscription Agreement may belong to HBL. In view of the terms and conditions in connection with the HBL 1st Issue Shares and the HBL 2nd Issue shares and other terms and conditions of the Agreement, each of the grant and scope of the License will be subject to the fulfillment of certain conditions, the terms of which are set out herein.

VII.	In the event that certain conditions are not achieved within the allotted time, the Agreement will be terminated on the terms herein.

IT IS AGREED as follows.

Exclusive License Agreement - Execution Copy

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

The following definitions apply unless the context requires otherwise:

Affiliate with respect to a corporation, means a corporation which owns or controls, is owned or controlled by or is under common ownership with or control of the first-named corporation. For the purposes of this definition, the term "owns" as used with respect to any person means ownership (directly  or  indirectly)  of  at least fifty-one per cent (51%) of the outstanding voting securities of a corporation or a comparable  equity interest in a corporation (or such lesser percentage, being the maximum percentage of ownership allowed by law in a particular jurisdiction).

Agreement means this Exclusive Licence Agreement

Condition Subsequent  means,  upon  HBL's  failure  to meet  the HBL Objective within the HBL  Objective Period, the condition that, HBL achieves  at least  One Million US Dollars (USD 1,000,000) out of the HBL Objective within thirty six (36) months of the Completion Date.

Confidential Information means the confidential subject matter of Technology and (where still confidential) in connection with the Patent Rights together with any Intellectual Property Rights therein, business and financial information and other commercially valuable information in whatever form and of whatever description including   without   limitation   unpatented   inventions,   trade   secrets,   know-how, concepts, formulae, discoveries, improvements of or in the possession of the disclosing Party but excluding information which:

(a)
is or becomes published or otherwise part of the public domain other than by breach of the terms of this Agreement or breach of any confidentiality obligations owed to the disclosing party by any third party;

(b)
is  disclosed  to  the  receiving  Party  by  a  third  party,  provided  such information was not obtained by such third party directly or indirectly from the disclosing Party (as the case may be) or breach of any confidentiality obligations owed to the disclosing party by any third party;

(c)	prior to disclosure pursuant to this Agreement, was already in the possession of the receiving Party, provided such information was not obtained directly or indirectly from the disclosing Party;

(d)	is required by law or the rules of any relevant stock or securities exchange to be disclosed.

Completion (and, correspondingly, Completion Date) has the same meaning as in the Subscription Agreement.

Exclusive License Agreement - Execution Copy

ESI Subscription Shares has the same meaning as in the Subscription Agreement.

Exploit means to develop, manufacture, have manufactured, import, export, use, sell market, distribute and offer for sale and/or license a third party to do so and Exploitation will be similarly construed.,

Field means the development of and exploitation of hES derived neural cells solely for cell replacement therapy of neurodegenerative diseases in a human. And correspondingly, Restricted Field means, a sub-set of the Field, being the restricted field of development of and exploitation of hES derived neural cells solely for cell replacement therapy of Parkinson's disease in a human,.

Hadasit means Hadasit Medical Research Services and Development Ltd,

HBL means HBL - Hadasit Bio-Holdings Ltd.,

HBL 1st Issue Shares has the same meaning as in the Subscription Agreement,

HBL 2nd Issue Shares has the same meaning as in the Subscription Agreement.

HBL Objective has the same meaning as in the Subscription Agreement,

HBL Objective Period means the period of twenty four (24) months from the Completion Date.

Improvement means any invention (whether patentable or not) which is a derivative of the Patent Rights or Technology that is developed by, or in collaboration with, or on behalf of, CELLCURE.

Intellectual Property Rights means the statutory and other rights in respect of patents, utility models, designs, circuit layouts, mask rights, copyrights, confidential information, trade secrets, know-how, trade marks and all other rights in respect of intellectual and industrial property.

License means the grant of the rights and licenses granted to CELLCURE for use of the Technology and Patent Rights in the Field in Clause 2.1 of this Agreement. And correspondingly, Restricted License means, the grant of the rights and licenses granted to CELLCURE for use of the Technology arid Patent Rights in the Restricted Field arising in accordance with the terms of this Agreement The grants of the License and the Restricted License are set out in Clause 2 of this Agreement.

Licensed Product means a cellular product derived from the differentiation of human embryonic stem cells, the manufacture, import, use, sale or offer for sale of which falls within the scope of one or more subsisting and unexpired claims within the Patent Rights which has not been permanently revoked, held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

Exclusive License Agreement - Execution Copy

Milestones means the milestones described in Schedule 2.

Outfield Improvements means such Improvements as may have either (i) general applicability to ail fields within and outside of the Field or Restricted Field (as the case may be) or (ii) applicability only to fields outside of the Field or Restricted Field (as the case may be).

Parties means the parties to this Agreement and Party means any one of them.

Patent Rights means the patents and patent applications listed in Schedule 1 including:

(i)	corresponding applications and patents claiming priority from any one or more of those patents and patent applications filed in any country in the world;

(ii)	patents and any special protection certificates that issue on the applications listed in the Schedule or the patents and applications referred to in paragraph (I) above;

(iii)
divisions, continuations, continuations-in-part, reissues, re-examinations, registrations, divisional and substituted patents from the patents and patent applications listed in the Schedule or the patents and applications referred to in paragraph (i) above; and

(iv)	supplementary protection certificates or extensions to any of such patents or patent applications.

Progenitor Cells means ESI's HE cell lines as listed on the NIH stem cell registry.

Researchers means Monash University, National University of Singapore and Hadasit.

Registration Costs means in respect of the 2 patent applications listed in Schedule 1 as 1 and 3 and to their corresponding applications and any patents that issue thereon, all of the out-of-pocket fees, costs and expenses (including without limitation patent attorney and legal fees and expenses) incurred in the filing, prosecuting, registering and maintaining the Patent Rights after the Completion and includes without limitation all expenses incurred in making any amendment and in relation to any oppositions relating to such Patent Rights. In respect of the patent application listed in Schedule 1 as 2, its corresponding applications and any patents that issue thereon, as well as any future patent applications or patents that fail within the definition of Patent Rights, the following shall be taken into account as Registration Costs for purposes of this Agreement:

(a)	all of such fees, costs and expenses insofar as they relate solely to claims within the Field;

(b)	50% of such fees, costs and expense insofar as they relate to claims that have applicability both within and out of the Field.

Exclusive License Agreement - Execution Copy

Royalties means the royalties which form part of the consideration of the grant of the License (or Restricted License as the case may be), referred to in Clause 3.1 of this Agreement,

Shareholders Agreement means the Shareholders Agreement referred to and defined as such in the Subscription Agreement, duly executed by the relevant parties thereto, which comes into effect as such date as pursuant to the provisions of the Subscription Agreement;

Sub-License means a license where CELLCURE grants any sub-licence to a third party of any Patent Rights (whether combined or not with Improvements) and Intellectual Property Rights in the Technology (whether combined or not with Improvements).

Sub-License Revenue means all consideration, whether monetary or otherwise, received by CELLCURE arising from any Sub-License granted under the terms of this Agreement.

Subscription Agreement means the Subscription Agreement executed between ESI, CELLCURE and HBL dated November 20, 2005,

Subsequent Objective means, following HBL's achievement of the HBL Objective within the HBL Objective Period, a further objective to be attained by HBL and/or its sub-licensee, to earmark at least USD 1,000,000 towards research in the "Non-Parkinson's Field" (as defined in the Shareholder's Agreement at clause 3.4 within a further twelve (12) months following the expiration of the HBL Objective Period, Details of the Subsequent Objective are set out in the clause 3.4 of the Shareholder's Agreement.

Technology means any technology and know-how (whether patentable or not) having application within the Field including without limitation any of the inventions described or claimed in the Patent Rights with regard to human embryonic stem cells, in the possession of ESI, as at the Completion Date. A general description of the Technology currently in the possession of ESI is attached as Schedule 3 hereto. An updated Schedule 3, containing a general description of the Technology in the possession of ESI as at the Completion Date, shall be attached to this Agreement upon the Completion Date.

Term means the term of this Agreement determined in accordance with Clause 10,

Territory means the entire world.

1.2	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

(i)	The singular includes the plural and conversely plural includes the singular,

(ii)	A reference to gender includes all genders,

Exclusive License Agreement - Execution Copy

(iii)	If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(iv)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(v)	A reference to a Clause or Schedule is a reference to a clause of or a schedule to this Agreement.

(vi)
A reference to an agreement or document (including, without limitation, a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this Agreement or that other agreement or document.

(g)
A reference to a Party to this Agreement or another agreement or document includes the Party's successors, permitted substitutes and permitted assigns and, where applicable, the Party's legal personal representatives.

(viii)
A reference to legislation or to a provision of legislation includes a modification or re-enactment of, a legislative provision substituted for and a regulation or statutory instrument issued under such legislation or provision.

(ix)	A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing.

(x)
A reference to an agreement includes any undertaking, deed, agreement and legally enforceable arrangement, whether or not in writing, and a reference to a document includes an agreement (as so defined) in writing and any certificate, notice, instrument and document of any kind.

(xi)	A reference to dollars and $ is to the currency of the United States of America.

2.	LICENSE

2.1	Grant of License, Conversion into Restricted License & Early Termination

In consideration of the injection of the sum of USD3,000,000 payable by HBL under the Subscription Agreement for the HBL 1st Issue Shares, and subject to the terms of this Agreement including, without limitation, due and timely payment of the royalty fees herein , ESI shall grant to CELLCURE as of the Completion Date and for the Term of the Agreement, an exclusive license, solely within the Field, under the Patent Rights and the Technology to Exploit Licensed Product and to conduct research and development on and otherwise improve, modify, Exploit and commercialize the Technology in the Territory both by itself and in conjunction with and through third parties;

Exclusive License Agreement - Execution Copy

PROVIDED that where:

(a)
HBL fails to procure the HBL Objective in full (and not part thereof), then the scope of the License grant in Clause 2.1 shall automatically be reduced to a Restricted License and Clause 2,9 shall apply;

(b)
HBL succeeds in meeting the HBL Objective in full but the Subsequent Objective is not met, then the scope of the License grant in Clause 2.1 shall automatically be reduced to a Restricted License and Clause 2.9 shall apply;

(c)
HBL fails to procure the HBL Objective in full and also fails to achieve the Condition Subsequent, the License shall terminate . and the provisions of Clause 2.10 shall apply. For the avoidance of doubt, ESI's sole remedy under such circumstances will be to terminate this Agreement, as provided herein.

2.2	Specific Conditions of Grant - Improvements

Save for and to the extent that there are limitations by third party rights or applicable law imposed on specific Improvements, the Parties agree that:

(a)	CELLCURE will provide full and prompt disclosure to ESI of any Outfield Improvements;

(b)	CELLCURE is deemed to be the owner of all Improvements created by or for CELLCURE;

(c)
CELLCURE grants to ESI a non-exclusive license to use ail Outfield Improvements as and when these are created solely for the purposes of ESI conducting (by itself or in conjunction with a third party) internal research outside the Field (or Restricted Field as the case may be);

(d)
CELLCURE shall not Exploit, solicit, enter into any negotiations or make any offer to any third party to license the Outfield Improvements for Exploitation outside of the Field (or Restricted Field as the case may be) without first soliciting ESI and offering a license of such Outfield Improvements to ESI, the following rules applying:

(1)
CELLCURE shall notify ESI of its intention to Exploit, solicit, enter into any negotiations or make any offer to any third party to license the Outfield Improvements for Exploitation outside of the Field (or Restricted Field as the case may be), by giving notice in writing and inviting ESI to enter into negotiations for the terms of such a license;

(2)	ESI will have thirty (30) days to respond in writing to CELLCURE to such notice by written confirmation of its intention to proceed with such negotiations;

Exclusive License Agreement - Execution Copy

(3)	If ESI does not respond within the thirty (30) days, CELLCURE shall be free to proceed with the Exploitation, solicitation, negotiation or offer to third parties;

(4)
If ESI serves confirmation of its intention to proceed, the Parties will proceed to negotiate on a good faith best efforts basis to arrive at an agreement as to the terms of such a license consistent with industry standards;

(5)
If, in the event that no license is mutually agreed within three (3) months (or such other varied date as the Parties may mutually agree), CELLCURE shall be free to proceed with the Exploitation, solicitation, negotiation or offer to third parties in respect of the Outfield Improvement provided that CELLCURE may not offer or agree to any terms of license which are more favourable, in any material respect, to the licensee than the most favourable terms offered by CELLCURE to ESI. A full copy of the documents detailing particulars of such a license to a third party must be forwarded to ESI after execution of the same, subject to the confidentiality provisions of this Agreement.

2.3	Transfer and Ongoing provision of Technology

ESI shall transfer Technology in its possession to CELLCURE as of the Completion Date, either directly or through one or more of the Researchers, in a manner and as per a timetable to be agreed between the Parties. ESI shall keep CELLCURE currently apprised of new technology having application in the Field, throughout the Term of this Agreement.

2.4	Supply and Use of Progenitor Cells

ESI shall use commercially reasonable efforts to ensure that CELLCURE shall be given a reasonably timely and sufficient supply of Progenitor Cells and all ESI lines in reasonable quantities during the Term of this Agreement as may be requested by CELLCURE from time to time.

2.5	Warranties

ESI hereby warrants and undertakes to CELLCURE that:

(a)	it has the right and authority as the sole proprietors of the Patent Rights and the Technology, to grant to CELLCURE the rights under this Agreement;

Exclusive License Agreement - Execution Copy

(b)
none of the Patent Rights or the Technology are subject to any charge, lien, or other encumbrance other than a debenture to Biomedical Sciences Investment Fund Pte Ltd ("BMS1F") under which the consent of BMSIF is required to transfer ownership of any ESI Patent Rights and Technology to third parties which shall have been procured prior to the Completion date, as a condition to Completion;

(c)
ESI is not a party to any technology transfer, exclusive license or other agreement or subject to any duty, obligation or restraint which restricts the free use or disclosure of any of the Intellectual Property Rights and Confidential Information in relation to the Patent Rights or Technology for the Field (or Restricted Field as the case may be) in accordance with the terms of this Agreement;

(d)	It has not and will not for the Term of this Agreement, license the Patent Rights or the Technology in the Field (or Restricted Field as the case may be);
(e)
It has not and will not grant the Researchers or any of them the right to Exploit or otherwise use or commercialize the Technology or the results of any academic research that they may conduct on the Technology, in the Field (or Restricted Field as the case may be);

(f)	For as long as this Agreement is in force and effect, it shall refrain from Exploiting the Patent Rights and the Technology in the Field (or Restricted Field as the case may be).

2.6	Acknowledgment and Warranties by CELLCURE

(a)
To the fullest extent permitted by law, CELLCURE acknowledges that ESI makes no warranties or representations in any form whatsoever, whether express, implied or statutory, including but not limited to warranties as to the satisfactory quality, acceptable quality merchantability or suitability for any particular purpose in connection with the Patent Rights or Technology, or the Exploitation of the Licensed Product or Patent Rights, or the non-infringement of any third party's rights, or the validity of any of the Patent Rights.

(b)
CELLCURE represents and warrants that the performance of all its obligations pursuant to this Agreement shall not conflict with any of its obligations pursuant to the provisions of any other agreement in effect between it and any person.

(c)
CELLCURE represents, warrants and covenants that it will use the Progenitor Cells provided to it pursuant to Clause 2,4 above for its own research purposes only and will not transfer the same to third parties. Moreover, CELLCURE shall not manufacture commercial products using the Progenitor Cells or offer such Progenitor Cells for commercial sale.

(d)
CELLCURE, with the assistance of HBL, shall use all reasonable commercial efforts to raise sufficient funds to carry out its business plan, including, without limitation, by applying to join the "Genesis Consortium" sponsored by the Office of Chief Scientist of the Israeli Ministry of Industry, Trade and Labor, if appropriate.

2.7	Right to Sub-license

(a)	CELLCURE may sub-license the rights granted under Clause 2.1 to anyone or more third parties in the Field (or Restricted Field as the case may be) provided that:

Exclusive License Agreement - Execution Copy

(i)
CELLCURE informs ESI of all such sub-licences; and will provide ESI as soon as reasonably possible after the grant of such sublicence a certified copy of such sub-licence subject to the confidentiality provisions of this Agreement;

(ii)
CELLCURE will undertake that any party to whom a sub-licence is granted pursuant to this Clause 2.7 will enter into an agreement with CELLCURE on terms which are consistent with the terms of this Agreement;

(iii)
upon the early termination of this Agreement, all sub-licenses granted to any sub-licensee pursuant to this Clause 2.7 will be automatically assigned to ESI so that such sub-license shall become a direct license between ESI and the sub-licensee.

(iv)	all sub-licences must state the full particulars of any consideration exchanged by CELLCURE and the sub-licensees;

(v)	any Sub-License Revenues paid by the sub-licensee shall be reflect the true and reasonable reflection of the commercial value of the sub-licence; and

(vi)	all sub-licences must provide the right to novate the same to ESI with the substitution of ESI for CELLCURE, as may be required by Clauses 2.9, 2.10 or 10.2(c).

(b)
For the avoidance of doubt, CELLCURE will procure that any person to whom a sub-licence is granted pursuant to this Clause 2.7 will be bound substantially by the terms and conditions of this Agreement governing the use of the Technology and Patent Rights, the scope of the license and confidentiality, except for payment obligations. CELLCURE will be liable to ESI for any failure of a sub-licensed person to perform the obligations ascribed to CELLCURE under this Agreement. Any such failure will be taken to be a failure of CELLCURE to perform the obligations ascribed to CELLCURE under this Agreement.

2.8	Exclusivity of the Licence

ESI agrees to refrain from granting any licence in the Field (or Restricted Field as the case may be) to any third party under new technology or cell lines that may be developed or obtained by ESI at any time during the Term.

2.9	Partial Claw-Back Provision

Where pursuant to Clause 2.1 (a) and (b), the License converts to a Restricted License and save for and to the extent that there are limitations by third party rights or applicable law imposed on specific Outfield Improvements:

(a)
CELLCURE shall, within seven (7) days of the date that triggers such conversion, make full disclosure to ESI of all Outfield Improvements which have not been disclosed to such date pursuant to Clause 2.2(a) and license such Outfield Improvements for utilization solely outside of the Restricted Field back to ESI for nominal consideration of N1S1.00. Such license to ESI shall be exclusive, irrevocable, perpetual, royalty-free, worldwide, assignable by ESI, with a right by ESI to grant sub-licenses, solely outside of the Restricted Field.

Exclusive License Agreement - Execution Copy

(b)
undertake to do all things as may reasonably be required (including the execution of any further documents or take any reasonable steps) as may be required by relevant legislation, regulations or registration authorities to effect the license in Clause 2.9(a);

(c)
procure novations for all rights and interests in the sub-licenses executed in respect of applications save for those (and only for such component of those) within the Restricted Field forthwith (without assignment of liabilities of CELLCURE that may have accrued under the same), and in event of non- feasibility of the same, terminate such sub-licenses forthwith without liability to ESI.

(d)	indemnify ESI for any liabilities of CELLCURE that may have accrued prior to the novation of the relevant licenses in Clause 2.9(c).

2.10	Full Claw-Back Provision

Where pursuant to Clause 2 .1(c), where HBL fails to procure the HBL Objective in full (as opposed to failure to procure part thereof) and also fails to attain the Condition Subsequent, CELLCURE shall, save for and to the extent that there are limitations by third party rights or applicable law imposed on specific Improvements:

(a)
within seven (7) days of the date of the expiry of the relevant thirty six (36) month period, make full disclosure to ESI of all Improvements to date and license such Improvements back to ESI for nominal consideration of N1S1.00. Such license to ESI shall be exclusive, irrevocable, perpetual, royalty-free, worldwide, assignable by ESI, with a right by ESI to grant sub-licenses;

(b)
undertake to do all things as may be required (include the execution of any further documents or take any reasonable steps) as may be required by relevant legislation, regulations or registration authorities to effect the license in Clause 2.10(a);

(c)
procure novations for all rights and interests in the sub-licenses executed forthwith (without assignment of liabilities of CELLCURE that may have accrued under the same), and in event of non-feasibility of the same, terminate such sub-licenses forthwith without liability to ESI;

(d)	indemnify ESI for any liabilities that may have accrued prior to the novation of the relevant licenses in Clause 2.10(c); and

(e)	This Agreement shall be terminated, and the relevant provisions in Clause 10 will apply.

Exclusive License Agreement - Execution Copy

3.	ROYALTIES & FINANCIAL PROVISIONS

3.1	Royalty Payments to ESI

(a)	During the Term of this Agreement, CELLCURE will pay to ESI the following royalties ("Royalties") namely, the sum equal to 10.75% of Sub License Revenue received by CELLCURE.

(b)
The payments due by CELLCURE to ESI pursuant to this Clause 3.1(a) will be made to ESI within thirty (30) days of the end of each calendar quarter, and each such payment will be accompanied by a written report signed by an appropriately authorised employee of CELLCURE and in a form reasonably satisfactory to ESI containing the calculation of the payment due to ESI for the relevant calendar quarter.

3.2	Registration Costs

All Registration Costs, up to a cumulative total of Two Hundred and Fifty Thousand US Dollars (USD250,000) within the first thirty-six (36) months of the Completion Date, and all Registration Costs thereafter will be borne by CELLCURE, although it is understood that responsibility for managing and prosecuting the Patent Applications to grant and ongoing maintenance thereof will be ESl's.

3.3	Records

CELLCURE will keep, and will cause any person to whom it has granted a sublicence pursuant to Clause 2.7 to keep for a minimum of seven (7) years complete records of all matters which are relevant for determining the Royalties which are to be paid to ESI pursuant to this Agreement and will allow the authorised representatives of ESI access at any time to examine and make copies of such records,, Further, upon being given ten (10) or more days written notice by ESI, CELLCURE shall, until the end of the 7th year, make such records available for inspection at its premises at all reasonable times during business hours not more than twice in any calendar year by an independent auditor appointed by ESI for the purpose of verifying the accuracy of any statement or report given by CELLCURE to ESI and/or the amount of payments due. Any such auditor making such inspection shall be entitled to take copies or extracts from the records and books of account of CELLCURE. Prior to allowing access to such auditor, the auditor shall agree to keep confidential any information which it may acquire in the exercise of its duties under this clause with the exception of information which was already lawfully known to him/her, or which it is required to disclose by law, or which is in or enters the public domain otherwise than by any default of the auditor. Any such audit shall be performed at ESl's expense; provided, that the cost of such audit shall be paid by CELLCURE if such audit reveals a breach of the license terms by CELLCURE.

3.4	Default Interest

If CELLCURE fails to make any payment due pursuant to this Agreement by the due date, then it will pay ESI interest on the amount due from the date payment fell due until the amount is paid at the rate of LIBOR +3%, compounded on an annual basis.

Exclusive License Agreement - Execution Copy

3.5	Withholding Taxes

If CELLCURE is required to pay withholding tax on any payments to be made under the terms of this Agreement, ESI shall bear all of such withholding taxes and CELLCURE shall deduct such taxes from payments due to ESI and forward the balance to ESI without any obligation to gross up such payment or pay ESI the amount so withheld. CELLCURE will provide ESI with documentary evidence that such tax has been paid to an appropriate authority to enable ESI to obtain the credit for such tax payment in its country of incorporation.

3.6	Method of Payment

All payments due by CELLCURE pursuant to this Agreement will be:

(a)	net payments and no deductions will be made except in respect of withholding tax in accordance with Clause 3.5;

(b)	made by bank draft or wire transfer;

(c)	non-refundable; and

(d)	payable in the currency of the United States of America and paid into such accounts not less than seven (7) days following the due date as ESI will direct in writing.

4	INTELLECTUAL PROPERTY

4.1	Infringement by Third Parties

(a)
A Party will promptly notify the other Party in writing of any alleged or threatened infringement within the Field (or Restricted Field as the case may be) of any patent included within the Patent Rights of which such Party becomes aware. Insofar as CELLCURE enjoys an exclusive licence in the relevant jurisdiction, CELLCURE will have the right to bring and control any action or proceeding with respect to such alleged or threatened infringement within the Field (or Restricted Field as the case may be) ("Proceeding") at its own expense and represented by legal advisers of its own choice.

(b)
In the event CELLCURE brings a Proceeding, ESI will co-operate fully with CELLCURE including, if required, undertaking any action or agreeing to be joined as a party to such Proceeding, the costs of which will be at CELLCURE'S expense, provided that:

(i)	ESI will retain the right to be represented by legal advisers of its own choice at ESl'S expense;

(ii)	CELLCURE will keep ESI fully informed of the status of such Proceeding on a weekly basis or, as reasonably requested by ESI, from time to time.

(c)
In the event CELLCURE commences a Proceeding, ESI will be entitled to ten and three quarters of a percent (10.75%) of any recovery realised as a result of such Proceeding after reimbursement of any and all litigation expenses and reasonable costs of CELLCURE,

(d)
In the event ESI notifies CELLCURE in writing of any infringement referred to in Clause 4.1(a) and CELLCURE fails to commence a Proceeding within ninety days of being notified by ESI, ESI may commence a Proceeding at its own expense and may be represented by legal advisers of its own choice. In the event ESI brings a Proceeding, CELLCURE will provide all reasonable assistance to ESI in relation to such Proceeding and on the terms as set out in Clause 4.1 (b) as if CELLCURE were ESI and ESI were CELLCURE.

(e)	In the event ESI brings a Proceeding pursuant to Clause 4.1(d), ESI will be entitled to any recovery realised as a result of such Proceeding.

4.2	Infringement of Third Party Rights

Each Party will promptly notify the other Party in writing in the event that any allegation of infringement of any third party patent is raised by reason of the exercise by CELLCURE or any of its sub-licensees of any rights pursuant to Clauses 2.1 and 27 ("Alleged Third Patty Patent Rights"). In the event that such an action is brought by a third party, CELLCURE, or any sub-licensee of CELLCURE, as determined by CELLCURE, will have the right to control any defence of any such action at its own expense and represented by legal advisers of its own choice and ESI will have the right, at its own expense, to be represented in any such action by legal advisers of its own choice. In the event of any infringement or alleged infringement of any Alleged Third Party Patent Rights, both Parties will co-operate in good faith including any sub-licensee of CELLCURE (as the case may be) on a reasonable basis to negotiate and settle any dispute with a third party in relation to such infringement or alleged infringement of any Alleged Third Party Patent Rights and otherwise resolve any such infringement or alleged infringement and secure CELLCURE'S continued rights to the Alleged Third Party Patent Rights, if necessary or desirable.

4.3	Co-operation in Connection with Infringement Disputes

Without prejudice to Clause 4.1, in any suit or dispute involving infringement or alleged infringement within the Field by a third party of a patent included within the Patent Rights, or infringement or alleged infringement by CELLCURE of any Alleged Third Party Patent Rights, the Parties will co-operate fully and, upon the request and at the expense of CELLCURE, ESI will make available to CELLCURE at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens and the like which are in its possession or control and provide CELLCURE with reasonable assistance in the conduct of any proceedings in relation to any such suit or dispute.

Exclusive License Agreement - Execution Copy

4.4	Prosecution and Maintenance of Patent Rights

ESI shall provide CELLCURE reasonable opportunity to review and discuss with ESI prosecution strategy in respect of the Patent Rights from time to time during the Term hereof and consult with CELLCURE on the content of patent filings with respect to Improvements developed during the Term.

ESI undertakes to notify CELLCURE in writing, prior to the date prescribed by the relevant patent office or by applicable law for the taking of action with respect to the prosecution and/or maintenance of each of the Patent Rights (ESI hereby agreeing to irrevocably instruct its patent attorneys to notify CELLCURE of such event), if it does not desire to support the continued prosecution or appeals or maintenance of any of the Patent Rights. In the event ESI declines to pursue the filing, prosecution or maintenance of any of the Patent Rights, CELLCURE may, at its own expense, continue to prosecute or maintain such Patent Rights. For the avoidance of doubt, it is hereby clarified that should CELLCURE assume control over, and the expense of, filing, prosecution and maintenance of such Patent Right(s) as aforesaid, then (i) at any time thereafter CELLCURE may, in its sole and absolute discretion, cease the filing, prosecution and maintenance of such Patent Rights, upon prior written notice to ESI, and ESI shall not have any claim against CELLCURE in such regard; (ii) ESI shall assign to CELLCURE its right to receive payments from other ESI sub-licensees (if any) in respect of such Patent Right(s).

5.	GENERAL OBLIGATIONS OF CELLCURE

5.1	Diligence

CELLCURE will use commercially reasonable endeavours to develop and commercialise Licensed Products within the time frame shown by the Milestones. For the avoidance of doubt, if CELLCURE has not met the Milestones by the date set forth it will be deemed not to have used commercially reasonable efforts, unless otherwise determined pursuant to Clause 10.3(a)(iii).

5.2	Reporting

CELLCURE will submit a written report to ESI, which report will include general details of the progress of the scientific and development activities undertaken or implemented by CELLCURE, within ten (10) days of the conclusion of each successive period of six (6) calendar months for the Term of this Agreement and provide such other information in relation thereto as reasonably requested by ESI from time to time upon reasonable notice to CELLCURE.

6.	CONFIDENTIALITY

6.1	Obligations

Except as otherwise provided in this Clause 6, during the Term of this Agreement, and over a period of two (2) years thereafter, both CELLCURE and ESI will maintain in confidence and use only for the purposes of this Agreement Confidential Information, including, inter alia, data resulting from or related to the development of Licensed Product and the development and use of the Patent Rights and the Technology in the Field pursuant to this Agreement.

6.2	Permitted Disclosures

To the extent it is reasonably necessary to fulfil its obligations or exercise its rights pursuant to this Agreement, either Party may disclose Confidential Information it is otherwise obligated pursuant to this Clause 6 not to disclose to an Affiliate, a sub-licensee or a potential sub-licensee (with whom that Party has conducted substantive bona fide negotiations) of the Patent Rights and Technology on a need-to- know basis on condition that such person or persons (as the case may be) agree to keep the Confidential Information confidential for the same time periods and to the same extent as that Party is required to keep the Confidential Information confidential. Either Party may also disclose Confidential Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain a patent or authorisation to conduct a clinical trial with or to commercially market any Licensed Product, provided that such disclosures are kept confidential and limited only to the scope and extent necessary for the purpose.

6.3	Terms of this Agreement

Save for where ESI or HBL wishes to disclose the financial aspects or terms only of this Agreement for the purposes of fund raising or any retail offering of investments (in which case no prior written consent of the other Party is needed), CELLCURE and ESI agree not to disclose any financial terms or conditions of this Agreement to any third party without the prior written consent of the other, except as required by applicable law or to persons with whom CELLCURE or ESI (as the case may be) has entered into or proposes to enter into a business relationship provided that third party is bound by confidentiality obligations. Notwithstanding the foregoing:

(a)
Either Party will be permitted to disclose the material financial terms of this Agreement to any potential acquirer, merger partner or other bona fide potential strategic partner of such Party provided that any such potential acquirer, merger, partner or other bona fide strategic partner is bound by confidentiality obligations consistent with this Agreement and further provided that the other Party is advised of the existence and the identity of such potential acquirer, merger partner or other bona fide strategic partner and the nature of the disclosure to be made prior to such disclosure being made to the extent it is permitted to do so; and

(b)
CELLCURE and ESI will be permitted to disclose the terms or conditions of this Agreement in accordance with the requirements of the rules of any stock exchange or securities body without the prior written consent of the other but only to the extent required by such rules.

Exclusive License Agreement - Execution Copy

6.4	Public Comment

Without prejudice to the other terms of this Clause 6, neither Party will make any public comment either verbally or in writing concerning or arising from this Agreement without first providing the other Party with seventy-two (72) working hours to review, and provide its approval for such announcement, which approval shall not be unreasonably withheld, and further provided that if no comments are provided within seventy-two (72) working hours the announcement will be deemed to be approved. Each Party will be permitted, however, to make any public comment which is required accordance with the rules of any stock exchange or securities body without the prior written consent of the other Party but only to the extent required by such rules.

7	LIMITATION OF LIABILITY AND INDEMNITY

(a)
To the extent permitted by law, ESI and any of its servants, agents, sub-contractors or nominees are not liable for any liabilities, losses, damages, charges, claims, actions, costs and expenses suffered or incurred by CELLCURE arising out of or in connection with this Agreement, except as they arise as a result of ESI's breach of this Agreement, gross negligence or wilful misconduct.

(b)
CELLCURE Indemnifies and releases and will keep indemnified and released and agrees to defend ESI and any of its servants, agents, sub-contractors or nominees against all liabilities, losses, damages, charges, claims, actions, costs and expenses (including without limitation legal fees calculated on a solicitor/client basis) of any kind whatsoever suffered or incurred by any of them as a result of or in connection with CELLCURE'S exercise of the License or the Restricted License granted pursuant to Clause 2 or sub-licences granted pursuant to Clause 2.7 or by reason of any defect or deficiency in a Licensed Product, except as they arise as a result of ESI's breach of this Agreement, gross negligence or wilful misconduct.

8	INSURANCE

CELLCURE, at its own cost, shall insure itself with adequate liability insurance, against all perils which can reasonably be foreseen in connection with clinical trials and other tests in connection with the development, sale and use of Licensed Product. At ESI's request, CELLCURE shall cause ESI to be a named insured under any and all such policies. CELLCURE shall furnish ESI with copies of all such policies and evidence of the continuation thereof in force, throughout the Term.

9	FORCE MAJEURE

(a)
Each Party shall be relieved of its obligations under this Agreement to the extent that fulfillment of such obligations shall be prevented by strikes, embargoes, riots, fires, floods, hurricanes, windstorms, acts or defaults of common carriers, governmental laws, acts or regulations, contamination, shortages of materials or any other occurrence (except for war), whether or not similar to the foregoing, beyond the reasonable control of the Party whose performance is affected thereby.

Exclusive License Agreement - Execution Copy

(b)
if any Party is prevented from fulfilling its obligations under this Agreement by reason of a circumstance covered by this Clause 9, the Party unable to fulfill its obligations shall, upon the occurrence of any such circumstance, promptly notify the other Party of such circumstance and of the likely duration thereof, use its reasonable commercial efforts to alleviate each circumstance and promptly continue performance hereunder upon the cessation of such circumstance.

10	TERM AND EARLY TERMINATION

10.1	Term

Unless terminated earlier pursuant to this Agreement, this Agreement will continue on a worldwide basis until:

(a)	the date which is the date of expiration of the last to expire (being the lawful expiration or extinction) of any Intellectual Property Rights in the Patent Rights; or

(b)	early termination as provided for in Clause 2.10 or 10.3(a); or

(c)	upon the termination or nullification of the Subscription Agreement and the Shareholders Agreement, due to a failure to attain Completion;

(d)	CELLCURE ceases the business related to the Field (or the Restricted Field as the case may be);

Whichever is earlier.

10.2	Effect of Termination

(a)
If this Agreement is duly terminated by ESI under Clause 10.1(d) or 10.3(a) below, the Licences granted pursuant to this Agreement will immediately cease and CELLCURE will cease to make any use of the Patent Rights and Technology and all Improvements shall be treated in the same manner as in a full claw-back as provided for in Clause 2.10.

(b)
If this Agreement expires by reason of the passage of time as provided in Clause 10.1(a), CELLCURE shall thereafter be free to grant sub-licenses, Exploit Licensed Products and to utilize the Technology in the Field, without being liable to pay license fees, royalties, sub-licensing fees or any form of consideration to ESI.

(c)	Without prejudice to any other terms of this Agreement, CELLCURE will pay to ESI any outstanding amounts owing to ESI that would have been due and payable and the provisions.

Exclusive License Agreement - Execution Copy

10.3	Early Termination

(a)	in addition to any rights it may have under this Agreement, ESI may terminate this Agreement with immediate effect upon the occurrence of any of the following:

(i)	upon or after the bankruptcy, insolvency, dissolution, liquidation or winding up of CELLCURE (other than dissolution or winding up for the purposes of a solvent reconstruction or amalgamation);

(ii)
upon or after the breach of any material provision of this Agreement by CELLCURE, if CELLCURE has not remedied the breach within thirty (30) days after written notice by ESI, or in the case of delinquent payments of Royalties, within forty-five (45) days after written notice by ESI; or

(iii)
any of the Milestones are not met by the specified dates (in which case, however, ESI's sole remedy will be to terminate this Agreement; it being understood and agreed, however, that if the failure of CELLCURE to meet any Milestone by the specified date is attributable solely to circumstances beyond its control, and provided that CELLCURE exerted its best efforts to meet such Milestone, then such failure shall not be deemed a failure by CELLCURE to meet a Milestone for purposes of this Clause 10.3(a)(iii))

(b)	If this Agreement is duly terminated under Clause 10.1(d), or 10.3(a) above CELLCURE will immediately:

(i)
supply to ESI all documents, reports, notes, memoranda, computer media or other materials (and any copies thereof In any form) which record, contain or relate in any way to the Technology and Patent Rights and which were provided to or obtained by CELLCURE or prepared or made by or for or on behalf of CELLCURE;

(ii)	return the Confidential Information (and any copies thereof in any form) of ESI;

(iii)	cease to make use of Confidential Information;

(iv)	return or destroy Progenitor Cells provided to CELLCURE pursuant to Clause 2.4 above, as instructed by ESI in writing,

and will confirm in writing to ESI promptly when it has complied with these obligations.

(c)
CELLCURE acknowledges that in respect of materials supplied in Clause 10.3 (b) arising from human clinical trials of Licensed Products that ESI will be entitled to utilise such materials for regulatory submissions seeking marketing approval of Licensed Products in the Field, without the consent of CELLCURE. For the avoidance of doubt CELLCURE acknowledge that ESI can utilise any other material supplied pursuant to Clause 10.3(b) for regulatory submission purposes.

Exclusive License Agreement - Execution Copy

(d)	In addition to any rights it may have under this Agreement, CELLCURE may terminate the Agreement with immediate effect upon the occurrence of any of the following:

(i)	upon or after the winding up of ESI (other than a winding up for the purposes of a solvent reconstruction or amalgamation);

(ii)	upon or after the breach of any material provision of this Agreement by ESI, if ESI has not remedied the breach within thirty (30) days after written notice by CELLCURE,

10.4	Survival of Accrued Obligations and certain Provisions of this Agreement

(a)	Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination.

(b)	Clauses 2.7(a)(iii), 6, 7, 10.2, 10.3, this 10.4, 11, 12, 14, 16, 18, 19, 20 and 21 hereof shall survive the termination of this Agreement for any reason.

11	RESOLUTION OF DISPUTES

11.1	Suspension of Agreement

Notwithstanding anything to the contrary in Clause 10.2 or Clause 10.3 of this Agreement, to the extent that a party (the "Respondent") reasonably and in good faith disagrees with any assertion by the other party (the "Claimant") that there has been a material breach or material default of this Agreement by Respondent, its Affiliates or, in the case of CELLCURE, a sub-licensee, and Respondent provides written notice to Claimant of its disagreement and the basis for its belief (a "Rebuttal Notice") within fifteen (15) days after Respondent receives notice from Claimant of a breach, this Agreement will remain in effect and any termination of this Agreement hereunder will be suspended pending resolution of such disagreement between the Parties as provided in this Section 11, The Parties will attempt to resolve such disagreement as expeditiously as possible and Respondent will continue to comply with the provisions of this Agreement, to the extent that they are not the subject of the disagreement between the Parties.

11.2	Initial Dispute Resolution Efforts

The Parties shall attempt to resolve any dispute, controversy, or claim arising out of, or in connection with, this Agreement amicably and promptly by negotiations between executives who have authority to settle the controversy. Within seven (7) days after delivery of a Rebuttal Notice, executives of the Parties shall agree to meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. If the matter has not been resolved within thirty (30) days of the Rebuttal Notice, either Party may, by further notice (a "Dispute Escalation Notice") to the other Party, refer the matter to the respective Chief Executive Officers of the Parties. Such officers shall negotiate in good faith to resolve the matter in an amicable manner within thirty (30) days of the Dispute Escalation Notice, In the event the matter is not resolved within such thirty (30) days, either Party may initiate arbitration of the dispute as provided for in Clause 11.3 below.

Exclusive License Agreement - Execution Copy

11.3	Arbitration

In the event that compliance with Clauses 11.1 and 11.2 fails to resolve such dispute within the time frames set out therein, such dispute shall be referred to and finally resolved by arbitration in Singapore in accordance with the Rules of Singapore International Arbitration Centre for the time being in force which rules are deemed to be incorporated by reference into this clause. A tribunal shall consist of a single arbitrator to be appointed by the agreement of the Parties, and failing such agreement, in accordance with the said Rules. The language of the arbitration shall be English. The Parties hereto undertake to keep the arbitration proceedings and all information, pleadings, documents, evidence and all matters relating thereto confidential.

12.	NOTICES

Any notice, demand, consent or other communication, including, without limitation, a Rebuttal Notice and a Dispute Escalation Notice (each, a "Notice") given or made under this Agreement:

(a)	must be in writing and signed by a person duly authorised by the sender;

(b)
must either be delivered to the intended recipient by prepaid post (if posted to an address in another country, by airmail) or by hand or overnight carrier to the address or fax number below or the address last notified by the intended recipient to the sender:

(i)	to CELLCURE:
c/o Hadasit Medical Research Services and Development Ltd.
Kiryat Hadassah, PO Box 12000
Jerusalem 91120, Israel
Fax: + 972 2 643 7712
Attn: The Managing Director

with a copy (which will not constitute notice):
Baratz, Horn & Co .
1 Azrieli Center
Round Tower, 18th Floor
Tel-Aviv 67021, Israel
Fax: +972-3-6960986
Attn: Yael Baratz

Exclusive License Agreement - Execution Copy

(ii)	to ESI:
#05-06 Helios,
11 BiopolisWay,
Singapore 138667
Attn: The Managing Director
Attn: The Managing

(c)	wiil be taken to be duly given or made:

(i)	in the case of delivery in person, when delivered;

(ii)
in the case of delivery by post, or overnight carrier five days after the date of posting (if posted to an address in the same country) or fourteen days after the date of posting (if posted to an address in another country); and

(iii)
in the case of fax, on receipt by the sender of a transmission control report from the despatching machine showing the relevant number of pages and the correct destination fax machine number or name of recipient and indicating that the transmission has been made without error, but if the result is that a Notice would be taken to be given or made on a day that is not a business day in the place to which the Notice is sent or is later than 4:00pm (local time) it will be taken to have been duly given or made at the commencement of business on the next business day in that place.

13.	AMENDMENT

No amendment or variation of this Agreement is valid or binding on a Party unless made in writing executed by both Parties.

14.	ASSIGNMENT

14.1	No Assignment Without Consent

Subject to Clause 14.2 neither Party may assign or otherwise transfer this Agreement or any of its rights or obligations herein without the prior written consent of the other Party, which consent wiil not be unreasonably withheld, save that this will be without prejudice to the right of CELLCURE to grant sub-licenses and to contract with third party subcontractors in connection with clinical research organisations or contract production with respect to the development and manufacture of Licensed Products.

14.2	Permitted Assignments

Notwithstanding Clause 14.1, any Party may assign this Agreement:

(i)
without the prior written consent of the other Party in connection with the sale of all or substantially all of the assets or equity of that Party, provided that such acquirer undertakes in writing to be bound by all the terms and conditions in this Agreement and the other Party is notified within ten (10) days of such assignment taking place; and

Exclusive License Agreement - Execution Copy

(ii)	Either Party may assign this Agreement to an Affiliate provided that such Affiliate undertakes to be bound by the terms and conditions of this Agreement.

15.	FURTHER ASSURANCES

Each Party agrees to do all things and execute all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the provisions of this Agreement and the transactions contemplated by it.

16.	RELATIONSHIP OF THE PARTIES

This Agreement does not set up or create an employer/employee relationship, agency, partnership of any kind, an association or trust between the Parties, each Party being individually responsible only for its obligations as set out in this Agreement and in addition the Parties agree that their relationship is one of independent contractors, CELLCURE is not authorised or empowered to act as agent on behalf of ESI and will not on behalf of ESI enter into any contract, warranty or representation as to any matter. ESI will not be bound by the acts or conduct of CELLCURE.

17.	COSTS

Except as provided in the Subscription Agreement, each Party will bear its own costs arising out of the negotiation, preparation and execution of this Agreement.

18.	GOVERNING LAW AND JURISDICTION

This Agreement is governed by the laws of Singapore. The Parties submit to the exclusive jurisdiction of the Singapore courts and courts of appeal therefrom in connection with all matters concerning this Agreement.

19.	SEVERABILITY

Any part of this Agreement is severable and if a court determines that a part of this Agreement is unenforceable, illegal or void then the court may sever that part without affecting the validity of the other parts of this Agreement.

20.	WAIVER

No failure to exercise or delay in exercising any right, power or remedy by a Party will operate as a waiver nor will any single or partial exercise of any right, power or remedy preclude any other or further exercise of that right, power or remedy.

21.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Parties in relation to the subject matter of this Agreement and supersedes ail prior oral and written communications, understandings, arrangements and agreements relating to the subject matter of this Agreement.

Exclusive License Agreement - Execution Copy

22.	COUNTERPARTS

This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

[The remainder of this page has intentionally been left blank]

Exclusive License Agreement - Execution Copy

SCHEDULE 1
Patent Appficatlons

S.No	Category	Title	Country	Appin./ Pat. #	Status
	Neural differentiation	Embryonic stem cells and neural progenitor cells derived therefrom	PCT	PCT/AU 01/00278	Entered National phase
1			Australia	779694	Registered
2	divisional		Australia	2005200148	Not examined
3			Canada	2403000	Examination requested
4			Japan	2001-567299
5			Israel	151170	Awaiting examination report
6			Europe	01911277.0	In abeyance
7			Singapore	90819	Registered
8			USA	09/808382	Examiner interview taken place on 28 Feb 2006
9	continuation		USA	11/049830	Filed
10	CIP	Embryonic stem cells and neural progenitor cells derived therefrom (inciudes transplantation of NPCs)	Australia	2002301347	Not Examined
11			Canada	2406610	To request Examination
12			Japan	2002-292682	Awaiting examination
13			Israel	152106	Awaiting Examination report
14			Europe	02256974.3	Restriction made
15			Singapore	200206039-0	Search & Examination
16			USA	7011828	Patent Granted
17	continuation		USA	11/238574	Filed

Exclusive License Agreement - Execution Copy

	BMP modulation	Method of confrolling differentiation of embryonic stern cells by culturing ES cells in the presence of, (Noggin)	PCT	PCT/AU01/0073 5	National Phase
18			Australia	2001265704	Response to first report filed
19			Canada	2411914	Awaiting Examination
20			Japan	2001-504612	Examn request due
21			Israel	153095	Awaiting Examination
22			Europe	01942909	Awaiting Examination
23			Singapore	93380	Registered
24			USA	09/885679	Met with examiner, May 2005,, Request forContd,, Examination
	Dopaminergic neurons	Stem cells	PCT	PCT/AU03/0070 4	National Phase
25			Australia	2003229132	Not examined
26			Canada	2488429	Examination request due
27			Europe	03724662.6	Awaiting Examination
28			U.K.	0428149.9	Awaiting Examiner's response
29			Singapore	108144	Registered
30			USA	11/005518	Restriction made, Await Exam report

Exclusive License Agreement - Execution Copy

SCHEDULE 2

 Milestones

☐	Demonstrated statistical efficacy in a non GLP primate model of Parkinson's Disease with a Licensed Product by 31 December 2010

☐	Demonstrated statistical efficacy in a GLP primate model of Parkinson's Disease with a Licensed Product by 31 December 2011

☐	Approval of an IND or the European equivalent for clinical testing of a Licensed Product by 31 December 2012

☐	Marketing Approval by either FDA or EMEA of a Licensed Product by 31 December 2016

Exclusive License Agreement - Execution Copy

SCHEDULE 3

General Description of the Technology Currently in the Possession of ESI

ESI know-how relating to basic hES culture and maintenance as relevant to the generation of NPC's

ESI know-how relating to transportation and shipment of hES cells

Exclusive License Agreement - Execution Copy

EXECUTED as an agreement.

SIGNED for and on behalf of
CELL CURE NEUROSCIENCES LTD.
By:

Its:

Alan Colman	/s/ Alan Colman
(print name)	(signature)

Witness

Suresh Chandran	/s/ Suresh Chandran
(print name of witness)	(signature)

SIGNED for and on behalf of
ES CELL INTERNATIONAL PTE LTD
By:

Its:
Alan Colman	/s/ Alan Colman
(print name)	(signature)

Witness
Douglas Alliston	/s/ Douglas Alliston
(print name of witness)

FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This First Amendment (the "First Amendment") to that certain Exclusive License Agreement of' March 22, 2006 (the "Agreement") by and between CELL CURE NEUROSCIENCES LTD., a corporation duly incorporated under the laws of' the State of' Israel, c/o Hadasit Medical Research Services and Development Ltd, Kiryat Hadassah, PO Box 12000, Jerusalem 91120, Israel ("CELLCURE") and ES CELL INTERNATIONAL PTE. LTD., a corporation duly incorporated under the laws of the Singapore, having its principal place of business at #05-06 Helios, 11 Biopolis Way, Singapore 138667 ("ESI") is made effective as of the Completion Date (as such term is defined in the Agreement).

WHEREAS, the parties hereto entered into the Agreement where ESI granted CELLCURE an exclusive license for the exploitation of certain patent rights and technology; and

WHEREAS, CELLCURE and ESI have agreed to amend the Agreement as more fully set forth below.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Section 2 4 of the Agreement is hereby deleted in its entirety. A new Section 2.4 is hereby added to the Agreement, which shall read as follows:

"2 4.
ESI shall use commercially reasonable efforts to ensure that CELLCURE shall be given a reasonably timely and sufficient supply of Progenitor Cells and ESI lines in reasonable quantities during the Term of this Agreement as maybe requested by CELLCURE from time to time. Progenitor Cells shall be provided to Cell Cure without charge. Any other research-grade ESI cell line applicable in the Field or Restricted Field (as the case may be) and related and relevant documentation shall be provided to CELLCURE for internal research purposes (which can also be carried out through sub-contractors) without charge. Commercial exploitation by CELLCURE of these lines or clinical grade ESI cell lines and related documentation in the Field or Restricted Field (as the case may be) will be made under a separate license (the "Cell Lines License") which shall be charged by ESI to CELLCURE on a most favored nation basis. Any amounts paid by CELLCURE to ESI in consideration for the Cell Lines License, shall be creditable against any future Royalties that may become payable by CELLCURE to ESI hereunder, if the source of the revenue stems from the same Licensed Product developed under the Cell Lines License."

1

2.	The following shall be added to Schedule 1 of the Agreement:

S.No	Category	Title	Country	Appln, /Pat#	Status
31	Embryonic Stem Cells	A method of preparing undifferentiated human embryonic stem cells	Israel	142,748	GRANTED

3.	Except as expressly amended hereby, the Agreement shall continue in full force and effect. Ihis First Amendment is incorporated and made a part of the Agreement between CELLCURE and ESI.

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2

IN WITNESS WHEREOF, the patties, each by its duly authorized signatory, have caused this instrument to be executed as of the date first above-mentioned.

By:	/s/ Charles S. Irving
CELL CURE NEUROSCIENCES LTD.

By:	Charles S. Irving

Title:	COO

Date:	11 Apr 2007

/s/ Alan Colman
ES CELL INTERNATIONAL PTE. LTD.

By:

Title:

Date:

3

SECOND AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This Second Amendment (the "Second Amendment") to that certain Exclusive License Agreement, dated March 22, 2006, as amended by the First Amendment to Exclusive Licence Agreement, (the "Agreement") by and between CELL CURE NEUROSCIENCES LTD. a corporation duly incorporated under the laws of the State of Israel, c/o Hadasit Medical Research Services and Development Ltd., Kiryat Hadassah, PO Box 12000, Jerusalem 91120, Israel ("CELLCURE") and ES CELL INTERNATIONAL PTE. LTD., a corporation duly incorporated under the laws of the Singapore, having its principal place of business at #05-06 Helios, 11 Biopolis Way, Singapore 138667 ("ESI") is made effective as of 1 March 2008.

WHEREAS, the parties hereto entered into the Agreement where ESI granted CELLCURE an exclusive license for the exploitation of certain patent rights and technology; and

WHEREAS, CELLCURE and ESI have agreed to amend the Agreement as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.	The following new definitions are hereby added in Clause 1.1 (Definitions) of the Agreement:

"Effective Date of Second Amendment" means 1 March 2008.

"ESNATS Project means a joint collaborative research project entitled "Embryonic Stem cell-based Novel Alternative Testing Strategies" funded by the European Commission.

The Consortium Agreement means a Consortium Agreement for the performance of the ESNATS Project entered into by CELLCURE on 4 March 2008, effective as of 1 April 2008 and all amendment thereto."

2.	The definition of "Field" is Clause 1.1 (Definitions) of the Agreement is hereby deleted in its entirety and replaced by the following definition:

"Field" means the development and exploitation of hES cell derived neural cells solely for cell replacement therapy of neurodegenerative diseases in a humans and conditions involving retinal degeneration.

3.	The following new paragraph shall be added at the end of Clause 2.1 (Grant of License) of the Agreement:

"With effect from the Effective Date of the Second Amendment, ESI hereby grants to CELLCURE a non-exclusive license under the Patent Rights and the Technology for the research, development, exploitation and/or use of hESC derived neural cells for drug toxicity and efficacy testing by CELLCURE and/or in conjunction with or through third parties, including, without limitation, within the framework of and/or arising from the ESNATS Project pursuant to the Consortium Agreement, all subject to and in accordance with the terms and conditions of this Agreement ("the Non-Exclusive License").

4.	The definition of License in Clause 1.1 (Definitions) of the Agreement is hereby deleted in its entirety and is replaced by the following definition:

1

"License means (i) the grant of the rights and licenses granted to CELLCURE for use of the Technology and Patent Rights in the Field in Clause 2.1 of this Agreement; and (ii) the grant of the Non-Exclusive License, as provided in Clause 2.1 of this Agreement."

5.
The Parties agree that all inventions, know-how, and other results which are created or generated by CELLCURE during the course of and/or arising from any research, development, exploitation and/or use of hESC derived neural cells for drug toxicity and efficacy testing under the Non-exclusive License, including, for the removal of doubt, all inventions, know-how, and other results which are created or generated by CELLCURE during the course of and/or arising from its participation in the ESNATS Project and which are owned by CELLCURE under the Consortium Agreement, shall constitute Improvements and Outfield Improvements, respectively, as defined in Clause 1.1 of the Agreement.

6.	Section 2.4 of the Agreement is hereby deleted in its entirety. A new Section 2.4 is hereby added to the Agreement, which shall read as follows:

"2.4.
ESI shall use commercially reasonable efforts to ensure that CELLCURE shall be given a reasonably timely and sufficient supply of Progenitor Cells and other ESI human Embryonic Stem (hES) cell lines in reasonable quantities during the Term of this Agreement as may be requested by CELLCURE from time to time. Progenitor Cells shall be provided to Cell Cure without charge except for costs of shipping. Any other research-grade ESI hES cell line applicable in the Field or Restricted Field (as the case may be) and related and relevant documentation shall be provided to CELLCURE for internal research purposes (which can also be carried out through sub-contractors) without charge except for costs of shipping. Such research grade lines shall be at a passage level similar to that of clinical grade ESI Cell Lines For purposes hereof, "sufficient supply" and "reasonable quantities" shall mean sufficient material to start a seed lot system (i.e. two "straws" of cells) with back-up cells as required from time to time. Commercial exploitation by CELLCURE of these cell lines or GMP -grade ESI cell lines and related documentation in the Field or Restricted Field (as the case may be) will be made under a separate license (the "Cell Lines License") which shall be charged by ESI to CELLCURE on a most favored nation basis. Any amounts paid by CELLCURE to ESI in consideration for the Cell Lines License, shall be creditable against any future Royalties that may become payable by CELLCURE to ESI hereunder, if the source of the revenue stems from the same Licensed Product developed under the Cell Lines License, "

7.	Schedule 2 to the Agreement is hereby deleted in its entirety and replaced with the revised Schedule 2 attached hereto as Exhibit A.

8.	Except as expressly amended hereby, the Agreement shall continue in full force and effect. This Second Amendment is incorporated and made a part of the Agreement between CELLCURE and ESI.

2

IN WITNESS WHEREOF, the parties, each by its duly authorized signatory, have caused this instrument to be executed as of the date first above-mentioned.

/s/ Dr. Raphael Hofstein
CELL CURE NEUROSCIENCES LTD.

By:	Dr. Raphael Hofstein

Title:	Com Chair

Date:	1/2/09

/s/ Lawrence Chin
ES CELL INTERNATIONAL PTE. LTD.

By:	Lawrence Chin

Title:	Director

Date:	17 Feb 2009

3

Exhibit A

SCHEDULE 2

Milestones

●	Demonstrated statistical efficacy in a suitable non GLP animal model of Parkinson's Disease, Multiple Sclerosis or retinal degenerative disorders with a Licensed Product by 31 December 2010;

●	Demonstrated statistical efficacy in a suitable GLP animal model of Parkinson's Disease, Multiple Sclerosis or retinal degenerative disorders with a Licensed Product by 31 December 2011;

●	Approval of an IND or the European equivalent for clinical testing of a Licensed Product by 31 December 2012;

●	Marketing Approval by either FDA or EMEA of a Licensed Product by 31 December 2016.

*******

4

AMENDED AND RESTATED RESEARCH AND LICENSE AGREEMENT

This Amended and Restated Research and License Agreement (this “Amendment”) is made and entered into as of the Date of Amendment (as defined herein), as an amendment of the Research and License Agreement signed between the Parties on the Effective Date (the "Original Agreement", and, as amended by this Amendment, the "Agreement"), by and between: HADASIT MEDICAL RESEARCH SERVICES AND DEVELOPMENT LTD., a company duly incorporated under the laws of Israel (“Hadasit”) and CELL CURE NEUROSCIENCES LTD., a company duly incorporated under the laws of Israel (the “Company”) (each a “Party” and jointly the “Parties”).

WHEREAS,
in the course of research conducted at Hadassah Medical Organization (“HMO”), by Prof. Benjamin Reubinoff ("Prof. Reubinoff") and his other HMO colleagues (collectively the “Researchers”), the Researchers arrived at certain inventions, being the subject of and more fully described in the PCT patent applications listed in Annex A hereto (the “Patent Applications”), and created and/or generated the technology described therein and related Know-How (defined below); and

WHEREAS,	Hadasit is the commercial arm and a wholly-owned subsidiary of HMO; and

WHEREAS,	Hadasit is the exclusive owner of all right, title and interest in and to the Patent Applications and the Licensed Technology (defined below); and

WHEREAS,	the Company is engaged in the development and commercialization of cell therapy applications for neurodegenerative diseases; and

WHEREAS,
the Company wishes to receive, and Hadasit is willing to grant to the Company, an exclusive, worldwide, royalty bearing license (with the right to grant sublicenses subject to the terms of Section 2.4 below), to use, commercialize and/or exploit the Licensed Technology or any part thereof, in any manner whatsoever and for any purpose or indication whatsoever in the Field (as defined hereafter), all subject to and in accordance with the terms and conditions of this Agreement, and

WHEREAS,
the Company wishes to receive and Hadasit is willing to procure the provision to the Company by HMO of the Licensed Materials (as defined below) for use under the license granted hereby, all subject to and accordance with the terms and conditions of this Agreement.

NOW THEREFORE IT IS AGREED BETWEEN THE PARTIES AS FOLLOWS:

1.	Definitions and Interpretation

1.1.	The Preamble and Annexes hereto form an integral part of this Agreement

1.2.	In this Agreement the following terms shall bear the meanings assigned to them below, unless the context shall indicate a contrary intention:

1.2.1.
“Additional Research Agreement” shall mean an agreement, attached hereto as Annex E, governing additional sponsored research to be carried out by HMO for the Company in the field of stem cell applications for neurodegenerative diseases beyond the scope of the Product Development Program, pursuant to which the Company shall commit to transfer the Annual Additional Research Funds to Hadasit to fund additional research at HMO in a total amount of US$ 1,500,000 (One Million Five Hundred Thousand US Dollars), as per the detailed research plan(s) to be mutually agreed upon thereunder.

1.2.2.	"Annual Additional Research Funds" shall mean the sum of US$ 300,000 (Three Hundred Thousand US Dollars).

1.2.3.
“Affiliate” shall mean any person who, directly or indirectly, controls or is controlled by, or is under direct or indirect common control with the Company. For the purposes of this definition, “control” shall mean the holding, directly or indirectly, of more than 50% (fifty percent) of the issued share capital or the voting power of the Company, or the holding, directly or indirectly, of a right to appoint more than 50% (fifty percent) of the directors of the Company or of the right to appoint the chief executive officer of the Company.

1.2.4.	“Company IP” shall have the meaning ascribed to such term in Section 8.4 below.

1.2.5.	“Confidential Information” shall have the meaning ascribed to such term in Section 11.1 below.

1.2.6.
“Controlled IP” shall mean, with respect to Intellectual Property (other than the Licensed Technology and the Licensed Materials) developed at HMO in the laboratory of Prof. Reubinoff without the use of the Company's manpower, resources or Intellectual Property, the possession, as will be determined at any relevant time for the purposes of Sections 6.4 and 7.5 as applicable, by HMO and/or Hadasit of the ability to grant a license or sublicense of such Intellectual Property without violating the terms of any agreement or arrangement between HMO and/or Hadasit and any third party. For the avoidance of doubt, no portion of the Controlled IP shall be considered incorporated into, or to form a part of, the Licensed Technology or the Licensed Materials, unless such Controlled IP is specifically so included in a separate agreement executed by the Parties.

1.2.7.
“Consulting Agreement” shall mean a Consulting Agreement between the Company and Hadasit, whereby the Company shall retain, through Hadasit, the services of Prof. Reubinoff and of Dr. Eyal Banin (the "Scientists"), pursuant to which, inter alia, Hadasit will be granted options to purchase three percent (3%) of the Company's fully-diluted equity at the PPS, as of the Date of Amendment, Prof. Reubinoff will be granted options to purchase one-and-one-half percent (1.5%) of the Company's fully-diluted equity at the PPS, as of the Date of Amendment, and Dr. Eyal Banin will be granted options to purchase one-half percent (0.5%) of the Company's fully-diluted equity at the PPS.

1.2.8.
"Date of Amendment" shall mean the later of (i) the date on which this Amendment was executed by the Parties and (ii) the date on which all of the Triggering Events have occurred, all subject to Section 13.1.

1.2.9.
“Distributor” shall mean an independent third party with whom there is a bona fide distribution, reseller or similar agreement pursuant to which such third party does not have any rights under or to the Licensed Technology and who purchases Licensed Products in consideration for the purchase price therefor, solely for resale and/or distribution of the Licensed Products in the same form to end-users.

1.2.10.	"Effective Date" shall mean the date on which the Original Agreement went into force, i.e. August 30, 2009.

1.2.11.
“Field” shall mean the development and exploitation of human stem-cell (“hSC”) (such as human embryonic SC (“hESC”) and induced pluripotent hSC (“iPS”) derived retinal pigment epithetlial cells (“hESC-derived RPE Cells” and “hSC-derived RPE Cells”, as the case may be) solely for cell replacement therapy of conditions involving retinal degenerative diseases.

1.2.12.	“First Batch Release” shall have the meaning ascribed to such term in Section 2.5(B) below.

1.2.13.	“Hadasit IP” shall have the meaning ascribed to such term in Section 8.2 below.

1.2.14.	“Indemnitees” shall have the meaning ascribed to such term in Section 12 below.

1.2.15.
“Intellectual Property” shall mean patents, trademarks, trade names, domain names, copyright, trade secrets, know-how, rights in respect of technical information and any other intellectual property whatsoever, registrable or otherwise, and all applications (including, patent applications) for any of the foregoing.

1.2.16.	“Joint IP” shall have the meaning ascribed to such term in Section 8.1 below.

1.2.17.
“Know-How” shall mean discoveries and inventions (whether patented or not) and any information, data, designs, formulae, ideas, methods, models, assays, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development) processes (including manufacturing processes, specifications and techniques), laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, trial data, case report forms, data analyses, reports or summaries and information contained in submissions to, and information from, ethical committees and regulatory authorities. For the avoidance of doubt, Know-How does not include any materials, such as cells.

1.2.18.	“License” shall mean the rights and licenses granted pursuant to Section 2.1 below.

1.2.19.
“Licensed Materials” shall mean 1 (one) hESC line (the "hESC Line") and 1 (one) cord feeder cell line (the "Feeder Line") produced under current Good Manufacturing Practice (“cGMP”) conditions by or on behalf of HMO in compliance with all applicable ethical standards and (subject to the qualification in Section 2.5(A) below) the provisions of Annex B, including any progeny, modified or unmodified derivatives, genetically modified hESC’s or clones of such cells or cell line and fibroblast feeder line as produced or derived by or on behalf of HMO or the Company, to be chosen among the Materials, as set forth in Annex B.

1.2.20.
“Licensed Patents” shall mean the Patent Applications and all corresponding patent applications in all jurisdictions, as well as all patents which may be granted on any of the foregoing patent applications; as well as all substitutions, registrations, revalidations, confirmations, reissues, reexaminations, continuations, continuations-in-part, patents of addition, divisions, renewals, reissues and extensions (including any patent term extension such as but not limited to supplementary protection certificates pursuant to Council Regulation (EEC) No. 1768/92, any Pediatric Exclusivity Extension, and foreign equivalents of any of the foregoing relating to such patents) of any of the foregoing patents. Licensed Patents shall also be construed as including, where the context requires, patent applications and patents covering Hadasit IP and Hadasit's rights in the Joint IP.

1.2.21.
“Licensed Products” shall mean (i) all products, the development, production and/or sale of which is based on, or involves, in whole or in part, the use of Licensed Technology (or any part thereof) or which is produced and/or manufactured in whole or in part, using a process, method or system covered by, or falling within the Licensed Patents or the Licensed Technology (or any part thereof) including any other use, commercialization and/or exploitation of the Licensed Technology in any manner whatsoever and for any purpose or indication whatsoever in the Field and (ii) any tangible products or materials that are produced using the Licensed Materials and/or originating from the Licensed Materials or that wholly or partially incorporate Licensed Materials, in any manner whatsoever and for any purpose or indication whatsoever in the Field."Licensed Research Materials" shall have the meaning ascribed to such term in Section 2.1 below.

1.2.22.
“Licensed Technology” shall mean (i) the Licensed Patents and the inventions described therein, (ii) the Know-How related to the technology described in the Licensed Patents, and (iii) to the extent applicable, the Hadasit IP and Hadasit's rights in the Joint IP.

1.2.23.	“Loss” shall have the meaning ascribed to such term in Section 12 below.

1.2.24.	“Magnet Consent" shall mean the consent of the Magnet authority of the Ministry of Industry, Trade & Labor to the scope of the license granted hereunder to the Licensed Materials.

1.2.25.	“Master Cell Banks” shall have the meaning ascribed to it in Section 2.5(B) below.

1.2.26.
“Materials” shall mean hESC lines and mitotically active human fibroblast feeder cell lines including any progeny, modified or unmodified derivatives, genetically modified hESC’s or clones of such cells or cell line and fibroblast feeder line as produced or derived by or on behalf of HMO. Some of the Materials, such as the HADC100 hESC line, were developed by the Researchers in part within the framework of the “Bereshith” Consortium for Cell Therapy formed for purposes thereof and funded by the OCS (the “Bereshith Consortium”) on the basis of certain pre-existing methodology. The Materials shall meet the requirements stated in Annex B.

1.2.27.
“Net Sales” shall mean the gross amount billed or invoiced by or on behalf of the Company and/or its Affiliates and/or Sublicensees (the “Invoicing Entity”) on Sales of Licensed Products, less the following: (i) sales taxes (including value added taxes) to the extent applicable to such sale and included in the invoice in respect of such Sale; (ii) discounts, credits or allowances, if any, actually granted on account of price adjustments, recalls, rejections or returns of Licensed Products previously sold; (iii) bad debts, provided that they are recorded as such in the Invoicing Entity's books, in accordance with acceptable accountancy practices; and (iv) packaging, freight, shipping and insurance charges, to the extent that such items are separately itemized and invoiced and actually paid as evidenced by invoices, receipts or other appropriate documents; provided however, that in any transfers of Licensed Products between the Invoicing Entity and an Affiliate of the Invoicing Entity, Net Sales shall be equal to the total amount invoiced by such Affiliate on resale to an independent third party purchaser, in each case, after deducting the amounts referred to in clauses (i) through (iv) above, to the extent applicable. In case the Affiliate uses the Licensed Products internally without resale within 6 (six) months from such invoice, the Company shall pay royalties as if such resale occurred at market price.

1.2.28.	“OCS” shall mean the office of the Chief Scientist of the Israeli Ministry of Industry, Trade & Labor.

1.2.29.
“PPS” shall mean, with respect to the first 1/3 (one third) of the options granted to Hadasit and to the Scientists under the Consulting Agreement, that vest in accordance with Section 10.3.1 of the Consulting Agreement, a price per share of US$ 32.02 (thirty two US Dollars and two cents), reflecting a 20% (twenty percent) discount on the price per share paid by Teva within the framework of the investment round in the Company by Teva, HBL-Hadasit Bio-Holdings Ltd. and BioTime Inc. scheduled to be consummated in October, 2010 (the “Round”) and with respect to the remaining 2/3 (two thirds) of the options granted to Hadasit and to the Scientists under the Consulting Agreement, that vest in accordance with Sections 10.3.2 and 10.3.3 of the Consulting Agreement, a price per share of US$ 40.02 (forty US Dollars and two cents), which is the price per share paid in the Round.

1.2.30.
“Product Development Agreement” shall mean the Product Development Agreement executed between the Parties and attached hereto as Annex F and which governs the conduct of the Product Development Program as may be amended from time to time.

1.2.31.
“Product Development Program” shall mean the research and development carried out by HMO for the Company, as of January 1, 2009 for the development of clinical grade Licensed Product pursuant to the Product Development Agreement entered into on the Effective Date, some of which has been funded, and is to be funded, subject to OCS approval, by the Company via grants from the OCS, and to be paid for by the Company in quarterly advance installments from January 31, 2010 and prior to such time, on a monthly basis against invoices on a net plus 30 (thirty) days basis. The current Product Development Program (updated September 2010) is attached hereto as Annex G.

1.2.32.	“R & D Law” shall mean the Law for Encouragement of Research and Development in Industry – 1984, as amended from time to time.

1.2.33.	"Research License" shall have the meaning ascribed to such term in Section 2.1 below.

1.2.34.	“Royalties” shall have the meaning ascribed to such term in Section 3.1.3 below.

1.2.35.
“Sale” or “Sold” shall mean the transfer or disposition of a Licensed Product by the Company, an Affiliate or a Sublicensee, to a party other than a transfer (i) by the Company to an Affiliate of the Company or (ii) by a Sublicensee to an Affiliate of such Sublicensee, except if without charge for testing purposes. For the avoidance of doubt, the term “Sale” shall include any use, commercialization or exploitation of the Licensed Technology, such as but not limited to lease, rent, subscription or provision of services.

1.2.36.
“Sublicense” shall mean any right granted, option or license given, or agreement entered into by the Company or its Affiliate under the License, to or with any other person or entity, permitting use of the Licensed Technology (or any part thereof) for the manufacture and/or marketing and/or distribution (except to a Distributor) and/or Sale of Licensed Products in the Field; and the term “Sublicensee” shall be construed accordingly.

1.2.37.
“Sublicensing Receipts” shall mean consideration of any kind, whether monetary or otherwise, received by the Company for or in connection with the grant of Sublicenses and/or options for Sublicenses and further sublicenses, including one-time, lump sum or other payments except for: (i) amounts received by the Company which constitute royalties based on Sales of Licensed Products by Sublicensees in respect of which the Company has paid royalties to Hadasit based on Net Sales of such Sublicensee; (ii) amounts received by the Company from a Sublicensee, not to exceed $250,000 (two hundred and fifty thousand US Dollars) in the aggregate, and actually expended by the Company in respect of Licensed Product-related research and/or development activities to be performed by the Company for such Sublicensee, plus reasonable overhead, provided that

(a)	any such amounts constitute research and/or development funding only and not payment for Licensed Products nor any other type of grant or benefit;

(b)
such research and/or development activities are performed pursuant to a defined research and development program and research and development budget agreed with the relevant Sublicensee, a copy of which is provided to Hadasit; and

(c)
the Company submits to Hadasit a written expense report, confirmed by the Company's chief financial officer, demonstrating that such amounts have actually been expended and/or incurred by the Company in the conduct of such research and/or development activities in accordance with such work program and budget, and that the expenses actually incurred by the Company as aforesaid include reasonable overhead costs, it being agreed, for the removal of doubt, that any amounts received by the Company as aforesaid, but not expended and/or incurred as set out above, shall be deemed to be Sublicensing Receipts.

1.2.38.	"Term" shall have the meaning ascribed to such term in Section 13.1 below

1.2.39.	"Teva" shall mean Teva Pharmaceutical Industries Ltd.

1.2.40.
“Triggering Events” shall mean the following events: (i) the approval, by the Board of Directors of the Company, of this Agreement, the Additional Research Agreement, the Consulting Agreement (as defined above) and the issuance of the Options to Hadasit and the Scientists under the Consulting Agreement; and (ii) the execution of this Agreement, the Additional Research Agreement and the Consulting Agreement by all of the respective parties thereto; and (iii) the Company, together with Hadasit's reasonable assistance, obtaining the Magnet Consent; and (iv) the closing of the Round.

1.3.
In this Agreement, the terms "Amendment", "Original Agreement", “Agreement”, “Hadasit”, “Company”, a “Party”, the “Parties”, “HMO”, "Prof. Reubinoff", “Researchers” and “Patent Applications” shall bear the definitions assigned to them respectively in the heading or in the preamble hereto, as the case may be.

1.4.	In this Agreement, (including the Annexes hereto), unless the context otherwise requires:

1.4.1.	“including”, “includes” means including, without limiting the generality of any description preceding such terms;

1.4.2.	any reference to “persons” includes partnerships, corporations, and unincorporated associations;

1.4.3.	use of the singular includes the plural and vice versa and the use of any gender includes the other genders;

2.	License

2.1.
Hadasit hereby grants to the Company and the Company hereby accepts, subject to the terms and conditions set out in this Agreement: an exclusive, worldwide, royalty-bearing license, with the right to grant sublicenses (subject to the terms set out in Section 2.4), to use, commercialize and/or exploit the Licensed Technology and (subject to the requirements of the Magnet Program) the Licensed Materials (selected in accordance with the provisions of Annex B) for use in accordance with the applicable ethical guidelines, in any manner whatsoever and for any purpose or indication whatsoever, solely in the Field. For avoidance of doubt, the License does not include any license in any materials produced at HMO other than the Licensed Materials. For the avoidance of doubt, the Company shall have a research license, with the right to grant sublicenses (subject to the terms set out in Section 2.4 below) solely in order to test (internally or through sub-contractors) up to three (3) hESC Lines (HADC100, HADC102 and HADC106) and three (3) Feeder Lines of the Materials prior to the selection of the Licensed Materials in accordance with the provisions of Annex B (the "Licensed Research Materials" and the "Research License", respectively), which Research License shall expire upon the selection by the Company of the Licensed Materials, in respect of all other Materials.

2.2.
For the removal of doubt, the term “exclusive”, in the context of the Licensed Technology and the Licensed Materials in the Field, means that HMO shall not grant such licenses or rights to any third party in the Licensed Technology or to any Licensed Materials in the Field in order to research, develop, make, have made, register, import, manufacture, use, sell, offer for sale, produce, commercialize and distribute Licensed Products or exercise any of such rights itself in the Field, subject, however, to the right of HMO, Hadasit, and their respective researchers, employees, students and other researchers at collaborating research institutions to practice the Licensed Technology and to use the Licensed Materials (A) within the Field, to: (i) practice the Licensed Technology and to use the Licensed Materials solely for HMO's own internal academic and non-commercial research and instruction, and (ii) license or otherwise convey to other academic and not-for-profit research organizations such Licensed Technology (for no charge other than customary expense coverage and the like, in accordance with the MTA mentioned below) for use in non-commercial research, provided that such Licensed Technology will be transferred pursuant to an MTA substantially in the form attached hereto as Annex J and subject to the prior written consent of Cell Cure and Teva (the consent of Teva being required for as long as it has an option to Sublicense or is a Sublicensee), which consent will not be unreasonably withheld, and (B) utilize and license/commercialize the Licensed Technology and the Licensed Materials for any purpose outside of the Field, without restriction. Moreover, subject to a separate agreement being reached between Hadasit, the Company and any other party who may be party to such grant (such agreement to take into account the Teva License Option Agreement mentioned below), Hadasit may practice the Licensed Technology and use the Licensed Materials in the Field for purposes of the European Research Council (ERC) Advanced Investigators Grant submitted within the framework of the Seventh Framework Programme (FP7) by Prof. Reubinoff in 2010, provided that no Company or Sublicensee Confidential Information are used or disclosed.

2.3.
For the further removal of doubt, the Company shall not be entitled to use the Licensed Technology or the Licensed Materials for any purpose outside of the Field, other than as may be permitted pursuant to the Additional Research Agreement. For the further removal of doubt, and without derogating from any other provision hereunder, neither HMO nor Hadasit nor any of their licensees shall be restricted or prevented from using the Licensed Technology or the Materials for any purposes whatsoever outside the Field.

2.4.
The Company shall be entitled to grant Sublicenses under the License provided that in each case (i) Hadasit approves the identity of the Sublicensee, which consent shall not be unreasonably withheld or delayed; (ii) each Sublicense agreement shall contain inter alia, provisions necessary to ensure the Company's ability to perform its obligations under this Agreement, including with respect to reporting requirements and Hadasit's audit rights as well as a provision that specifies that the Sublicense automatically expires upon termination of the License; (iii) the Company remains responsible to Hadasit for its adherence to the terms and obligations of this Agreement; (iv) the Company shall not grant any right or license in the Licensed Technology or the Licensed Materials outside of the Field; (v) each Sublicensee commits to at least the same level of insurance coverage, liability and indemnification obligations towards the Company and Hadasit/HMO as set forth herein; (vi) the Sublicense is at bona fide arms-length conditions; (vii) the Sublicense agreement and all other related agreements are provided to Hadasit at least 21 (twenty one) business days prior to the signature of the Sublicense agreement by the parties thereto and if Hadasit informs the Company within this period that the Sublicense agreement derogates from its rights under, or is otherwise inconsistent with, this Agreement the Company shall amend the Sublicense agreement accordingly, and shall resubmit such agreement to Hadasit under this clause, prior to execution thereof, provided that nothing in this provision shall be construed as exempting the Company from any of its obligations under this Agreement; (viii) the Company and each Sublicensee commits in writing (A) to report to HMO, in advance, in accordance with the guidelines of the Institution Review Board of HMO (Helsinki Committee), regarding any potential and/or planned use of the Licensed Materials and (B) to comply with all applicable ethical guidelines; (ix) the approval of the OCS to the transfer of Licensed Technology and Licensed Materials to the Sublicensee is obtained by the Company, to the extent applicable; (x) the approval of the Israeli Ministry of Health (the "MOH") and the Bereshith Consortium (as applicable) to the transfer of the Licensed Materials to the Sublicensee is obtained by the Company, to the extent applicable; in this respect, HMO agrees to use its reasonable efforts to assist the Company in obtaining such approval; and (xi) the Company shall provide to Hadasit a copy of the signed agreement and all amendments thereto (any which proposed amendment shall again be subject to the provisions of this Section 2.4 before being signed and coming into force), forthwith upon the signature thereof.

For the avoidance of any doubt, it is hereby acknowledged and agreed that (A) nothing contained in any sublicense agreement under the License shall be interpreted or applied as (i) diminishing or derogating from the rights of Hadasit hereunder for any purpose, (ii) increasing or extending the liability, obligation or commitment of Hadasit to the Company or any Sublicensee on any account, (iii) expanding or extending the rights granted hereunder by Hadasit to the Company for such Sublicense or any other purpose, or (iv) diminishing or derogating from the liability, obligation or commitment of the Company to Hadasit hereunder for any purpose; and (B) the foregoing provision shall apply notwithstanding the application or otherwise of Section 2.4(vii) above.

2.5.
(A) As soon as practicable following its receipt of the Company's written confirmation of the occurrence of all of the Triggering Events, Hadasit shall procure the provision of the Licensed Research Materials to the Company by HMO (i.e. one of three (3) hESC Lines (HADC100, HADC102 and HADC106) and one of three (3) Feeder Lines of the Human Embryonic Stem Cells Research Center, which are currently in the possession of HMO and which can be replaced twice by HMO in accordance with Section 2.7). The foregoing shall be transferred to the Company or to researchers carrying out the Product Development Program, on its behalf, as living cultures and as frozen ampoules, together with the accompanying documentation. The same have been produced (i) using cGMP grade materials; (ii) under cGMP conditions; (iii) using human feeders and no animal products; and (iv) in accordance with any other requirement set out in Annex B hereto and all applicable ethical standards (it being understood that the technical specifications set forth therein are subject to any mutually agreed modifications which may be required for compliance with regulatory requirements of the FDA and other regulatory bodies); provided however that the Company acknowledges that, as of the execution of this Amendment, none of the cell lines has been fully characterized (and two of the cell lines are far from being fully characterized) and none yet meets the requirements of Annex B, and there can be no guarantee that any of such cell lines will succeed in becoming fully characterized or meeting the requirements of Annex B.

(B) As soon as practicable following batch release of the first clinical grade Licensed Product pursuant to the Product Development Program (the “First Batch Release”), Hadasit shall provide to the Company (i) three (3) ampoules of the Master Cell Bank of the hESC cell line chosen by the Company, (ii) three (3) ampoules of the Master Cell Bank of the feeder cell line, (iii) detailed protocols (SOPs) for the expansion, cryopreservation and thawing of cells from the Master Cell Bank according to the currently available technology or any adaptations/revisions that will be introduced prior to the date of provision of such SOPs resulting from the Product Development Program; and (iv) any adaptations/revisions that will be introduced – as a result of the Product Development Program or any other agreement between the Parties or research funded by the OCS – into the detailed protocols (SOPs) for the derivation, expansion and cryopreservation of RPE cells from hESCs according to the currently available technology.

(C) The Company shall bear the costs of Hadasit's/HMO's producing and storing the Licensed Research Materials, the Licensed Materials, the Master Cell Banks and the SOPs, and making any modifications thereto, if any, and providing such Licensed Research Materials, Licensed Materials, Master Cell Banks, and SOPs to the Company, all as detailed in the Product Development Program and the budget attached thereto, as same may be amended from time to time by mutual consent.

2.6.
Hadasit shall procure that HMO: (i) keeps on record data characterising the Licensed Materials in accordance with the parameters set out in Annex B hereto; (ii) transfers all documentation related to the Licensed Materials set out in Annex B; (iii) makes reasonable efforts to provide additional documentation that may be required from time to time, in order to obtain regulatory approval of Licensed Products, or make the documentation available for inspection by regulatory authorities, if not transferable; and (iv) if so requested by Company or Sublicensee, shall register the Licensed Materials with the National Institute of Health (NIH) as soon as practicable provided that the Company shall supply Hadasit with administrative support in respect thereto and all reasonable out of pocket expenses shall be borne by the Company.

2.7.
In the event that, prior to the grant of the first regulatory approval for the first Licensed Product hereunder, the Materials supplied by HMO as aforesaid do not meet the requirements set forth in Annex B hereto (it being understood that the technical specifications are subject to any mutually agreed modifications which may be required for compliance with regulatory requirements of the FDA and other regulatory bodies) are found to be unsuitable for the production of RPE cells or are rejected by the regulatory authorities, then the Company will require that HMO make its best efforts to replace the Materials with equivalent (to the characterization levels existing as of the Date of Amendment) Materials and Master Cell Banks, that meet such requirements (whereby all deficient undifferentiated research grade and GMP grade hESC cells and the previous Master Cell Banks shall be returned to HMO). All additional costs (over and above those provided for in the budget of the Development Program) incurred in all such replacements and modifications shall be borne by the Company.

2.8.
During the Term, Hadasit shall procure to the Company, that HMO shall use its best efforts to maintain a backup of the Licensed Research Materials (only prior to the grant of the first regulatory approval for the first Licensed Product hereunder) and the Licensed Materials, in a manner that such can be supplied to the Company in the event that the Company or its Sublicensee’s stock of such Licensed Research Materials (only prior to the grant of the first regulatory approval for the first Licensed Product hereunder) and Licensed Materials is destroyed, contaminated, exhibit problems in terms of pluripotency and/or genetic stability, or are lost for any reason. The Company shall pay for the preparation and storage of such backup (including but not limited to the costs required for purchase by HMO of a liquid nitrogen container, connecting it to HMO alert system, costs of liquid nitrogen and other related costs, if not available and accessible at HMO at the relevant time). For the avoidance of doubt, once the backup is provided to the Company hereunder, Hadasit shall have no further obligation to maintain or provide any additional backups and the Company shall be free to store the Licensed Materials at its own facility or with a third party.

2.9.
Hadasit shall procure that HMO shall be solely responsible for the proper storage of the Licensed Research Materials and the Licensed Materials while in the possession of Hadasit and/or HMO. The Company shall be solely responsible for the proper storage of the Licensed Research Materials and the Licensed Materials at all times following its receipt thereof if not stored at HMO facilities under an arrangement pursuant to which the Company is paying Hadasit/HMO for such storage services.

2.10.
For the removal of doubt, the Company shall not be restricted or prevented from developing, producing, marketing, distributing and/or selling (whether by itself or by third parties) any materials or products for the treatment of retinal degenerative diseases and/or any other types of material or product for any purpose whatsoever, on the basis of cells manufactured by the Company and/or procured from third parties, provided, however, that such cells and other cells derived, developed or produced therefrom are maintained, stored and documented separately from the Licensed Materials and all other Materials, and that such cells were not directly produced using or with reference to Hadasit or HMO’s Confidential Information, the Licensed Patents or the Licensed Materials or any other Materials, or any other patent of Hadasit or HMO and did not originate from such Confidential Information or from any Licensed Patents or Licensed Materials or any other Materials, or any other patent of Hadasit or HMO, and do not incorporate the Confidential Information, Licensed Patents or Licensed Materials or any other Materials, or any other patent of Hadasit or HMO wholly or partially. For the avoidance of doubt, any tangible products or materials that are produced using such third party cells and/or originating from such third party cells or that wholly or partially incorporate third party cells, to the exclusion of the Licensed Materials, shall not be “Licensed Products” for the purposes hereof, unless they fall within the definition set forth in Section 1.2.16(i) hereto.

2.11.
All amounts which the Company is committed to bear and which may be charged by Hadasit to the Company pursuant to this Section 2 and otherwise under this Agreement, shall be at quoted to the Company in advance for its approval, at reasonable current market rates or at rates charged by HMO to other companies, in Hadasit's discretion.

3.	Consideration; Royalties; Additional Understandings

3.1.	In consideration for the grant of the License, Company agrees to pay Hadasit the following:

3.1.1.
a one time lump sum payment of NIS 249,058 (two hundred forty nine thousand and fifty eight New Israeli Shekels) on account of the reimbursement of all patent expenses incurred and paid for by Hadasit in respect to the Patent Applications prior to the Effective Date, the receipt of which Hadasit hereby confirms;

3.1.2.	Payments for the Product Development Program in accordance with the Product Development Agreement;

3.1.3.	a royalty of 5% (five percent) of Net Sales from Sales of Licensed Products by any Invoicing Entity (“Royalties”); and

3.1.4.	percentages of Sublicensing Receipts:

(a)
30% (thirty percent) of all Sublicensing Receipts received pursuant to or in connection with Sublicenses (or options for a Sublicense) signed prior to submitting a Phase II clinical trials completion report to the relevant regulatory agency with a copy of the report and its submission letter to be forwarded to Hadasit with respect to any Licensed Product;

(b)
25% (twenty five percent) of all Sublicensing Receipts received pursuant to or in connection with Sublicenses (or options for a Sublicense) signed after submitting a Phase II clinical trials completion report to the relevant regulatory agency but prior to the date of commencement of the first phase III clinical trials with respect to any Licensed Products as evidenced by a signed informed consent form of the first patient recruited for such trial to whom the relevant therapy is actually administered;

(c)
20% (twenty percent) of all Sublicensing Receipts received pursuant to or in connection with Sublicenses (or options for a Sublicense) signed on or after the date of commencement of the first phase III clinical trials as aforesaid but prior to the date of the first FDA or EMEA approval of any of the Licensed Products; and

(d)
10% (ten percent) of all Sublicensing Receipts received pursuant to or in connection with Sublicenses (or options for a Sublicense) signed on or after the date of the first FDA or EMEA approval of a Licensed Product.

3.2.
From the 8th (eighth) year following the Effective Date, the Company shall pay Hadasit an annual minimal non-refundable royalty (“Minimum Royalty”) of US$100,000 (one hundred thousand United States Dollars) to be paid in the first day (January 1) of each of the years (2017 onwards) which Minimum Royalty shall be creditable against future Royalties and Sublicensing Receipts collected by the Company during the same calendar year; provided however that, if (i) in the year prior to January 1 of such year, the Company had Sales of Licensed Products, or (ii) as of January 1 of such year, the Company has in force any Sublicense which, in the year prior to January 1 of such year, produced Sublicensing Receipts, then (without derogating from the obligation to make quarterly Royalty payments and payments in respect of Sublicensing Receipts pursuant to Section 3.5) the Company shall not be required to pay the Minimum Royalty until December 31 of such year, to the extent that its aggregate Royalties and Sublicensing Receipts in such year failed to reach such amount.

3.3.
Notwithstanding the provisions of Sections 3.1.3, 3.1.4, 3.2 and 3.4, should the Company grant a Sublicense to Teva, pursuant and subject to the Teva License Option Agreement attached hereto as Annex D, for the development and commercialization of Licensed Products as may be amended from time to time subject to the provisions of paragraph 5 of Annex C attached hereto, then, if Teva exercises such option in accordance therewith, the commercial terms as set forth in Annex C shall apply. It is clarified for the avoidance of doubt that this Section and Annex C shall become null and void immediately if Teva fails to exercise the option under the Teva License Option Agreement prior to the expiration of the exercise period thereunder, and that paragraph 6 of Annex C shall apply if the Teva License Option Agreement is terminated.

3.4.
In addition to the Royalties, the Company agrees to pay Hadasit non-refundable milestone payments as follows, it being agreed, however, that the milestone payments are creditable by the Company against monetary Sublicensing Receipts payable to Hadasit at the time of each milestone for said milestone, except that in respect to Subsection 3.4 (c) the milestone payment shall only be creditable by the Company if the monetary Sublicensing Receipts received by the Company reach at least US$50,000,000 (fifty million US Dollars):

(a)	US$ 250,000 (two hundred and fifty thousand US dollars) upon the completion of enrollment of patients in the first Phase I clinical trials, within 30 (thirty) days of the foregoing milestone,

(b)
US$ 250,000 (two hundred and fifty thousand US dollars) upon submitting a report summarizing Phase II clinical trial to the relevant regulatory agency within 30 (thirty) days of the foregoing milestone.

(c)	US$ 1,000,000 (one million US dollars) upon the enrollment of the first patient in the first Phase III clinical trials, within 30 (thirty) days of the foregoing milestone.

3.5.
Unless otherwise agreed in writing, all amounts payable to Hadasit pursuant to this Section 3 shall be paid to Hadasit in US Dollars as follows: (i) in the case of Royalties, on a quarterly basis within 30 (thirty) calendar days after March 31, June 30, September 30, and December 31 of each calendar year during the Term; (ii) in the case of Sublicensing Receipts, no later than 30 (thirty) days after any such Sublicensing Receipts are received by the Company from Sublicensees; and (iii) in case of the Product Development Program, starting from January 31, 2010 in quarterly installments paid in advance according to the Product Development Program, and prior to such time, on a monthly basis against invoices on a net plus 30 (thirty) days basis.

3.6.
In the event that the Sublicensing Receipts comprise, in whole or in part, of non-cash consideration (including shares or other securities of the Sublicensee or other entity) which cannot be transferred to Hadasit in the same form as received, or which Hadasit has not consented to accept (which consent shall not be unreasonably withheld or delayed), then the fair market value thereof for the purposes of calculating Sublicensing Receipts, will be determined by mutual agreement of the Parties, and failing agreement between the Parties as aforesaid, the fair market value shall be determined by an expert appointed by mutual agreement of the Parties, who shall act as an expert and not an arbitrator and whose decision shall be final and binding on the Parties. Hadasit will notify the Company within 30 (thirty) days from the Company’s notice of such non-cash consideration whether it wishes to receive a non-cash consideration or pecuniary equivalent consideration (for which the Company shall be obliged from its own sources or otherwise to redeem the non-cash consideration for cash). The Company’s notice should include all relevant documents and will provide Hadasit with the option to defer any tax liability by allowing the Company to transfer Hadasit’s non-cash share to a trustee until such non-cash consideration becomes publicly traded with unbiased market value, without the Company incurring any liability or expense. If the Parties fail to appoint such expert within 15 (fifteen) days of either Party’s written request to do so, then the expert shall be designated at the request of either Party by the President of the Israeli CPA Association.

3.7.	All payments made hereunder to Hadasit shall be made by wire transfer to the following bank account or to any other bank account designated by Hadasit during the Term: XXXXXXXX

3.8.
All payments due under this Agreement shall be payable in US dollars, except in the event of Net Sales or Sublicense Receipts which are invoiced, billed or received in New Israeli Shekels, Euro, or Pounds Sterling, with respect to which payments to Hadasit will be made in New Israeli Shekels, Euro, or Pounds Sterling respectively. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the US (as reported in the Wall Street Journal) last published prior to the actual date of payment.

3.9.
Any amount payable hereunder, which has not been made upon its due date of payment, shall bear interest from the date such payment is due until the date of its actual payment at a interest rate charged by Leumi Bank of Israel Ltd. for a loan of the said amount in the said currency plus an annual compounded interest at a rate of 3% (three percent).

3.10.
The Company shall pay to Hadasit all amounts of Value Added Tax imposed on Hadasit in connection with the transactions under this Agreement. All amounts referred to in this Agreement are exclusive of Value Added Tax. For the removal of doubt, in calculating amounts received by the Company, whether by way of Net Sales, Sublicensing Receipts or Royalties, any amount deducted or withheld in connection with any such payment on account of taxes on net income (including income taxes, capital gains tax, taxes on profits or taxes of a similar nature) payable by the Company in any jurisdiction, shall be deemed, notwithstanding such deduction or withholding, to have been received by the Company.

3.11.
Save for the deduction of withholding tax as required under applicable law, all payments to be made to Hadasit hereunder shall be made free and clear of, and without any deduction for or on account of, any set-off, counterclaim or tax.

3.12.
If the Company or its Affiliates, if incorporated outside of Israel, elect to make payments net of any withholding tax that they may be required to deduct at source under law other than the law of Israel, then in addition to the mechanism detailed in Section 18.3 below the Company, its Affiliates or Sublicensees will provide Hadasit with reasonable assistance with Hadasit’s efforts to claim an exemption from or reduction in any applicable tax withholdings and (if applicable) a refund of tax withheld, or to obtain a credit with respect to the tax paid. Each party will promptly notify the other if it becomes aware of a change in withholding tax rates.

4.	Development Efforts

The Company undertakes, at its own expense, to make such commercially reasonable efforts to commercialize the Licensed Products including, the performance of the necessary tests, validation of Licensed Research Materials under the Research License and the Licensed Products, bio-testing of the Licensed Materials and the Licensed Products, clinical trials and other steps required for obtaining regulatory approvals from the relevant authorities as are consistent with the commercial efforts generally applied to similar products of similar potential throughout the Term.

5.	MAGNET Program; Approvals; Applicable Laws; Clinical Trials

5.1.
The Company hereby acknowledges that it is aware that some of the Materials to be supplied to the Company as provided herein were developed by Prof. Reubinoff at HMO in part within the framework of a MAGNET program funded by the OCS of the Ministry of Industry, Trade & Labour within the framework of the Bereshith Consortium (in which the Company is also a member) and that Hadasit and the Company's rights therein, are subject to the terms and conditions that apply to all of the members thereof under the regulations of the Bereshith Consortium (the "Bereshith Regulations”).

5.2.
Each of Hadasit and the Company represents and warrants that as of the date hereof: (i) it is not aware of any use of the Materials by the current industrial members of the Bereshith Consortium which is contradictory to the rights of the Company hereunder; and (ii) as of the Date of Amendment, it has not received any request by the current industrial members of the Bereshith Consortium to receive and/or use the Materials in the Field. Hadasit shall further notify the Company of any written request made to Hadasit by any industrial member of the Bereshith Consortium for the transfer to such industrial member of the Materials and related know-how or materials which constitute “New Know-how” (“Yeda Hadash”) or “Existing Know-how” (“Yeda Kayam”) under the Bereshith Regulations, which Hadasit has reason to believe may be used by such industrial member for the development and/or production of products comprising or embodying hSC-derived RPE Cells for the treatment of retinal degenerative diseases by cell replacement therapy methods, and of any transfer of such Materials and related know-how or materials to such industrial member following such request.

5.3.
Without derogating from the foregoing, the Parties acknowledge that MAGNET Consent may be required with respect to the grant to the Company of the License to the Licensed Materials under this Agreement, due to the rights granted to the Company to sub-license. Company shall use its best efforts to obtain such consent if and as required and Hadasit shall provide reasonable assistance in this effort.

5.4.
Each of the Parties shall comply (and, to the extent applicable, the Company shall require Sublicensees to undertake to comply, vis-a-vis HMO, prior to the transfer of any Licensed Materials) with the requirements as set out in the approvals of the Ethics Committee for Genetic Studies in Humans of the MOH (the “MOH Ethics Committee”) as issued from time to time in relation to each particular activity/study; HMO shall provide copies of the same to the Company upon request, which it may then forward to its Sublicensees. Each of the Parties shall also comply (and, to the extent applicable, the Company shall require Sublicensees to undertake to comply) with all applicable laws and regulations, standards and guidelines, including applicable local and international ethical guidelines (such as the ISSCR guidelines and the American Academy of Science guidelines, to the extent applicable) and the relevant restrictions set out in the R & D Law, including in the use of the Materials and in respect of any transfer thereof by or from HMO and/or the Company and/or the Sublicensee (as applicable) and in the case of each Party, in the performance of all the obligations of such Party under this Agreement, under the Product Development Agreement and in the case of the Company and its Sublicensees, also in the development, production, use and sale of the Licensed Products (to the extent applicable).

5.5.
Hadasit hereby represents that HMO holds and maintains all of the required approvals from the MOH Ethics Committee with respect to the Materials as was required for the performance by Hadasit (directly or through HMO) of this Agreement, and which are currently required for the ongoing Product Development Program and will act diligently to obtain such approval, if required, with regards to the fulfillment of any of its future obligations hereunder or thereunder. A copy of the approval pursuant to which the Product Development Program is currently being carried out, is attached hereto as Annex H Hadasit hereby also represents that HMO holds all of the requisite informed consents signed by the patients on a form a sample of which is attached hereto as Annex I, and that it shall provide copies of consents signed by the patients and/or originals as required for NIH registration or regulatory approvals, and as permitted under applicable law and in compliance with patient confidentiality requirements.

5.6.
Without derogating from the foregoing, the Company undertakes that it shall be responsible for obtaining and causing to remain in effect, and shall comply with (and shall require that Sublicensees undertake to comply, directly vis-a-vis HMO, with), such licenses, permits, approvals, and consents, including any MOH Ethics Committee approval, as may be required for performance by the Company and/or Sublicensees of this Agreement, including, the development, manufacture, use and sale of the Licensed Products.

5.7.
Hadasit shall procure that HMO shall give notification promptly after the transfer and/or supply of Materials to the Company as provided herein, to: (i) the MOH Ethics Committee if and as required in any approval granted by it; and (ii) if and as required, the Committee monitoring stem cell research at HMO.

5.8.
Company shall use its best efforts to obtain, maintain, cause to remain in effect (and shall, to the extent the Company deems necessary, employ at its expense a R&D coordinator to perform/coordinate these tasks, including responsibility for documentation and the procedures involved), and Company and Hadasit shall comply with, and shall procure the ongoing compliance with, by its representatives, and employees and (in the case of Hadasit), HMO and researchers at HMO, all licenses, permits, approvals and consents, including any additional MOH Ethics Committee approval and any local and international accepted ethical guidelines (such as the ISSCR guidelines and the American Academy of Science guidelines, to the extent applicable) as may be required for the conduct of the Product Development Program.

5.9.
Upon the Company entering a clinical stage, during which it shall negotiate with various entities the performance of a clinical trial in the Field, Hadasit will be granted with a right of first refusal to perform a Phase I/IIa clinical trial and to serve as a leading clinical site in Phase IIb and Phase III clinical trials in the Field at HMO, provided however that:

5.9.1.	There is no regulatory hindrance to perform the clinical trial at HMO;

5.9.2.	Hadasit matched the timetable and budget proposal for performing the clinical trial by an institutional third party.

6.	Representations and Warranties

6.1.
Each of the Parties hereby represents and warrants to the other Party that it has the right, power and authority (including full corporate power and authority) to enter into and perform this Agreement and has taken all necessary action to authorize the entry into and performance of this Agreement.

6.2.	Hadasit hereby represents and warrants to the Company the following:

6.2.1.	Hadasit is the registered owner of the Patent Applications;

6.2.2.	HMO and the Researchers have assigned their entire right, title, and interest in and to the Licensed Technology to Hadasit;

6.2.3.	HMO is the owner of the Materials and Hadasit has the right to grant the License to the Licensed Research Materials and the Licensed Materials in accordance with the terms hereof;

6.2.4.
subject to any rights of any granting agency from which the Company may receive funding, Hadasit possesses full title and interests in and to the Licensed Technology and has not and will not, during the Term, grant any rights in the Licensed Technology or (subject to the requirements of the Magnet Program and applicable ethical guidelines) the Licensed Materials in the Field;

6.2.5.	pursuant to agreements between HMO and Hadasit, Hadasit has the sole authority to enter into this Agreement;

6.2.6.
subject to any rights of any granting agency from which the Company may receive funding, all parts of the Licensed Technology in the Field, are to the best knowledge of Hadasit, and shall remain during the Term free and clear of any prior assignment or option;

6.2.7.
Hadasit does not currently own nor is it in possession of any patent or patent application covering technology for the conversion of hESC cells into RPE cells invented by the Researchers other than the Licensed Patents;

6.2.8.
Hadasit has not used any Intellectual Property which is not owned by or licensed to the Company pursuant to this Agreement or otherwise in the course of the Product Development Program as of the Date of the Amendment; and

6.2.9.
Hadasit has not received written notice as of the Date of Amendment of any legal suit or proceeding by a third party against it or against HMO contesting its ownership of the Licensed Technology or the Materials or claiming that the practice of the Licensed Technology or the use of the Licensed Materials would infringe the rights of a third party.

6.3.
Nothing in this Agreement shall constitute a representation or warranty by Hadasit, express or implied, that any results will be achieved by the Product Development Program, or that any portion of the Licensed Technology is or will be commercially exploitable or of any use or other value.

6.4.
Should the Parties agree that Controlled IP is required or useful for the performance of the Product Development Program or commercialization of a Licensed Product within the Field, then the Parties shall negotiate in good faith a non-exclusive license for such Controlled IP for bundling with the Licensed Technology, with additional royalties. Before Hadasit grants an exclusive license in the Field regarding any portion of the Controlled IP, it will first notify the Company. If the Company notifies Hadasit in writing, within 30 (thirty) days of its receipt of such notice, of its interest in acquiring an exclusive license in the Field to such portion, then the Parties shall enter negotiations therefor. If the Parties are unable to reach agreement regarding license terms being negotiated pursuant to (and subject to the provisions of) this Section 6.4, within 90 (ninety) days after the commencement of such negotiations, then this Section 6.4 shall no longer apply to such Controlled IP.

7.	Reporting and Inspection

7.1.
The Company shall provide Hadasit at least every 6 (six) months a written periodic report concerning all material activities undertaken in respect of the exercise of the Licensed Technology and/or the Materials furnished to the Company hereunder if conducted outside of Hadasit/HMO (“Development Reports”). The Development Reports shall include a summary of the research progress, a detailed report of the testing results regarding such Materials, and any other related work affected by any Affiliate or Sublicensee during the 6 (six) month period prior to the report. Development Reports shall also set forth a general assessment regarding the achievement of any milestones, possible changes to the Product Development Program resulting therefrom; the projected – or actual – completion date of the development of Licensed Products and the marketing thereof; sales forecasts, if any have been made in the regular course of the Sublicensee’s business; a description of any transaction involving the Licensed Technology, the Licensed Materials and/or any Licensed Product, and shall detail all proposed changes including the reasons therefor. The Company shall also provide to Hadasit a copy of all original safety test results and QC characterization results that will be performed on the Licensed Materials by or on behalf of the Company, and any documentation related thereto, as soon as such results are obtained, and Hadasit shall be free to use such results for any academic, commercial or other purposes outside the Field, and for uses in the Field subject to this Agreement, it being understood and agreed, however, that no commercial use shall be made by Hadasit or HMO unless and until the Parties reach an agreement regarding the reimbursement of a portion of the out of pocket expenses incurred by the Company in producing such results, commensurate to the intended commercial use.

7.2.
Within 30 (thirty) days after the end of each calendar quarter, commencing from the first Sublicense or Sale of a Licensed Product, the Company shall furnish Hadasit with a full and detailed report certified as being correct by the chief financial officer of the Company, setting out all amounts owing to Hadasit in respect of such previous calendar quarter to which the report refers, and with full details of: (i) the gross commercial sales of all Licensed Products Sold by the Company and Sublicensees during such calendar quarter, (ii) a breakdown of Net Sales according to country, identity of seller, currency of sales, dates of invoices, number and type of Licensed Products sold, (iii) any deductions applicable as provided in the definition of Net Sales, (iv) the exchange rates, if any, used in determining the amount payable to Hadasit in US Dollars and in any calculations of Net Sales and Sublicensing Receipts; and (v) Sublicensing Receipts, including a breakdown of Sublicensing Receipts according to identity of Sublicensees, countries, the nature of the payment, the currency of the payment and date of receipt thereof.

7.3.
Company shall keep complete and accurate books of account and records, consistent with sound business and accounting principles and practices and in such form and in such details as to enable the determination of the amounts due to Hadasit in terms hereof. The Company shall retain the foregoing books of account relating to a given calendar quarter for 3 (three) years after the end of that calendar quarter.

7.4.
Once every calendar year following the first Sublicense or Sale of a Licensed Product, and upon reasonable prior written notice, the Company agrees to permit Hadasit or its representatives, at Hadasit's expense, to examine their books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required under this Agreement. If any amounts due to Hadasit in respect of any year are determined to have been underpaid, in an amount equal to or greater than 5% (five percent) of the amount actually paid by the Company to Hadasit in respect of such year, then the Company shall (in addition to paying Hadasit the shortfall along with applicable interest), bear the reasonable costs of such inspection.

7.5.
During the performance of services pursuant to the Product Development Program, Hadasit shall instruct Prof. Reubinoff that he shall not knowingly utilize Controlled IP or any Intellectual Property which is proprietary to Hadasit (other than Licensed Patents, Hadasit IP or Joint IP) or any third party following an initial evaluation by Prof. Reubinoff, without the Company’s prior written consent. Hadasit shall provide the Company with periodic reports and working plans, but not less often than once per calendar quarter, with respect to the performance of services pursuant to the Product Development Program. Hadasit shall ensure that such reports and working plans shall include a statement by Prof. Reubinoff (so long as he is the principal investigator with respect thereto) or any person who may replace him, about whether such reports and/or working plans include (a) to his actual knowledge, any Controlled IP, and (b) to his actual knowledge without further investigation or inquiry, any Intellectual Property which is proprietary to Hadasit (other than Controlled IP, Licensed Patents, Hadasit IP or Joint IP) or any third party. The Company will be entitled, within thirty (30) days following its receipt of such working plans, to request that Hadasit revise a working plan so that such Intellectual Property is excluded. Any additional costs or delays that may result from the Company’s request shall be the sole responsibility of the Company.

8.	Proprietary Rights

8.1.	All Intellectual Property developed jointly in the course of the Product Development Program (“Joint IP”) shall be co-owned by the Company and Hadasit.

8.2.	All Intellectual Property developed solely by Hadasit or HMO under this Agreement in the course of the Product Development Program shall be solely owned by Hadasit (the “Hadasit IP”).

8.3.
Without derogating from the generality of Section 8.2 above, Intellectual Property developed in the course of the Product Development Program under OCS funding received by the Company and transferred to Hadasit (and as long as such Intellectual Property is subject to the R&D Law as a result of OCS funding) even if developed solely by Hadasit or HMO, shall (but only if and as required by such Law) become Joint IP.

8.4.
As between the Parties, all Intellectual Property developed by the Company under this Agreement in the Field, solely or jointly with other third parties (other than Hadasit or HMO) without the involvement of Hadasit or HMO or without the transfer of any proprietary materials of Hadasit (including but not limited to the Licensed Materials) to such third party shall be solely owned by the Company (the “Company IP”).

9.	Patents

9.1.
As of the Effective Date, the Company shall be solely responsible for the filing and prosecution of the Licensed Patents, and the maintenance of all the Licensed Patents and any challenge or opposition relating thereto, at its sole expense, after consultation with Hadasit with respect thereto. The Company shall notify Hadasit, upon its written request, of the status of such patenting activities. If Hadasit licenses to a third party, any of the Licensed Patents outside of the Field, then the Parties shall reach an amicable decision as to the equitable division of the ongoing related patent expenses after license has been granted to that third party.

9.2.
Hadasit shall cooperate and shall cause the Researchers to cooperate with the Company and/or its representatives, at no additional direct payment by the Company to the Researchers for provision of this support, as long as no additional lab work is requested outside the scope of the Product Development Program, with regard to the preparation, filing, prosecution and maintenance (as the case may be) of the Licensed Patents, including the disclosure to the Company of all relevant information with respect thereto and the execution of all documents which the Company and/or its representatives may request them to sign, from time to time, for the said purpose.

9.3.
The Company shall maintain any patents or patent applications of the Licensed Patents pursuant to this Agreement at least in the following territories: United States of America, European Union, Australia, Canada, China, India & Israel, to the extent permitted by applicable law. After approval of any patent in the European Union the Company will validate and maintain such patent in at least the following countries, to the extent permitted by applicable law: UK, France, Germany, Switzerland and Italy. If at any time during the Term the Company decides that it is undesirable, as to 1 (one) or more of the aforesaid territories, to prosecute or maintain any patents or patent applications within the Licensed Patents, it shall give at least 60 (sixty) days written notice thereof to Hadasit, and upon the expiration of such 60 (sixty) day notice period (or such longer period specified in the Company's notice) the Company shall be released from its obligations to bear the expenses to be incurred thereafter as to such patent(s) or patent application(s). Thereafter, such patent(s) or application(s) shall be deleted from the Licensed Technology in such territory and Hadasit shall be free to grant any rights in and to such patents or patent applications in such territory to third parties, without further notice or obligation to the Company, and the Company shall have no rights whatsoever to exploit such Licensed Patents or patent applications in that territory. In case of Joint IP, the assignment mechanism described in Section 13.5 below shall apply per such territory.

10.	Patent Infringement

10.1.
Each Party shall immediately notify the other Party in writing of any infringement by a third party of any Licensed Patent of which such Party becomes aware, and of any action instituted by a third party concerning any alleged infringement or any allegation by any third party of infringement resulting from the use and commercialization of the Licensed Patents of which such Party becomes aware.

10.2.
The Company shall be obligated to defend any third party infringement action as aforesaid, at its sole expense, and Hadasit shall reasonably cooperate with the Company, in connection with the investigation and defense of any infringement action as aforesaid at the Company's expense Hadasit shall have the right (but not the obligation) to be represented by counsel of its choice, at its sole expense (except in the case that representation of both Hadasit and the Company by the same counsel will impose a potential conflict of interests, in such case the Company will cover Hadasit’s out-of-pocket counsel expenses), however without having power to overrule the Company's sole discretion regarding directing the defense. Notwithstanding the foregoing, the Company shall not compromise or settle such litigation without the prior written consent of Hadasit, which consent shall not be unreasonably withheld or delayed.

10.3.
Hadasit and HMO shall cooperate and shall cause the Researchers to cooperate with the Company and/or its representatives, in connection with the investigation, prosecution or defense of any infringement action as aforesaid, at the Company’s expense and, if required under applicable law, Hadasit shall consent to be named a party to any such action.

10.4.
The Company shall have full control of such action and full authority to settle such action on terms that the Company shall determine, provided that any settlement of such action shall not derogate from Hadasit's rights under this Agreement. If the settlement adversely affects the interests of Hadasit or involves any act or omission by Hadasit, such settlement shall be subject to Hadasit’s prior written approval, which shall not be unreasonably withheld or delayed. Any proceeds received by the Company in any such litigation shall first be applied to cover out-of pocket costs and thereafter divided 75% (seventy-five) percent to the Company and 25% (twenty-five) percent to Hadasit.

10.5.	For the removal of doubt, Hadasit shall not itself be obliged to take any action to defend any action as referred to in this Section 10, save as set forth in Sections 10.2 and 10.3.

10.6.
If the Company fails to take action to defend any action as aforesaid, within 60 (sixty) days after having been duly served with such lawsuit and/or receiving notice from Hadasit in respect thereof (or within a shorter period, if required to preserve the legal rights of Hadasit and/or HMO under applicable law), then Hadasit shall have the right (but not the obligation) to take such action at its expense and the Company shall cooperate in the investigation and defense of such action, at Hadasit’s expense and, if required under applicable law or contract, consent to be named as a party to any such action. Hadasit shall have full control of such action and shall have full authority to settle such action on such terms as Hadasit shall determine. Any recovery in any such litigation shall be for the account of Hadasit only.

11.	Confidential Information; Publicity; Publications

11.1.
Each Party shall maintain in confidence all "Confidential Information" of the other Party, which shall include any and all information relating to this Agreement and the terms thereof, Know-How and all information and reports received by such Party from the other Party, whether in written, oral, electronic or any other form and which has been designated in writing as confidential. Confidential Information shall not include:

11.1.1.	is in the public domain at the time of disclosure or becomes part of the public domain thereafter other than as a result of a violation by the receiving Party of its confidentiality obligations; or

11.1.2.	was already known by the receiving Party at the time of disclosure; or

11.1.3.	is lawfully obtained from a third party under no obligation of confidentiality;

11.1.4.	is independently developed by the receiving Party without the use of the Confidential Information; or

11.1.5.	is required by law, court or any competent authority to be disclosed, provided that the receiving Party gives the disclosing Party reasonable prior written notice thereof.

11.2.
Each Party undertakes and agrees that it shall not, without the prior written consent of the other Party, disclose the Confidential Information to any third party or use the Confidential Information other than for the purposes of this Agreement (including, the exercise of any rights hereunder or in the fulfillment of any obligations hereunder).

11.3.
Notwithstanding the foregoing, a Party may disclose the Confidential Information to: (i) those of its employees, representatives, advisors, subcontractors, agents or sublicensees as, and to the extent necessary for the exercise by it of its rights hereunder, in the fulfillment of its obligations hereunder and/or for the implementation of the provisions of this Agreement and to potential investors in the Company, provided that it shall first bind such employees, representatives, advisors, subcontractors, agents, sublicensees and potential investors with a similar undertaking of confidentiality and in no event below a reasonable degree of care in writing; and (ii) any competent authority for the purposes of obtaining any approvals, permissions and/or waivers (if any) required for the exercise of the License and/or implementation of this Agreement, or in the fulfillment of any legal duty owed to such competent authority (including a duty to make regulatory filings or to comply with any other reporting requirements).

11.4.	The confidentiality and non-use undertakings in this Section 11 above shall survive the termination or expiration of this Agreement.

11.5.
The Company shall not use the names of Hadasit, HMO or any of their respective employees (including, Prof. Reubinoff and other Researchers) and Hadasit shall not use the names of the Company or its employees in any announcement, press release, promotional literature, publication, presentation or other publicity in relation to this Agreement, its subject-matter or otherwise, without the prior written consent of other Party, unless such mention is to any competent authority for regulatory approval or in fulfillment of any legal duty owed to such competent authority or is required by applicable law.

11.6.
Hadasit, Prof. Reubinoff and other Researchers shall have the right to publish the Licensed Technology or information connected with or arising from the utilization of the Materials including in the Field in any scientific journals, manuscripts, book chapters or at any scientific conferences or meetings or to give oral presentations (including lectures or seminars) to third parties relating thereto. Notwithstanding the foregoing, any such publication shall be on the condition that, to the extent that the information to be published or disclosed is information which is not in the public domain, the said contemplated publication or disclosure shall have been furnished to the Company in advance and in writing and the Company shall have failed to notify Hadasit in writing, within 30 (thirty) days from receipt of the said draft publication or disclosure, that it identified confidential information that should be protected by a patent application. Should the Company notify Hadasit pursuant to the preceding sentence that it would like to file a patent application accordingly, then Hadasit shall postpone such publication or disclosure for a cumulative period of 60 (sixty) days (as of the submission of Hadasit's written notification as provided herein above), or, at Hadasit's election, the relevant confidential information shall be deleted from such publication or disclosure. If the Company identifies in the proposed publication confidential information which is Company IP, the Company will be entitled to request the deletion of such confidential Company IP from the publication and Hadasit will accede to such request.

11.7.
The Parties agree that each publication or presentation as aforesaid shall be made in compliance with accepted scientific standards. Without derogating from the foregoing, such publication or presentation shall adequately acknowledge and appropriately reflect the contribution of the Researchers and employees of HMO and/or the Company (if applicable) and the source of information in accordance with customary scientific practice. Each of the Parties acknowledges that it is aware of the importance to the Researchers of publishing their work, and accordingly, it will use its reasonable efforts not to oppose such publications.

12.	Indemnification and Insurance

The Company shall defend, indemnify and hold harmless the Researchers, Hadasit, HMO, and their respective officers, employees, and agents (hereinafter collectively, the “Indemnitees”) from and against any loss, damage, liability and expense (including legal fees), charges, damages and/or product liability claim (all of the foregoing, collectively “Loss”) which may result from the exercise of the License and/or use or exploitation of the Licensed Technology and/or the Materials by the Company, its Affiliates or any of its subcontractors, Distributors or Sublicensees provided, however that:

12.1.
the Company’s liability under this Section 12 shall be proportionately reduced to the extent the Loss was caused or increased by the negligence or willful misconduct of an Indemnitee, or by any act or omission by an Indemnitee in violation of applicable laws and regulations or in breach of this Agreement;

12.2.
the Company is notified promptly in writing of any claim or action for which indemnity is or may be sought from the Company pursuant to this Section 12, such notice to set out the details of such complaint or claim;

12.3.
the Indemnitee has not made any admissions or taken any action or proceeding relating to such claim or action which may prejudice the defense thereof, or compromised or settled such claim or action, without the prior written consent of the Company;

12.4.
the Company shall have sole control over the defense with counsel of its own choice and the right to settle or compromise such claim or action, within its sole discretion provided that any settlement of such action that adversely affects the interests of Hadasit or involves any act or omission by Hadasit shall be subject to Hadasit’s prior written approval, which shall not be unreasonably withheld or delayed; and

12.5.
Hadasit and HMO shall cooperate fully, and shall cause the Researchers and the employees and agents of Hadasit and HMO respectively, to cooperate fully with the Company and its legal representatives, in the investigation and defense of such claim or action, including the provision of such records, information and testimony, such witnesses and the attendance of such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested by the Company in connection therewith, at the Company’s sole expense (except in the case that representation of both Hadasit and the Company by the same counsel will impose a potential conflict of interests, in such case the Company will cover Hadasit’s out-of-pocket counsel expenses).

12.6.	The Indemnitee shall be entitled, at its discretion, to engage separate legal counsel to represent such Indemnitee with respect to any such claim or action, at its sole expense.

12.7.
Neither Party shall be liable to the other Party for any special, punitive, indirect, incidental or consequential damages of any kind, including lost profits, arising out of, or in connection with this Agreement, even if such Party is advised of the possibility thereof.

12.8.
During the Term, Cell Cure shall maintain, at its cost, insurance against legal liability and other risks associated with its activities and obligations under this Agreement, in such amounts which in any case shall not be less than $ 4,000,000 (four million dollars) subject to such deductibles and on such terms as are customary for a company such as Cell Cure for the activities to be conducted by it under this Agreement. The named insured under such insurances shall be the Company, the inventors, the Scientists, Hadasit and HMO and the beneficiaries thereof shall include also the respective employees, officers and directors of Hadasit and HMO. The policy or policies so issued shall include a "cross-liability" provision pursuant to which the insurance is deemed to be separate insurance for each named insured (without right of subrogation as against any of the insured under the policy, or any of their representatives, employees, officers, directors or anyone in their name) and shall further provide that the insurer will be obliged to notify each insured in writing at least 30 (thirty) days in advance of the expiry or cancellation of the policy or policies. Cell Cure shall furnish Hadasit with evidence of such insurance at Hadasit's request.

13.	Termination

13.1.
Subject to all of the Triggering Events taking place, this Amendment shall be deemed as having come into full force and effect upon the occurrence of all of the Triggering Events and shall remain in effect unless it expires or is terminated in accordance with any of the provisions of this Section 13 (the “Term”). From the date of the execution of this Amendment, until the occurrence of all of the Triggering Events, the Original Agreement shall continue to remain in force and effect. If all of the Triggering Events do not occur by December 1, 2010, this Amendment shall be deemed null and void and the Original Agreement shall continue to remain in force and effect.

13.2.
This Agreement shall automatically terminate upon the later to occur of the following (i) the expiry of all of the Licensed Patents; or (ii) 15 (fifteen) years following the first Sale on a country-by-country and Licensed Product-by-Licensed Product basis following whereby the Company shall have a fully paid up license to continue to exploit the License without having to pay Hadasit any Royalties or Sublicensing Receipts.

13.3.	Either Party may terminate this Agreement hereunder by serving a written notice to such effect on the other Party upon or after:

13.3.1.
the commitment of a material breach hereof by the other Party, which has not been cured by the Party in breach within 60 (sixty) days after receipt of a written notice from the other Party in respect of such breach; or

13.3.2.
the granting of a winding-up order in respect of the other Party, or upon an order being granted against the other Party for the appointment of a receiver or a liquidator in respect of a substantial portion of such other Party’s assets, or if such other Party passes a resolution for its voluntary winding-up; provided that such order or act as aforesaid is not cancelled or withdrawn within 60 (sixty) days of the grant of such order or the performance of such act.

13.4.	Without derogating from the foregoing, Hadasit shall be entitled to terminate this Agreement, by providing 60 (sixty) days' prior written notice to the Company, if:

13.4.1.	The Company fails to perform any research and development or take any actions to commercialize or sell the Licensed Products over a consecutive 12 (twelve) month period;

13.4.2.	The Company fails to provide a Development Report within a 6 (six) months period and the Company fails to remedy this within 30 (thirty) days of Hadasit's notice;

13.4.3.
Company fails to pay Hadasit any payment including payment in respect of the Development Program when due pursuant to Section 3.1.2 above, and the Company fails to remedy this within 30 (thirty) days of Hadasit's notice;

13.4.4.
The Company is delinquent in transferring the "Annual Additional Research Funds" to the escrow agent when due pursuant to the Additional Research Agreement, and fails to remedy this within 30 (thirty) days of Hadasit's notice;

13.4.5.
Company fails to raise the equivalent of at least US$1,000,000 (one million US Dollars) within 1 (one) calendar year from the Effective Date and an additional US$2,000,000 (two million US Dollars) within 2 (two) years from the Effective Date, by way of one or a combination of the following sources: (i) equity investments; (ii) licensing fees; (iii) research grants; and/or (iv) commitments for funding from governmental and quasi governmental sources;

13.4.6.	The Company fails to invest at least US$ 3,000,000 (three million US dollars) in developing the Licensed Products within 4 (four) years from the Effective Date; or

13.4.7.	The Company or any of its Affiliates, Sublicensees, or Distributors contests the validity of any of the Licensed Patents.

13.5.
Upon the due termination of this Agreement by Hadasit for any of the Sections of Section 13.4 and 13.5 above, the Company’s share in the Joint IP shall be assigned to Hadasit, subject to its compliance with its undertakings to the OCS. For that purpose, upon submission of an application related to the Joint IP, the Company shall sign a deed of assignment of the Company’s interests in the Joint IP to Hadasit, detailing the Joint IP application. Such assignment shall be held under trust by the patent attorney appointed by the Company to handle the Licensed Patents pursuant to Section 9 above. Upon termination of this Agreement in accordance with Sections 13.3 and 13.4 above, any and all such deeds of assignments so held in trust shall be surrendered to Hadasit within 30 (thirty) calendar days of its written demand, stating the grounds for due termination.

13.6.	Upon termination hereof for any reason, each Party shall be entitled to collect any debt then owed to it by the other Party hereunder.

13.7.	Save as explicitly stipulated otherwise in any Agreement, any provision, that by its nature, is intended to survive termination, shall survive the termination or expiration of this Agreement.

14.	Assignment

14.1.
Neither Party shall be entitled to assign this Agreement or any or all of its rights, interests, or obligations hereunder to a third party without the prior written consent of the other Party, which consent shall not be withheld or delayed unreasonably and any unauthorized assignment or transfer shall be deemed null and void. A merger of the Company with another entity whereby the Company is not the surviving entity, or the acquisition of all or substantially all of the Company’s assets or business, shall be deemed to be an assignment, under which the Company shall be entitled to assign all its rights and/or obligations, provided that: (i) the Company provides written notice to Hadasit of such assignment, merger or acquisition, and (ii) the assignee shall undertake in writing to be bound by all of the terms and conditions of this Agreement.

14.2.
Notwithstanding the foregoing, the Company shall be entitled to assign all its rights and/or obligations hereunder to any of its Affiliates, or to any entity that acquires all or substantially all of the Company’s shares, assets or business in accordance with the provisions set out in Section 14.1 above. The Company shall provide Hadasit with written notice of any such assignment and a written undertaking by the assignee to be bound by the terms of this Agreement.

14.3.
Save as provided in Section 14.1 above, the Company will not be entitled to assign or encumber any or all of its rights or obligations under this Agreement or arising therefrom without the prior written consent of Hadasit.

15.	Severability

The provisions of this Agreement are severable and, if any provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law, then such provision shall be modified as set out below and the balance of this Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms. The Parties shall negotiate in good faith in order to agree on the terms of an alternative provision which complies with applicable law and achieves, to the greatest extent possible, the same effect as would have been achieved by the invalid, illegal or unenforceable provision.

16.	Governing Law and Jurisdiction

This Agreement shall be governed in all respects by the laws of Israel and the Parties hereby submit to the exclusive jurisdiction of the competent courts in Jerusalem.

17.	Notices

Any notice or other communication required to be given by one Party to the other under this Agreement shall be in writing and shall be deemed to have been served: (i) if personally delivered, when actually delivered; or (ii) if sent by facsimile, the next business day after receipt of confirmation of transmission; or (iii) 5 (five) days after being mailed by certified or registered mail, postage prepaid (for the purposes of proving such service, it being sufficient to prove that such notice was properly addressed and posted) to the respective addresses of the Parties set out below, or to such other address or addresses as any of the Parties hereto may from time to time in writing designate to the other Parties hereto pursuant to this Section 17:

If to the Company:
Cell Cure Neurosciences Ltd.
Kiryat Hadassah, PO Box 12247
Jerusalem 91121, Israel
Facsimile: + 972 2 642 9856
Attention: The Managing Director

With a copy (which will not constitute notice):
Baratz & Co.
Attorneys-at-Law & Notaries
1 Azrieli Center, Round Tower, 18th Floor
Tel Aviv 67021
Israel
Attention: Adv. Yael Baratz
Facsimile: +972 3 6960986

If to Hadasit:
Hadasit Medical Research and Development Ltd.
POB 12000
Jerusalem 91120 Israel
Facsimile: +972 3 6437712
Attention: Ms. Carole Grumbach

With a copy (which will not constitute notice) to:
Ephraim Abramson & Co., Law Offices
2 Beitar Street, Third Floor
Jerusalem 93386 Israel
Fax: +972-2-565-4001
Attention: Harry Grynberg, Adv. and Ami Hordes, Adv.

18.	Miscellaneous

18.1.	The headings in this Agreement are intended solely for convenience or reference and shall be given no effect in the interpretation of this Agreement.

18.2.
Save as expressly provided in Section 12 above, this Agreement does not, and is not intended to, create or confer any enforceable rights or remedies upon a third party (being any person other than the Parties to this Agreement and their permitted successors and assignees).

18.3.
If applicable laws require that taxes be withheld from any amounts due to Hadasit under this Agreement, the Company shall (a) deduct these taxes from the remittable amount, (b) pay the taxes to the proper taxing authority, and (c) deliver to Hadasit a statement including the amount of tax withheld and justification therefore, and such other information as may be necessary for tax credit purposes.

18.4.
This Agreement, constitutes the entire agreement between the Parties hereto in respect of the subject-matter hereof, and supersedes all prior agreements or understandings between the Parties relating to the subject-matter hereof and this Agreement may be amended only by a written document signed by the Parties hereto. In the event of any contradiction between this Agreement (and its Annexes) and the provisions of the Sponsored Research Agreement between the Parties dated September 1, 2006, the provisions of this Agreement (and its Annexes) shall prevail.

18.5.
This Agreement may be executed in any number of counterparts (including counterparts transmitted by fax or by electronic mail in PDF format), each of which shall be deemed to be an original, but all of which taken together shall be deemed to constitute one and the same instrument.

18.6.
No waiver by any Party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such Party’s rights under such provisions at any other time or a waiver of such Party’s rights under any other provision of this Agreement. No failure by any Party hereto to take any action against any breach of this Agreement or default by another Party hereto shall constitute a waiver of the former Party’s rights to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other Party.

18.7.
Nothing contained in this Agreement shall be construed to place the Parties in a relationship of partners or parties to a joint venture or to constitute either Party an agent, employee or a legal representative of the other Party and neither Party shall have power or authority to act on behalf of the other Party or to bind the other Party in any manner whatsoever.

18.8.
Hadasit hereby represents and warrants that it is authorized to represent and to bind HMO with respect to the matters contained herein and that HMO shall abide by the terms and conditions of this Agreement as if it were a party hereto.

18.9.
Each Party agrees to execute, acknowledge and deliver such further documents and instruments and to do any other acts, from time to time, as may be reasonably necessary, to effectuate the purposes of this Agreement.

18.10.
For the avoidance of doubt, any references in the Product Development Agreement to provisions of the Original Agreement shall, upon the coming into force of this Amendment, be deemed to refer to the corresponding provisions of this amended Agreement.

[Remainder of Page Intentionally Left Blank]

Signature Page
Amended and Restated Research and License Agreement

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first aforementioned.

/s/ Charles S. Irving
CELL CURE NEUROSCIENCES LTD.

By: Dr. Charles S. Irving
Title: C.E.O.
Date: 7/10/2010

/s/ Einat Zisman /s/ Menachem Katz
HADASIT MEDICAL RESEARCH SERVICES AND DEVELOPMENT LTD.

By: Dr. Einat Zisman
Title: C.E.O.
Date:

By: Menachem Katz
Title: Deputy Director, General Finance
Date:

I hereby confirm that I will abide by the instructions issued to me by Hadasit pursuant to Section 7.5 of the Agreement.

/s/ Benjamin Reubinoff
Prof. Benjamin Reubinoff
Date: ___________________

List of Annexes:

Annex A	Patent Applications
Annex B	Licensed Materials Specifications
Annex C	Commercial Terms – Teva Sublicense
Annex D	Teva License Option Agreement
Annex E	Additional Research Agreement
Annex F	Product Development Agreement
Annex G	Product Development Program
Annex H	Approval of HMO Ethics committee
Annex I	Informed Consent Form
Annex J	Form of MTA

Annex A
Patent Applications

Exclusive License in the Field

Family:            249            Title:            Stem Cells Culture Systems

Only Claims 20-39 (p.24 line 23 - p. 28 line 28) of the PCT application #249-01 and the parts of the corresponding National Phase applications that include the mentioned claims and the related parts of the detailed description are included in the License.

Inventor	University	Faculty	Department
Banin Eyal	Hadassah Ein Kerem	Opthalmology
Ben Shushan Etti	Hadassah Ein Kerem
Itsykson Pavel	Hadassah Ein Kerem
Tannenbaum Shelly	Hadassah Ein Kerem	Gene Therapy
Reubinoff Benjamin	Hadassah Ein Kerem	Gene Therapy

	Application				Publication		Patent
Patent ID	Status	Country	Date	Number	Date	Number	Date	Number
249-00	Expired	US	31/12/2004	60/639,809
249-01	Expired	PCT	29/12/2005	IL2005/001397	06/07/2006	WO2006/070370
249-02	Pending	US	02/04/2007	11/730,560
249-03	Pending	Europe	29/12/2005	05821535.01
	Pending	US	29/12/2005	11/794,262	23/04/2009	2009-0104695

Family:            315            Title:            Stem Cell Derived Retinal Pigment Epithelial Cells

Inventor	University	Faculty	Department
Alper Pinus Ruslana	Hadassah Ein Kerem
Banin Eyal	Hadassah Ein Kerem	Opthalmology
Idelson Masha	Hadassah Ein Kerem
Obolensky Alexey	Hadassah Ein Kerem
Reubinoff Benjamin	Hadassah Ein Kerem	Nuclear Medicine

	Application				Publication		Patent
Patent ID	Status	Country	Date	Number	Number	Date	Number
315-00	Expired	US	18/04/2007	60/907,818
315-01	Expired	PCT	27/04/2008	IL08/000556	WO2008/129554
315-02	Pending	Canada	27/04/2008	2,684,460
315-03	Pending	Europe	27/04/2008	08738258.6
315-04	Pending	US	27/04/2008	12/450,943
315-05	Pending	Japan	27/04/2008	2010-503665
315-06	Pending	Israel	27/04/2008	210600
315-07	Pending	China	27/04/2008	200860020748.0
315-08	Pending	Australia	27/04/2008	2008242106
315-09	Pending	India	27/04/2008	6790/CHENP/2009
315-10	Pending	Hong Kong	27/04/2008	1017017.2

Annex B

LICENSED MAERIAL SPECIFICATIONS

Each cell line has been produced under cGMP conditions, and xeno-free at primary level.

The hESC are being provided for use as a source material for a therapeutic product and Hadasit has no reason to believe that the hESC and feeder cell lines, if used by the Company in accordance with regulatory guidelines, are not consistent with such use.

One WCB of cord feeder cell line that will include a minimum of 40 vials (with a minimum of 5X106 per vial or equivalent) and additional 10 vials (with a minimum of 2.5x106 per vial) will be provided and shall be replication incompetent, meaning irradiated. The specified number of vials is before any characterization and safety testing

Five ampoules of 2 x 106 cells/ampoule of WCB cord feeders, which have not been irradiated or blocked by mitomycin C and are at passage earlier than ten (10) and are from the same MCB from which the irradiated WCB was developed will be provided. As part of the company’s OCS 2010 or OCS 2011 project or other funding source, the Company will cover all costs related to the preparation of the WCB from which these five ampoules will originate and the characterization of the WCB according to the recommendations of FDA consultant .

Three vials of the feeder MCB from the same MCB from which the irradiated WCB was developed will be provided.

Three ampoules of MCB of the hESC line that will be chosen by the Company to be used for the development of the RPE cell batch will be provided.

Each feeder and hESC cell line will be provided with a certificate of analysis (COA).

The Company shall also be provided with the following documentation that are required for the Company’s quality system and regulatory submissions:

1) Complete development reports for the WCBs of feeder cell line and the MCB of the hESC line. The reports will contain donor testing results for human pathogens, and descriptions of the propagation and cryopreservation procedures and materials used for developing the lines. The reports will include the qualification of all key cytokines, growth factors, media, etc used for propagation and cryopreservation of the lines. The reports should also contain descriptions of the procedures and materials that the donated cells were exposed to

2. Complete characterization reports for the feeder cell line and hESC line in the form of Certificates of Analysis (COA). The reports will contain test results of the master banks for adventitious viruses (if available), karyology, identity, purity, phenotyping and proliferative ability.

3. A report of the tests that demonstrates MCB hESC viability after thawing and that their proliferation potential is maintained and that they retain their pluripotent characteristics. This report will be in the form of the batch-related COA

4. A complete report of the tests performed on the WCB of feeders that demonstrate the ability of the feeder cells to support undifferentiated growth of the hESCs following cryopreservation and thawing. This report will be in the form of the batch-related COA.

5. A summary of all coded patient information related to the specific hESC and cord feeder line(s) as listed in the donor-specific Case Report Forms (CRF) will be supplied. The coded patient summary will include,embryo and tissue donor medical histories and compliance with acceptance or exclusion criteria, and embryo and tissue donor testing results for human communicable diseases. Sample informed consent forms will be appended.

6. The SOPs and analytical methods that the company requires for the thawing, expansion, characterization, and freezing of feeder cells and hESC under cGMP conditions as well as irradiation of feeders will be provided.

7. SOPs related to establishing and operating a quality system for production under cGMPs will be provided.

Annex C

Commercial Terms – Teva Sublicense

Should a Sublicense be granted by the Company to Teva pursuant and subject to the Teva License Option Agreement attached hereto as Annex D, as may be amended from time to time, subject to the provisions of paragraph 5 of this Annex C, if Teva exercises the option thereunder in accordance therewith (the “Teva Sublicense”), then all of the terms of the Agreement shall continue to be applicable, subject to the following qualifications:

1.
Notwithstanding the provisions of Sections 3.1.3 and 3.1.4 of the Agreement, Hadasit shall not be entitled to Royalties or payments of Sublicensing Receipts in respect of the Teva Sublicense as required under such Sections, but rather will be entitled to 30% (thirty percent) of all Teva Sublicensing Receipts. For purposes hereof, “Teva Sublicensing Receipts” shall mean any and all consideration of any kind, whether monetary or otherwise, received by the Company for or in connection with the grant of, or otherwise pursuant to, the Teva Sublicense (including any payments which may be made prior to the exercise of the option), including, without limitation, one-time, lump sum, and other payments (including milestone payments), sublicensing and further sublicensing receipts and amounts received by the Company which constitute royalties based on Sales of Licensed Products by Teva, its affiliates or its sublicensees except for (i) amounts received by the Company from Teva as loan capital or equity capital loaned or purchased at or below fair market value;(ii) amounts received by the Company in reimbursement of patent expenses and (iii) amounts received by the Company from Teva, and actually expended by the Company in respect of research related to Licensed Products covered by the Teva Sublicense and/or development activities to be performed by or for the Company, plus reasonable overhead, provided that:

1.1.	any such amounts constitute research and/or development funding only and not payment for Licensed Products nor any other type of grant or benefit;

1.2.
such research and/or development activities are performed pursuant to a defined research and development program and research and development budget agreed with Teva, a copy of which is provided to Hadasit; and

1.3.
the Company submits to Hadasit, by no later than 60 (sixty) days of the filing of a BLA or equivalent, a written expense report, confirmed by the Company's chief financial officer, demonstrating that such amounts have actually been expended and/or incurred by the Company in the conduct of such research and/or development activities in accordance with such work program and budget, and that the expenses actually incurred by the Company as aforesaid include reasonable overhead costs, it being agreed, for the removal of doubt, that any amounts received by the Company as aforesaid, but not expended and/or incurred as set out above, shall be deemed to be Teva Sublicensing Receipts.

2.	Section 3.2 of the Agreement shall be of no further effect.

3.	Section 3.4 of the Agreement shall be of no further effect.

4.
The rest of the provisions of the Agreement shall continue to apply, mutatis mutandis. All references to “Sublicensing Receipts” shall be deemed as including “Teva Sublicensing Receipts”, unless the context dictates otherwise, in view of the provisions of Section 1 of this Annex C.

5.
The Company shall not amend the Teva License Option Agreement, in a way which is adverse to Hadasit, without Hadasit's prior written consent, it being understood and agreed, however, that the investment by Teva of research and development funds into the Company which are recognized under Section 1(ii) of this Annex C, shall not be considered as being adverse to Hadasit.

The Parties agree that, for the avoidance of doubt, in the event that Teva does not exercise its option for the Teva License in accordance with the Teva License Option Agreement, or if the Teva License Option Agreement is for any or no reason cancelled or terminated at any time then the terms of this Annex C shall be terminated and null and void, it being understood and agreed, however, that Hadasit shall not be entitled to milestone payments pursuant to Section 3.4 of the Agreement in respect of development milestones that took place prior to the termination of the Teva License Option Agreement, provided that Teva previously effected all corresponding milestone payments that were due under the Teva License Option Agreement prior to such termination and Hadasit received the corresponding payments therefor.

For the avoidance of doubt, in the event of any contradiction between the side letter delivered to Teva in respect of Teva’s “step in rights” within the framework of the Round and the provisions of Section 2.4 (other than sub-clauses (iii), (iv), (viii), (ix), (x), and (xi) thereof) of this Agreement, the provisions of such side letter shall prevail. Nothing contained in the Teva License Option Agreement or in Sections 4 and 5 of such side letter shall be interpreted or applied as increasing or extending the liability, obligation or commitment of Hadasit to Cell Cure or Teva on any account.

For the further avoidance of doubt, the foregoing provisions of this Annex C shall also apply to any license granted to Teva in respect to OpRegan Plus™, so long as such license is upon the same terms as the Teva License Option Agreement.

Annex C

Reinhold Cohn and Partners *Patent Attorneys*

P.O.B. 4060, Tel Aviv 61040, Israel Tel: 03-7109403 Fax: 03-7109382 *Founded 1934*

Cellcure Neurosciences Ltd. – PATENT STATUS REPORT – 04 October 2010

Applicant - Hadasit Medical Research Services & Development Limited

Title - STEM CELLS CULTURE SYSTEMS

Country	App. No.	Our Ref.	Filed	Publication No.	Date of Publication	Next Renewal	Status/Next action
U.S.A. provisional	60/639,809	1576438	29/DEC/2004				Term Ended
International Procedure	IL2005/001397	1643105	29/DEC/2005	WO 2006/070370	06/JUL/2006		National Phase entered, case finished
U. S. A.	11/794,262	1758382	29/DEC/2005	2009-0104695	23/APR/2009	After Patent Grant	In Examination/ Office Action to be responded by **18/OCT/2010** (Final DL 18/NOV/2010). IDS to be filed.
U. S. A.	11/730,560	1722347	02/APR/2007	2007-0212777	13/SEP/2007	After Patent Grant	In Examination/ Awaiting next Office Action. IDS to be filed.
Europe	05821535.1	1758374	29/DEC/2005	1844136	17/OCT/2007	29/DEC/2010	In Examination/ Office Action to be responded by 26/DEC/2010 (Final DL 26/FEB/2011)

Please note that this report is for internal use only and may not be relied on

01774397\156-02

Please note that the figures provided in this report are an estimate only and that costs may increase each year.
Regarding applications undergoing examination,please note the following:
(i) for applications in which at least one Office Action has issued, the next action item may be either the issuance of a new Action, or the acceptance of the application.
(i) the estimate costs provided for handling Office Actions refer to professional fees and do not include officialfees which might be incurred, such as extension fees.
(ii) the costs involved in the handling of an Official Action may vary considerably as a function of criteria such as the complexity of the Action, the amount of work and time spent on its handling and the service fees of our foreign associates.
(iii) for pending applications where examination has commenced,the estimate cost provided is for handling a single Office Action, and it may happen that more than one Office Action be issued in a single year.
(iv) the cost estimates for drafting a full-fledged patent specification may vary widely, depending on factors such as additionalmaterial provided, the level of description in the provisional taxt etc.

G.E.EHRLICH (1995) ltd.	Tel.: 073-7919199 Fax: 073-7919100	e-mail: patents@ipatent.co.il
October4.2010

STATUS REPORT BY COUNTRY
For
Cell Cure Neurosciences Ltd.

Patents

USA
EMBRYONIC STEM CELLS AND NEURAL PROGENITOR CELLS DERIVED THEREFROM
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	States	Owner
45693	USA CON	14-Mar-2000 PQ6211	06-Feb-20G9	14-Mar-2001 12/367,075		3 Month Due Date to FINAL 17-Nov-2010	Pending	ES Ceil International PTE Ltd.

METHODS OF CULTURJNG EMBRYONIC STEM CELLS AND CONTROLLED DIFFERENTIATION
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
45746	USA CON	20-Jun-2000 PQ8242	30-Jan-2009	20 -Jun-2001 12/363,194		3 Month Due Date to FINAL 09-Oct-2010	Pending	ES Cell International PTE Ltd,

NEURAL PROGENrrOR CELLS DERIVED FROM EMBRYONIC STEM CELLS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
44325	USA CON	14-Mar-2000 PQ6211	13-Jun-2008	04-0ct-2001 12/157,864			Pending	ES Cell International PTE Ltd.

GENERATION OF NEURAL STEM CELLS FROM UNDIFFERENTIATED HUMAN EMBRYONIC STEM CELLS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	NextAction	Status	Owner
43122	USA DIV	05-Jun-2002 PS2793	06-Jun-2008	05-Jun-2003 12/134,521			Pending	ES Cell International PTE Ltd.

STEM CELL-DERIVED RETINAL PIGMENT EPITHELIAL CELLS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date PatentNo.	Next Action	Status	Owner
47434	USA NP	18-Apr-2007 60/307,818	19-0ct-2009	27-Apr-2008 12/450,943			Pending	Hadasit Medical Research Services and Development Ltd.

EMBRYONIC STEM CRLS AND NEURAL PROGENITOR CELLS DERIVED THEREFROM
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date PatentNo.	Next Action	Status	Owner
39675	USA (Paris)	14-Mar-2000 PQ6211		14-Mar-2001 09/808,382	17-Mar-2009 7,504,257	Tax 3.5 17-Sep-2012	Granted	ES Cell international PTE Ltd.

G.E.EHRLICH (1995) ltd.	Tel.: 073-7919199 Fax: 073-7919100	e-mail: patents@ipatent.co.il

METHODS OF CULTURING EMBRYONIC STEM CELLS AND CONTROLLED DIFFERENTIATION
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
39694	USA (Paris)	20-Jun-2000 PG8242		20-Jun-2001 09/885,679	26-Sep-2006 7,112,437	Tax 7,5 26-Mar-2014	Granted	ES Cell International PTE Ltd.

IMPLANTING NEURAL PROGENfTOR CELLS DERIVED FOR HUMAN EMBRYONIC STEM CELLS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
39677	USA CIP	14-Mar-2000 PQ6211		04-0ct-2001 09/970,543	14-Mar-2006 7,011,828	Tax 7.5 14-Sep-2 013	Granted	ES Cell International PTE Ltd.

GENERATION OF NEURAL STEM CELLS FROM UNDIFFERENTIATED HUMAN EMBRYONIC STEM CELLS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date latent No.	Next Action	Status	Owner
39705	USA CON	05-Jun-2002 PS2793	03-Dec-2004	05-Jun-2003 11/005,518	20-0ct-2009 7,604,992	Tax 3,5 20-Apr-2013	Granted	ES Cell International PTE Ltd.

Europe
EMBRYONIC STEM CELLS AND NEURAL PROGENITOR CELLS DERIVED THEREFROM
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
39671	Europe NP	14-Mar-2000 PQ6211	13-Dec-2001	14-Mar-2001 01911277.0		Tax 11 14-Mar-2011 DIV New Rule due FINAL 1-Feb-2012	Pending	ES Cell International PTE Ltd.

METHOD OF CONTROLLING DIFFERENTIATION OF EMBRYONIC STEM (ES) CELLS BY CULTURJNG ES CELLS IN THE PRESENCE OF BMP-2 PATHWAY ANTAGONISTS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
49733	Europe DIV	20-Jun-2002 PQ8242		20-Jun-2001		Tax 11 20-Jun-201t	Pending	ES Cell International PTE Ltd.

METHOD OF CONTROLLING DIFFERENTIATION OF EMBRYONIC STEM (ES) CELLS BY CULTURJNG ES CELLS IN THE PRESENCE OF BMP-2 PATHWAY ANTAGONISTS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
39690	Europe NP	20-Jun-2000 PQ8242	17-Jan-2003	20-Jun-2001 01942909.1		Tax11 20-Jun-2011	Pending	ES Cell International PTE Ud.

GENERATION OF NEURAL STEM CELLS FROM UNDIFFERENTIATED HUMAN EMBRYONIC STEM CELLS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
49898	Europe DIV	05-Jun-2002 PS2793		05-Jun-2003 not yet known			Pending	ES Cell International PTE Ud.

G.E.EHRLICH (1995) ltd.	Tel.: 073-7919199 Fax: 073-7919100	e-mail: patents@ipatent.co.il

GENERATION OF NEURAL STEM CELLS FROM UNDIFFERENTIATED HUMAN EMBRYONIC STEM CELLS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No,	Issue [fete Patent No.	Next Action	Status	Owner
49735	Europe DIV	05-Jun-2002 PS2793		05-Jun-2003 not yet known			Pending	ES Cell International PTE lid.

GENERATION OF NEURAL STEM CELLS FROM UNDIFFERENTIATED HUMAN EMBRYONIC STEM CELLS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
39707	Europe NP	G5-Jun-2002 PS2793	23-Dec-2O04	05-June-2003 03724662.6		Tax 9 05-Jun-2011	Pending	ES Cell international PTE Ltd.

STEM CELL-DERIVED RETINAL PIGMENT EPITHELIAL CELLS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
47435	Europe NP	18-Apr-2007 60/907,818	18-NOV-2009	27-Apr-2G08 08738258.6		Response to Office Action 12-Dec-2010 DIV New Rule due FINAL 12-Aug-2012	Pending	Hadasit Medical Research Services and Development Ltd.
Israel
EMBRYONIC STEM CELLS AND NEURAL PROGENfTOR CELLS DERIVED THEREFROM
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
48293	Israel DIV	14-Mar-2000 PQ6211	25-Mar-2010	14-Mar-2001 204766			Pending	ES Cell International PTE Ltd.

EMBRYONIC STEM CELLS, NEURAL PROGENITOR CELLS DERIVED THEREFROM AND METHODS FORTHE PREPARATION THEREOF
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
39682	Israel (Paris)	04-0ct-2001 09/970,543		03-Oct-2002 152106		Response to Office Action FINAL 25-Nov-2010	Pending	ES Cell International PTE Ltd.

STEM CELL-DERIVED RETINAL PIGMENT EPITHELIAL CELLS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
47439	Israel NP	18-Apr-2007 60/907,818	18-0ct-2009	27-Apr-2008 201600		Section 18 response due FINAL 27-Qct-2010	Pending	Hadasit Medical Research Services and Development Ltd.

EMBRYONIC STEM CELLS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
39663	Israel HP	09-Nov-1998 PP7009	23-Apr-2001	09-Nov-1999 142748	06-Jan-2007 142748	Tax 15-18 09-NOV-2013	Granted	ES Cell International PTE Ltd.

G.E.EHRLICH (1995) ltd.	Tel.: 073-7919199 Fax: 073-7919100	e-mail: patents@ipatent.co.il

EMBRYONIC STEM CEILS AND NEURAL PROGENITOR CELLS DERIVED THEREFROM
OurRef	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
39672	Israel NP	14-Mar-2000 P06211	09-Aug-2002	14-Mar-2001 151170			Allowed	ESCell International PTE lid.

METHODS OF CULTURJNG EMBRYONIC STEM CELLS USING BMP2 ANTAGONISTS AND CELLS GENERATED THEREBY
OurRef	Country	Earliest Priority	Entry Date	Filing Date Application No,	Issue Date Patent No.	Next Action	Status	Owner
39692	Israel NP	20-Jun-2000 PQ8242	28-Nov-2002	20-Jun-2001 153095		Tax 11 20-Jun-2011	Allowed	ESCell International PTE lid.
UK
STEM CELLS
OurRef	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent Ho.	Next Action	Status	Owner
39704	UK DIV	05-Jun-2002 PS2793	05-Sep-2006	05-Jun-2003 0617406.4	04-Apr-2007 2427616	Tax 9 05-Jun-2011	Granted	ES Cell International PTE Ltd.

STEM CELLS
OurRef	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
39703	UK NP	05-Jun-2002 PS2793	22-Dec-2004	05-Jun-2003 0428149.9	21-Mar-2007 2407821	Tax 9 05-June-2011	Granted	ES Cell International PTE Ltd.

Australia
GENERATION OF NEURAL STEM CELLS FROM UNDIFFERENTIATED HUMAN EMBRYONIC STEM CELLS
OurRef	Country	Earliest Priority	Entry Date	Filing Date Application No,	Issue Date Patent No.	Next Action	Status	Owner
47120	Australia DIV	05-Jun-2002 PS2793	11-Sep-2009	05-Jun-2003 2009213101		Tax 9 05-Jun-2011	Pending	ES Cell International PTE Ud.

STEM CELL-DERIVED RETINAL PIGMENT EPITHELIAL CELLS
OurRef	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
47436	Australia NP	18-Apr-2007 60/907,818	17-Nov-2009	27-Apr-2008 2008242106		Tax 6 + Request Examination Due 27-Apr-2013	Pending	Hadasit Medical Research Services and Development Ltd.

EMBRYONIC STEM CELLS AND NEURAL PROGENITOR CELLS DERIVED THEREFROM
OurRef	Countiy	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
39679	Australia DIV	04-Oct-2001 09/970,543	04-0ct-2002	14-Mar-2001 2002301347	31-Jul-2008 2002301347	Tax 11 14-Mar-2011	Granted	ESCell International PTE Ltd,

G.E.EHRLICH (1995) ltd.	Tel.: 073-7919199 Fax: 073-7919100	e-mail: patents@ipatent.co.il

EMBRYONIC STEM CELLS AND NEURAL PROGENITOR CELLS DERfVED THEREFROM
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
39669	Australia DIV	14-Mar-2000 PQ6211	13-Jan-2005	14-Mar-2001 2005200148	10-Apr-2008 2005200148	Tax 11 14-Mar-2011	Granted	ES Cell International PTE Ltd.

EMBRYONIC STEM CaLS AND NEURAL PROGENITOR CELLS DERIVED THEREFROM
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
39668	Australia NP	14-Mar-2000 PQ6211	25-Jul-2002	14-Mar-2001 40361/01	04-Jan-2007 779694	Tax 11 14-Mar-2011	Granted	ESCeil International PTE Ltd.

METHOD OF CONTROLLING DIFFERENTIATION OF EMBRYONIC STEM (ES) CELLS BY CULTURING ES CELLS IN THE PRESENCE OF BMP-2 PATHWAY ANTAGONISTS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
39688	Australia NP	20-Jun-2000 PQ8242	21-NOV-2G02	20-Jun-2001 2001265704	23-Nov-2006 2001265704	Tax 11 20-Jun-2011	Granted	ES Cell International PTE Ltd.

GENERATION OF NEURAL STEM CELLS FROM UNDIFFERENTIATED HUMAN EMBRYONIC STEM CELLS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
39702	Australia NP	05-Jun-2002 PS2793	QS-Dec-2GG4	05-Jun-2003 2003229132	24-Sep-2009 2003229132	Tax 9 05-Jun-2011	Granted	ES Cell International PTE Ltd.
Honq Konq
STEM CELL-DERIVED RETINAL PIGMENT EPITHELIAL CELLS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
49360	Hong Kong NP	18-Apr~2007 60/907,818	20-JUI-2010	27-Apr-2008 10107017.2			Pending	Hadasit Medical Research Services and Development Ltd.
Canada
EMBRYONIC STEM CELLS AND NEURAL PROGENITOR CELLS DERIVED THEREFROM
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
39670	Canada NP	14-Mar-2000 PQ6211	13-Sep-2002		14-Mar-2001 2,403,000	Response to Office Action FINAL 03-Feb-2011	Pending	ESCeil International PTE Ltd.

METHOD OF CONTROLLING DIFFERENTIATION OF EMBRYONIC STEM (ES) CELLS BY CULTURING ES CELLS IN THE PRESENCE OF BMP-2 PATHWAY ANTAGONISTS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
39689	Canada NP	20-Jun-20G0 PQ8242	17-Dec-2002	20-Jun-2001 2,411,914		Response to Office Action FINAL 14-Jan-2011	Pending	ES Cell International PTE lid,

G.E.EHRLICH (1995) ltd.	Tel.: 073-7919199 Fax: 073-7919100	e-mail: patents@ipatent.co.il

EMBRYONIC STEM CELLS AND NEURAL PROGENITOR CELLS DERIVED THEREFROM
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patents No.	Next Action	Status	Owner
39680	Canada (Paris)	14-Oct-2001 09/970,543		13- Oct-2002 2,406,610		Response to Office Action FINAL 03-Nov-2010	Pending	Hadasit Monash University; National University of SG [Assigned to ESI by Agreement]

GENERATION OF NEURAL STEM CELLS FROM UNDIFFERENTIATED HUMAN EMBRYONIC STEM CELLS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No	Issue Date Patent No.	Next Action	Status	Owner
39706	Canada NP	05-Jun-2002 PS2793	03-Dec-2004	05-Jun-2003 2,488,429		Tax9 05-Jun-2011	Pending	ES Cell International PTE Ltd.

STEM CELL-DERIVED RETINAL PIGMENT EPITHELIAL CELLS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
47437	Canada NP	18-Apr-2007 601907,818	16-0ct-2009	27-Apr-2008 2,684.460		Tax4 27-Apr-2011	Pending	Hadasit Medical Research Services and Development Ltd.

Singapore
EMBRYONIC STEM CELLS AND NEURAL PROGENITOR CELLS DERIVED THEREFROM
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patents No.	Next Action	Status	Owner
39674	Sigapore NP	14-Oct-2000 PQ6211	30-Jul-2002	14-Mar-2001 200204566-4	30-Nov-2004 90819	Tax 11 14-Mar-2011	Granted	ES Cell International PTE Ltd.

METHOD OF CONTROLUNG DIFFERENTIATION OF EMBRYONIC STEM ESlCELLS BY CULTURING ES CELLS IN THE PRESENCE OF BMP-2 PATHWAY ANTAGONISTS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patents No.	Next Action	Status	Owner
39691	Sigapore NP	22-Jun-2000 PQ8242	22-Nov-2002	20-Jun-2001 200207148-8	29-Apr-2005 93380	Tax 11 20-Jun-2011	Granted	ES Cell International PTE Ltd.

EMBRYONIC STEM CELLS AND NEURAL PROGENITOR CELLS DERIVED THEREFROM
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patents No.	Next Action	Status	Owner
39684	Sigapore (Paris)	04-Oct-2001 09/970,543		04-Oct-2002 200206039-0	30-Jan-2009 144689	Tax 11 04-Oct-2011	Granted	Hadasit Monash University; National University of SG [Assigned to ESI by Agreement]

G.E.EHRLICH (1995) ltd.	Tel.: 073-7919199 Fax: 073-7919100	e-mail: patents@ipatent.co.il

GENERATION OF NEURAL STEM CELLS FROM UNDIFFERENTIATED HUMAN EMBRYONIC STEM CELLS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	status	Owner
39708	Singapore NP	05-Jun-2002 PS_2793	02-Dec-2004	05-Jun-2003 200407029-8	31-0ct-2005 108144	Tax9 05-Jun-2011	Granted	ES Cell International PTE Ltd.

India
STEM CELL-DERIVED RETINAL PIGMENT EPITHELIAL CELLS
Our Ref	Countiy	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
47441	India NP	18-Apr~2007 60/907,818	18-Nov-2009	27-Apr-2008 6790/CHENP/2009		Request Examination Due 18-Apr-2011	Pending	Hadasit Medical Research Services and Development Ltd.

China
STEM CELL-DERIVED RETINAL PIGMENT EPITHELIAL CELLS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
47440	China NP	18-Apr-2007 60/907,818	18-Dec-2009	27-Apr-2008 200880020748.0			Pending	Hadasit Medical Research Services and Development Ltd.

Japan
EMBRYONIC STEM CELLS AND NEURAL PROGENITOR CELLS DERIVED THEREFROM
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
39673	Japan NP	14-Mar-2G00 PQ6211	13-Sep-2002	14-Mar-2001 2001-567299			Pending	ES Ceil International PTE Ltd.

METHOD OF CONTROLLING DIFFERENTIATION OF EMBRYONIC STEM (ES) CELLS BY CULTURING ES CELLS IN THE PRESENCE OF BMP-2 PATHWAY ANTAGONISTS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
39693	Japan NP	20-Jun-2000 PQ8242	20-Dec-2002	20-Jun-2001 2002-504612			Pending	ESCell International PTE Ltd.

EMBRYONIC STEM CELLS AND NEURAL PROGENITOR CELLS DERIVED THEREFROM
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
43718	Japan DIV	Q4-Oct-20G1 09/970,543	09-Apr-2008	04-0ct-2002 2008-101883		Respond to Office Action FINAL 21-0ct-2010	Pending	Hadasit; Monash University; National University of SG [Assigned to ESI by Agreement]

STEM CELL-DERIVED RETINAL PIGMENT EPITHELIAL CELLS
Our Ref	Country	Earliest Priority	Entry Date	Filing Date Application No.	Issue Date Patent No.	Next Action	Status	Owner
47438	Japan NP	18-Apr-2007 60/907,818	19~0ct-2009	27-Apr-2008 2010-503665		Request Examination Due 27-Apr-2011	Pending	Hadasit Medical Research Services and Development Ltd.

Annex D

OpRegen Product Development Program

This narrative of the product development program is based on the last updated versions of the OpRegen Production Flow Diagram (20100523 revision) and the OpRegen Development Timeline (20100706 revision Rev. 2). The OpRegen Development Time has been updated by adding indicators of Stage 1, Stage 2 and Stage 3 referred to in the OpRegen Production Flow Diagram and in the OpRegen Pre-Pre-IND Submission Information Package. The individual tasks have been left unchanged. Any new tasks that were added appear in brackets and italics. The development plan is under constant review and tasks may be added or removed depending on input from regulatory authorities and development work carried out in the laboratory.  The project start is set at Jan 2010 and the project comprises the major part of the Company’s OCS project for 2010. The development plan extends beyond the OCS 2010 project into 2011 [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]. The OCS 2010 project is a continuation of work performed by the company as part of the OCS project in 2009. [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

PREPARATORY WORK

1.	Preparation for cGMP Production of RPE Cells – [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

STAGE 1

2.	cGMP Production of Stocks of Clinical Grade Feeders –[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission].

3.	cGMP Expansion of clinical grade hESC lines –[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

STAGE 2

4.	Production of [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

STAGE 3

5.	Production of Mature RPE Cells –[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

PRECLINICAL TESTING AND REGULATORY SUBMISSIONS

6.
Characterization and Safety Testing of Clinical Grade RPE Cells and hESCs – Upon release of the batch of clinical grade RPE cells, aliquots of this batch will be submitted to extensive characterization testing. RPE cells will be sent to a CRO to undergo a series of biosafety tests. In parallel, the remainder of the required biosafety tests of the hESC cells that have not been carried out will be completed by Cell Cure. [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]  The set of biosafety tests for the batch of RPE cell product will be determined taking into account the set of biosafety tests carried out on the MSB of clinical grade hESC cells used to produce this batch of RPE cells. In addition to biosafety testing, shelf-life stability studies of cryopreserved RPE cells will be initiated and carried out over a long term.

7.
Animal Toxicology and Efficacy Studies of Clinical Grade RPE Cells – The toxicology studies consist of a Safety / Biodistribution Study and a Pivotal Tumorgenicity Study. The exact design and time line for these will be determined following a Pre-IND meeting with the FDA. Prior to the Pre-IND meeting pilot studies will be carried out, consisting of [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission].  The definitive studies will be carried out using clinical grade RPE cells and clinical grade hESC cells. Efficacy studies will be carried out using the RSC rat model of retinal degeneration. They will be initiated as soon as suitable RPE cells become available.

Regulatory Submissions - Guidance will be obtained from company’s FDA regulatory consultant on suggested tumorgenicity testing program that is believed to meet the FDA’s current thinking on hESC derived therapeutic cells. This information will be combined with proposals for a new efficacy testing study based on Hadasit’s current experience. These will be combined with background information on the company, CMC issues and a synopsis of the proposed clinical program in a Pre-Pre-IND submission information package. The package will contain questions intended to define requirements for pilot tumorgenicity testing studies. FDA answers and comments will be used to prepare a detailed test plan, which will be either be carried out by the company and Hadasit or out-sourced to a CRO. The results of the pilot testing will be incorporated into an extensive Pre-IND information package. Written binding input on the Pre-IND package will be used to finalize requirements specifications for Pivotal Tumorgenicity and Biodistribution / Safety studies described in Section 7. An IND submission will be made following receipt of [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] interim results from the Pivotal Tumorgenicity study, assuming all other CMC, biosafety and efficacy study data has been completed. It is expected that the response from the FDA will be obtained on all items, except the Pivotal Tumorgenicity study. The completion of the IND submission package, including [*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission] interim results from the Pivotal Tumorgenicity Study, will be the second significant milestone in the Product Program. While the initial IND submission is under review the Pivotal Tumorgenicity study will be completed and the IND resubmitted. Submissions will be made to Hadassah’s IRB and the Israel Ministry of Health in parallel as soon as applicable.

Annex D Part -II

CONFIDENTIAL - CELL CURE NEUROSCIENCES
BUDGET for Production, Testing and Clinical Trial of OpRegen™ RPE Cell Suspension (Jan 2010 - Dec 2012)  [*Ommited See Below]
Production of RPE Cells (OpRegen) in cGMP Facility (Jan 2010 - Dec 2010)
Personnel		Salary/mo	Months	Total		Est. OCS		Net
		NIS		NIS	USD	NIS	USD	NIS	USD
[*Ommited See Below]

TOTAL

Characterization and Testing of cGMP RPE Cells (Jan 2010 - Dec 2011)
Personnel		Salary/mo	Months	Total		Est. OCS		Net
		NIS		NIS	USD	NIS	USD	NIS	USD
[*Ommited See Below]

TOTAL

Consultants, Clinical Trial Design and Regulatory Submissions
Personnel				Est. OCS		Net
		NIS	USD	NIS	USD	NIS	USD
[*Ommited See Below]

TOTAL

Laboratory Development of RPE Cells on Membranes (OpRegen PLUS) (Jan 2010 - Dec 2011) [*Ommited See Below]
Personnel		Salary/mo	Months	Total		Est. OCS		Net
		NIS		NIS	USD	NIS	USD	NIS	USD
[*Ommited See Below]

TOTAL

TOTAL R&D Costs (Jan 2010 - Dec 2011)	NIS	USD	Est. OCS		NIS	USD
			NIS	USD
[*Ommited See Below]

TOTAL Costs (Jan 2010 - Dec 2011)	NIS	USD	Est. OCS		NIS	USD
			NIS	USD
[*Ommited See Below]

Clinical Trial Costs (Jan 2012 -Dec 2012) [*Ommited See Below]

			Est. OCS		Net
	NIS	USD	NIS	USD	NIS	USD
Patient Costs (includes, investigator, study coordinator,	[*Ommited See Below]
DRGs and procedure for all visits (physician, nurse)
Retinal surgeon consultations during preclincals
Pharmaco Vigilance
CRO Costs
Insurance
TOTAL

G&A (Jan 2012-Dec 2012) [*Ommited See Below]

TOTAL Costs (Jan 2012 - Dec 2012) [*Ommited See Below]	NIS	USD	Est. OCS		NIS	USD
			NIS	USD

TOTAL Costs (Jan 2010 - Dec 2012) [*Ommited See Below]	NIS	USD	Est. OCS		NIS	USD
			NIS	USD

TOTAL Costs Jan 2010 - Dec 2012 for OpRegen Development (after deducting OCS funding) [*Ommited See Below]

[*Certain information has been omitted under a request for confidential treatment, and the omitted information has been filed with the Commission]

NIS/USD	3.79

Annex E

We, the undersigned  ES  Cell  International Pte  Ltd. ("ESI"), hereby  affirm  to Teva Pharmaceutical  Industries  Ltd.  ("Teva") that we have reviewed   a copy of the Research and Exclusive License Option Agreement between Teva and Cell Cure Neurosciences   Ltd.  ("Cell   Cure") dated October 7, 2010 (the "Teva Option Agreement"), and agree and undertake as follows:

1.	The Exclusive License Agreement between EST and Cell Cure dated March 22, 2006, as amended, (the "ESI License Agreement") is in full force and effect. Cell Cure has the right to sublicense to Teva all rights as contemplated in the Teva Option Agreement. Subject to the rights granted to Cell Cure under the ESI License Agreement and the rights sublicensed by Cell Cure to Teva under the Teva Option Agreement, ESI is the sole and exclusive owner of all rights in and to the patents and patent applications listed on Schedule 1 of the ESI License Agreement (the "Patents"). ESI has not granted to any third party other than Cell Cure any rights to use the Patents or the Technology under the ESI License ·Agreement (the "Technology") in the field of the development and exploitation of cell based therapy for conditions involving retinal degenerative diseases (the "Field").

2.
The inventors  listed on the Patents  (collectively the "Researchers") are, to the best of ESI's knowledge,  the sole inventors  of the inventions  described  in the Patents,  and, to the best of ESI's  knowledge,  no other person  has the right to make a claim of ownership of such inventions, and all rights in the Patents have been assigned by the Researchers to ESI.

3.
ESI hereby consents and approves  all the terms of the Teva Option Agreement including, but not limited to the grant of the rights granted by Cell Cure to Teva under the Teva Option Agreement, and the terms thereof.

4.
ESI hereby agrees that in the event of a conflict between any of the provisions of the ESI License Agreement and any of the provisions of the Teva Option Agreement,  the  provisions  of  the  Teva  Option  Agreement   shall  prevail  as between ESI, Cell Cure and Teva.

5.
ESI hereby undertakes that while the ESI License Agreement and the Teva Option Agreement are in effect, it will not transfer, sell, pledge or dispose any part of the Patent or the Technology or any rights therein, nor grant any right to any third party in and to the Patent or the Technology, in the Field, without prior written approval of Teva; provided, that ESI retains all rights to use, transfer, sell, pledge, dispose of, or license to third parties any or all of the Patent and Technology for use outside the Field.

6.
In the event that Cell Cure loses its rights under the ESI License Agreement, for · any reason whatsoever, and, provided that at such time Teva is not in material breach of the Teva, Option Agreement, ESI will at Teva's request, grant Teva a license under the Technology and Patent Rights on the same terms and conditions as the ESI License Agreement between ESI and Cell Cure, mutatis mutandis (the "Step in License"), subject to Teva's undertaking, at such time, all of Cell Cure's obligations to ESI under the ESI License Agreement, except that the scope of the Step in License shall be the Field as defined herein rather than as defined in the ESI License Agreement. The Step in License shall (a) supersede and replace any sublicenses under the Patent Rights and the

1

Technology granted to Teva by Cell Cure pursuant to the ESl License Agreement, and (b) be used exclusively for the purposes for which Teva was entitled to use the Patents and Technology under the Teva Option Agreement.

We understand that Teva places reliance on this undertaking in entering into the Teva Option Agreement with Cell Cure and we shall not be entitled to alter our above undertakings without Teva's express written prior consent.

ES CELL INTERNATIONAL PTE LTD.
By:	/s/ Michael West
Title:	CEO

2

We, the undersigned Hadasit Medical  Research Services  and  Development Ltd. ("Hadasit"), hereby affirm to Teva  Pharmaceutical Industries Ltd. ("Teva") that we have reviewed a copy of the Research and Exclusive License Option Agreement  between Teva and Cell Cure Neurosciences  Ltd. ("Cell Cure") dated October 7, 2010 (the "Teva Option Agreement"), and agree and undertake as follows:

1.
The Amended and Restated Research and License Agreement between Hadasit and Cell Cure dated October 7, 2010, (the "Restated Hadasit License Agreement"), by its terms, shall enter into force, subject, among other Triggering Events (as defined therein), to the closing of the investment round envisaged in the Share Purchase Agreement between Cell Cure, Teva, HBL Hadasit Bio-Holdings Ltd. and BioTime, Inc.

2.
Hadasit represented that it is the sole and exclusive owner of all rights in and to the patent applications which are the subject of the rights and licenses that are granted to Cell Cure by Hadasit thereunder (the "Patents Applications") and it has not granted to any party other than Cell Cure any rights therein in the field of the development and exploitation of human stem-cell ("hSC") (such as human embryonic SC ("hESC") and induced pluripotent hSC ("iPS") derived retinal pigment epithetlial cells. ("hESC-derived RPE Cells" and "hSC derived RPE Cells", as the case may be) in the field of cell replacement therapy of conditions involving retinal degenerative diseases (the "Field").

3.
Prof. Benjamin Reubinoff, together with his colleagues at Hadassah Medical Organization ("HMO" and the "Researchers", respectively) who are listed on the Patent Applications as inventors are, to the best of Hadasit's knowledge, the sole inventors of the inventions described in the Patent Applications, and, to the best of Hadasit's knowledge, no other person whatsoever has the right to make a claim thereto and all rights in the Patent Applications have been assigned by the Researchers and by HMO to Hadasit. Hadasit represents that it has not received written notice as of the date hereof of any legal suit or proceeding by a third party against it or against HMO contesting its ownership of the Licensed Technology or the Materials or claiming that the practice of the Licensed Technology or the use of the Licensed Materials would infringe the rights of a third party.

4.
Hadasit hereby consents and approves all the terms of the Teva Option Agreement including, but not limited to the grant of the rights that are granted under the Teva Option Agreement by Cell Cure to Teva and the terms thereof; provided however that the above applies only to the Teva Option Agreement as of the date hereof (the "Current Teva Agreement"), but shall automatically not apply to any subsequent amendments thereto.

5.
Hadasit hereby agrees that in the event of a discrepancy between any of the provisions of the Restated Hadasit License Agreement and any of the provisions of the Current Teva Agreement, the provisions of the Current Teva Agreement shall prevail as between Hadasit, Cell Cure and Teva, it being understood that Cell Cure is contractually bound not to amend the Current Teva Agreement (or any amended version thereof) in a manner which is adverse to Hadasit, and that as such no amendment which is adverse to Hadasit can be made to such agreement without Cell Cure obtaining Hadasit's prior written consent.

1

6.
Anything else notwithstanding, for the avoidance of any doubt, it is hereby acknowledged and agreed that nothing contained in the Teva Option Agreement, and nothing in Sections 4 and 5 hereof, shall be interpreted or applied as increasing or extending the liability, obligation or commitment of Hadasit to Cell Cure or Teva on any account.

7.
Hadasit hereby undertakes that while the Restated Hadasit License Agreement is in effect, but only for so long as the Teva Option Agreement is in effect and subject to neither Teva nor Cell Cure being in breach of such agreements insofar as they relate to the Restated Hadasit License Agreement, it will abide by the terms and conditions of the Restated Hadasit License Agreement, including its grant thereunder of an exclusive license to the Licensed Technology in the Field, and shall not transfer, sell, pledge or dispose any part of the Licensed Technology or any rights therein, nor grant any right to any third party in and to the Licensed Technology in the Field, subject however, to the right of HMO, Hadasit, and their respective researchers, employees, students and other researchers at collaborating research institutions to practice the Licensed Technology and to use the Licensed Materials in the Field solely for the purpose of academic and any non-commercial research and instruction, and provided further that Hadasit shall not be restricted in any way in any dealing with or licensing of the Licensed Technology outside the Field.

8.
In the event that Cell Cure loses its rights under the Restated Hadasit License Agreement, for any reason whatsoever, and, provided that at such time Teva is not in material breach of the Teva Option Agreement, Hadasit will at Teva's written request, received within 60 days following Hadasit's written notice to Teva of such loss of rights by Cell Cure, grant Teva a license under the Licensed Technology on the same terms and conditions as the Restated Hadasit License Agreement between Hadasit and Cell Cure, mutatis mutandis, subject to Teva's undertaking, at such time, all of Cell Cure's obligations to Hadasit under such agreement and its annexes, apart from the Additional Research Agreement (as defined therein). Subject to the above, in such event, Hadasit shall make every good faith effort to procure the participation of Prof. Reubinoff and his HMO colleagues to assist Teva with the consequential transitional arrangements of Teva assuming Cell Cure's place under the Restated Hadasit License Agreement.

We understand that Teva places reliance on this undertaking in entering into the Teva Option Agreement with Cell Cure and we shall not be entitled to alter our above undertakings without Teva's express written prior consent.

HADASIT MEDICAL RESEARCH SERVICES AND DEVELOPMENT LTD.
By:	/s/ Dr. EINAT ZISMAN	By:	/s/ MENACHEM KATZ
Title:	CEO HADASIT MEDICAL RESEARCH SERVICES AND DEVELOPMENT LTD.	Title:	DEPUTY DIRECTOR GENERAL FINANCE
Date:		Date:

2

Annex G

 Form of MTA

MATERIAL TRANSFER AGREEMENT
 RELATING TO THE TRANSFER OF
BIOLOGICAL, CHEMICAL AND OTHER TANGIBLE MATERIALS
 FOR RESEARCH PURPOSES ONLY

This  Agreement  between  Hadasit  Bio-Holdings  Ltd. (hereafter  "Hadasit"),  located at, and:

Prof./Dr.
(hereinafter "the Requesting Scientist")

of:	(hereinafter "the Institute")
located at:

WHEREAS:

The Institute is engaged in Research and development in the field of
                                                                                                                                            ("the Field");

and WHEREAS:

Hadasit has developed____________________________________________(“the Materials”) under the supervision of
________________________________________(“the Researcher”); and related to the research project in the area of :_______________________________________________________(“the Project”);

and WHEREAS:

The  Institute  desires  to  evaluate  the  Materials   solely  for  the  purpose   of  scientific Research only, with the collaboration of Hadasit ("the Research");

and WHEREAS :

Hadasit  is willing to make the Materials  available  to the Institute  strictly upon the terms and conditions, as follows:

The above recitations shall be considered as an integral part of this Agreement.

NOW THEREFORE, in consideration of the above and in further consideration of the terms and conditions as shown in this Agreement, the undersigned parties agree as follows:

1. Transfer of Materials

1.1	The transfer of Materials shall be carried out strictly under the terms of the present Agreement.

1.2	The Materials are to be used by the Requesting Scientist only for the Research as defined above, and only within the laboratories of the Institute, all as described in Appendix A

1.3	The Research shall terminate within a period of ninety days starting from the date of the receipt of the Materials.

1.4
Except for the evaluations as detailed in Appendix A, the Institute will not use commercially or otherwise engage in experiments or any development activities whatsoever with the Materials or their progeny and derivatives.

1.5
Upon the termination of the Research, as specified in clause 1.3, the Institute will provide Hadasit with a report setting forth all data, know-how, conclusions, results, discoveries and inventions which arose out of, or in connection with the Research (the "Research Results").

1.6
The Materials shall not be provided by the Institute, or their existence or nature disclosed by Institute, to anyone, including scientific collaborators, outside of employees at the laboratory of the Requesting Scientist at the Institute.

1.7
The Materials shall not be used for any purposes other than those specifically denoted herein. Particularly, the Materials shall not be utilized in, or co-mingled with, any other research project or program ongoing now or in the future in the laboratories of the Institute, whether or not it was funded by any other private or public party, with the exception of the Research, as defined in this Agreement. In addition, the Institute will not breed the Materials with any other lines.

1.8	The Institute is specifically prohibited from taking any action or initiating any steps in connection with the Materials which may result in the reverse-engineering of the Materials.

1.9
It is the intent of the parties that the transfer of Materials be considered a bailment, and shall be considered neither a conditional nor an unconditional sale. Any monies transferred in conjunction with the transfer of the Materials shall be only to cover the costs associated with the transfer, and shall not represent consideration for an exchange of title thereto.

1.10
The Materials may have biological and/or chemical properties which are unpredictable and unknown at the time of transfer. The Institute shall assume all responsibility, financial and otherwise, for the consequences, either to the Institute or to any third party, of utilizing the Materials. The Institute shall indemnify Hadasit and hold Hadasit harmless for any claim of liability made against Hadasit in conjunction with or related to the use by the Institute of the Materials.

1.11
Title to Materials and all materials derived therefrom shall remain with Hadasit, and Hadasit retains the right to have any such Materials or any materials derived therefrom returned to Hadasit upon request.

1.12
The Institute hereby undertakes not to publish any information relating to the Research Results and/or data resulting from any research and or experiments involving the Materials, without obtaining Hadasit's prior written consent to the publication and the manner of making such publication.

1.13
The Institute shall maintain full and absolute confidentiality and shall also be liable for its employees and/or representatives and/or persons acting on its behalf maintaining absolute confidentiality concerning inter alia, all information, details and data which is in and/or comes to its knowledge and/or that of its employees, representatives and/or any person acting on its behalf directly or indirectly relating to the Materials, the Project and the Research Results. The Institute undertakes not to convey or disclose anything in connection with the foregoing to any entity, and shall not make any use thereof, other than for the purposes of the Research as detailed in Appendix A.

2. Miscellaneous

2.1
This Agreement shall not, by implication or otherwise, be construed as a grant of a license or any other right or interest in the Researcher's Project, in information, in Materials, in derivatives or in any products or processes derived therefrom.

2.2	This Agreement shall be binding on the legal successors of the undersigned parties, but it may not be assigned by the Institute, without the prior written consent of Hadasit.

2.3
The Institute acknowledges that remedies at law may be inadequate to protect Hadasit against any actual or threatened breach of this Agreement by the Institute and, without prejudice to any other rights and remedies otherwise available to Hadasit, the Institute agrees to the granting of injunctive relief in favor of Hadasit without proof of actual damages. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines in a final non appealable order that this Agreement has been breached by the Institute, then the Institute will reimburse Hadasit for its costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with all such litigation.

2.4
The provisions of this Agreement and everything concerning the relationship between the parties in accordance with this Agreement shall be governed by Israeli law and jurisdiction shall be granted only to the appropriate court in Jerusalem.

Notwithstanding the above, the Institute hereby agrees that, in the event that no treaty exists upholding the enforceability of temporary orders issued by Israeli courts in the foreign jurisdiction in which Hadasit may require such an order to be upheld, Hadasit may, at its own discretion, elect the place of jurisdiction for the obtaining of writs against it.

The Institute undertakes not to object to the enforcement against it of writs issued by any aforesaid jurisdiction under such circumstances.

IN WITNESS WHEREOF The parties have caused this Agreement to be duly executed by the respective duly authorized officers as follows :

Authorized representative of Hadasit
By:	By:
Name: Title: Date:	Name: Title: Date:

Authorized representative of the Institute
By:	By:
Name: Title: Date:	Name: Title: Date:

Signature of the Requesting Scientist:

Date:

1301 Harbor Bay Parkway Alameda, CA 94502 T: 510-521-3390, F: 510-521--3389 www.biotimeinc.com

JBP Building, Hadassah Ein-Kerem Campus Jerusalem 91120, Israel T: 972-2·6779424, F: 972-2-6437712 www.hbl.co.il

DRAFT - NOT FOR IMMEDIATE RELEASE

Cell Cure Neurosciences' Shareholders Will Invest $7.1 M in the Company's Development of Innovative Stem Cell Treatments for Neural and Retinal Diseases

JERUSALEM, ISRAEL and ALAMEDA, CALIFORNIA, October 7, 2010 - Cell Cure Neurosciences Ltd., Hadasit Bio-Holdings Ltd. (Tel Aviv Stock Exchange: HDST), and BioTime Inc. (NYSE Amex: BTIM) jointly announced today that Cell Cure will receive an equity investment of $7.1 million from BioTime, Teva Pharmaceutical Industries Ltd., and Hadasit Bio-Holdings (HBL). This financial round extends previous investments by Teva and HBL in Cell Cure. BioTime already held a significant interest in Cell Cure which it acquired through its acquisition of ES Cell International Pte. Ltd. (ESI) in May of 2010.

In addition to the development of Cell Cure's OpRegenTM product for the treatment of age-related macular degeneration (AMD) which is the subject of the just announced Exclusive License Option Agreement with Teva Pharmaceutical Industries Ltd, this funding will enable Cell Cure to continue the development of human embryonic stem cell-based therapies for neural degenerative disorders such as Parkinson's disease and Multiple Sclerosis (MS). Following BioTime's acquisition of ESI and its additional investment in Cell Cure, Cell Cure has become the neurological arm of BioTime's program for the development of human embryonic stem cell based therapies. Cell Cure also enjoys non-dilutive financial support from the Office of the Chief Scientist in Israel's Ministry of Industry, Trade and Labor, which funds up to 60% of approved annual R&D programs. Further financial details of the investment were not disclosed.

Ophir Shahaf, CEO of HBL commented: "The first investment HBL executed, immediately following HBL's IPO in 2006 was in Cell Cure, re-establishing it in the Hadassah Medical Center setting in Jerusalem. We are happy and proud to see the company develop and grow to the point where it has attracted two strategic partners in the field of human embryonic stem cells. The equity investment will obviously have a key part in the progress, but the expertise, know-how and strategic connections these partners bring to the table are just as important in aggressively advancing its products to the clinic."

"Now that Cell Cure has become a majority owned-subsidiary of BioTime, it will become the global center of our focus on developing cell based therapies for retinal and neural degenerative diseases. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high, unmet medical need" said Dr. Michael West, Chief Executive Officer at BioTime.

Cell Cure CEO Dr. Charles Irving said "We consider ourselves extremely fortunate to have the support of Teva and HBL, who are extending their previous financial commitment to the company and are now being joined by BioTime. Furthermore we are delighted that BioTime has selected Cell Cure as its neurological arm for advancing human embryonic stem cell based therapies."

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. Cell Cure is BioTime's subsidiary focused on retinal and neural degenerative diseases. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the therapeutic applications of stem cell technology in cancer. BioTime's Singapore subsidiary, ES Cell International Pte Ltd, has been at the forefront of advances in human embryonic stem ("hES") cell technology, having been one of the earliest distributors of hES cell lines to the research community. ESI has produced clinical-grade human embryonic stem cell lines that were derived following principles of good manufacturing practice and currently offers them for potential use in therapeutic product development. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, Embryome Sciences, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, and ESI can be found on the web at www.biotimeinc.com.

About Hadasit Bio-Holdings Ltd

Hadasit Bio-Holdings Ltd. ("HBL") (TASE: HDST) was founded to allow public participation in the highly promising field of biotechnology. HBL's investment portfolio includes companies that utilize technology generated by Israel's foremost medical research center - Hadassah University Hospital in Jerusalem, Israel. HBL is a publicly traded subsidiary of Hadasit Ltd. - the technology transfer company of the Hadassah University Hospital. Hadasit is a subsidiary of Hadassah Medical Organization ("HMO") and was established for the purpose of promoting and commercializing the intellectual property and research and development capabilities generated by HMO, aimed at finding solutions to problems faced by modern medicine. HBL currently own holdings in 8 portfolio companies, 4 of which are in clinical trials. www.hbl.co.il

About Hadassah University Medical Center

The Hadassah University Medical Center includes two university hospitals in Jerusalem on Mt. Scopus and in Ein Kerem. The flagship of Hadassah, the Women's Zionist Organization of America, Inc., its two hospitals have 1,000 beds, 31 operating theaters, nine specially oriented intensive care units and five schools of allied medical professions, owned and operated in collaboration with the Hebrew University. Over half the hospital research conducted in Israel is carried out at Hadassah. Each department incorporates research units and there are many interdisciplinary research centers. In both hospitals and within a number of hospital departments, Hadassah has created Centers of Excellence: brain trusts of scientists and physicians, integrating clinical care with the latest laboratory lessons.

About Cell Cure Neurosciences Ltd.

Cell Cure Neurosciences Ltd. was established in 2005 as a subsidiary of ES Cell International Pet Ltd (ESI), now a subsidiary of BioTime, Inc. (NYSE Amex: BTIM). Cell Cure is located in Jerusalem, Israel on the campus of Hadassah University Hospital. Cell Cure's mission is to become a leading supplier of human cell-based therapies for the treatment of retinal and neural degenerative diseases. Its technology platform is based on the manufacture of diverse cell products sourced from clinical grade (GMP) human embryonic stem cells. Its current programs include developing cells for the treatment of macular degeneration, Parkinson's disease, and cells potentially useful in treating multiple sclerosis. Cell Cure's major shareholders include: BioTime Inc. (NYSE Amex: BTIM), Hadasit BioHoldings Ltd. (Tel Aviv Stock Exchange: HDST) and Teva Pharmaceuticals Industries Ltd (NASDAQ:TEVA). Additional information about Cell Cure can be found on the web at www.cellcureneurosciences.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

Contact:

BioTime, Inc.
Judith Segall
jsegall@biotimemail.com
510-521-3390, ext 301

To receive ongoing BioTime corporate communications, please click on the following link to join our email alert list: http://www.b2i.us/irpass.asp?BzID=1152&to=ea&s=O

Hadassah	[Emblem of Hadassah Medical Center]

September 6, 2009

Certificate of Approval by the Director-General of Hadassah
for Extension of the Validity of the Performance of a Medical Trial on Humans

To: Prof. Benjamin Reubinoff
Gene Therapy
Hadassah Medical Center

Helsinki Committee Application File No.:	391-3.09.04
Ministry of Health Trial No.:	920041227
Subject of the trial: Production of connective tissue cells from the remnant of the umbilical cord obtained after birth for use in research and development of human embryonic stem cells.
Protocol No. (Version): 391-3.09.04 Ver:2	Date: 10 / December / 2004
Consent form: Version: 5 (Form 2 A in Hebrew)	Date: 04 / October / 2004
Investigator's brochure: 391-3.09.041 a	Date: 04 / October / 2004
Name of the investigational product:	None
Sponsor's name:	Prof. Benjamin Reubinoff
NIH No.:	None

By virtue of the authorization which I have received from the Director-General of the Ministry of Health to give approval as a "Director" for the performance of a medical trial on humans at Hadassah Medical Organization, after the application was approved by the Chair / Acting Chair of the Helsinki Committee of the institution on 27 / August / 2009, and having been convinced that the medical trial is in accordance with the principles of the Helsinki Declaration and the National Health Regulations (Medical Trials on Humans), 5741-1980, and that the engagement contract between the Sponsor, the Principal Investigator and the medical institution complies with the requirements of the Procedure for Medical Trials on Humans, I hereby approve the extension of the validity of the study based on the protocol of the medical trial, subject to the following conditions:

Conditions for the approval

1.
The medical trial will be performed according to the principles of the Helsinki Declaration and according to the requirements of the Procedure for Medical Trials on Humans in Israel (2006) and the requirements of the updated international procedures.

2.	My approval for the performance of the medical trial is contingent upon the following:

a.	Implementation of the decisions by the Chair / Acting Chair of the Helsinki Committee of the institution.

IshurHaarachaMancalMeyuhad.doc		Kiryat Hadassah
Hadassah Medical Organization	Hadassah - The Women's Zionist Organization	FOB 12000, 91120 Jerusalem
Matarot Helsinki	of America, Inc.	www.hadassah.org.il
Produced by Ms. Reut Levi

1

Hadassah	[Emblem of Hadassah Medical Center]

Following are the decisions:

1.	To approve the application, subject to the following conditions:

2.	This study is valid until: 31 / October/ 2010.

3.
The treatment will be given only after an explanation has been provided to the patient or to his/her medical representative and his/her signature has been obtained on the informed consent form which was appended to the application.

4.	Any modification of, addition to or deviation from the medical trial protocol requires approval in writing by the Helsinki Committee of the medical institution and/or by the Ministry of Health.

5.
The Principal Investigator in the medical trial must report to the Helsinki Committee of the institution and to the Sponsor with regard to every serious adverse event (SAE) which occurred in the course of the medical trial (as set forth in Section 15.1.1 of the Ministry of Health Procedure: within 48 hours of the moment when the event was brought to his attention, provided that the phenomenon is an unexpected SAE and it is not possible to rule out an affinity between it and the use of the Investigational Product. The investigator will report to the Committee on the Sponsor's reporting form or on Form No. 13. This procedure also applies to an unexpected malfunction of the experimental medical device - of a medical instrument or an item of medical equipment which has an impact on the safety and efficacy of the medical device), or with regard to the termination of the trial. The Helsinki Committee of the institution will examine the report and will provide its opinion to the Ministry of Health.

6.
Extension of the validity of the medical trial: two months before the expiry of the period approved for the medical trial, the Principal Investigator must provide the Helsinki Committee of the institution with a copy of the progress report on the course of the trial (the approval for any study, concerning which an application for extension of the deadline has not been filed, will be canceled and the Investigator will be required to resubmit the study in question for a protocol in accordance with the procedures for filing a new application).

7.	Upon the conclusion of the medical trial, the Principal Investigator will submit a summary report on the course and results of the trial to the Helsinki Committee of the institution.

8.	The certificate of approval is issued to the Principal Investigator and to the medical institution set forth above and cannot be transferred to another.

9.
No information about the medical trial may be published in the mass media, such as: the press, radio, television, and the Internet, with the exception of publications in the scientific press or at scientific conferences, and with the exception of advertising for the purpose of recruiting participants in the trial.

IshurHaarachaMancalMeyuhad.doc		Kiryat Hadassah
Hadassah Medical Organization	Hadassah - The Women's Zionist Organization	FOB 12000, 91120 Jerusalem
Matarot Helsinki	of America, Inc.	www.hadassah.org.il
Produced by Ms. Reut Levi

2

Hadassah	[Emblem of Hadassah Medical Center]

10.
The supply of the Investigational Product (IP) or the medical device to the medical institution which is participating in the medical trial, the storage thereof and the issuance thereof to patients, are the responsibility of the Principal Investigator. In cases which involve medications, these operations will be carried out in coordination with the pharmacy of the institution, unless the Helsinki Committee has decided otherwise.

11.
Any preparation which is administered to a person who participates in the trial will be supplied through the hospital pharmacy, against a personal prescription in that person's name as required by law. The receipt of preparations directly from the supplier and the issuance thereof to patients is absolutely forbidden.

12.	This certificate of approval must be appended to any inquiry which is made to the Ministry of Health for the purpose of obtaining an import license for the medication.

13.	The duty of retaining this certificate of approval is incumbent upon the applicant.

14.	Each patient who is slated for participation in the medical trial will receive a copy of the informed consent form which he signed.

15.
The Principal Investigator will retain all of the application documents, which include all of the documents which were filed before the Helsinki Committee for its approval and all of the documents which were collected in the course of the medical trial, for at least 15 years after the conclusion of the trial.

16.
This approval does not apply to soldiers. In any case in which the inclusion of a soldier within the framework of the medical trial is intended, the approval of the Chief Medical Officer of the Israel Defense Forces must also be obtained.

17.
The doctor in charge of the trial is required to notify the patient's attending physician in the community of his participation in the trial and of the services which he received within the framework of the trial.

Wishing you every success!	[Seal of Hadassah Medical Organization]

Very truly yours,	[Signature]
Prof. Shlomo Mor Yosef
Director-General
Hadassah Medical Organization

Copy: Application file at the Helsinki Committee / Main Office

IshurHaarachaMancalMeyuhad.doc		Kiryat Hadassah
Hadassah Medical Organization	Hadassah - The Women's Zionist Organization	FOB 12000, 91120 Jerusalem
Matarot Helsinki	of America, Inc.	www.hadassah.org.il
Produced by Ms. Reut Levi

3

Hadassah	[Emblem of Hadassah Medical Center]

January 11, 2010

Certificate of Approval by the Director-General of Hadassah
for Extension of the Validity of the Performance of a Medical Trial on Humans

To: Prof. Benjamin Reubinoff
Gene Therapy
Hadassah Medical Center

Helsinki Committee Application File No.:	33-26.07.02
Ministry of Health Trial No.:	2004-027
Subject of the trial: Production of lines of human embryonic stem cells - a potentially infinite source of cells for transplants.
Protocol No. (Version): 31.3.04 Ver:2	Date: 08 / November / 2006
Consent form: Version: 2 (Form 2 A in Hebrew)	Date: 08 / November / 2006
Investigator's brochure: 2 33-26.07.02	Date: 08 / November / 2006
Name of the investigational product:	None
Sponsor's name:	None None
NIH No.:	NCT00353197

By virtue of the authorization which I have received from the Director-General of the Ministry of Health to give approval as a "Director" for the performance of a medical trial on humans at Hadassah Medical Organization, after the application was approved by the Chair / Acting Chair of the Helsinki Committee of the institution on 05 /January / 2010, and having been convinced that the medical trial is in accordance with the principles of the Helsinki Declaration and the National Health Regulations (Medical Trials on Humans), 5741-1980, and that the engagement contract between the Sponsor, the Principal Investigator and the medical institution complies with the requirements of the Procedure for Medical Trials on Humans, I hereby approve the extension of the validity of the study based on the protocol of the medical trial, subject to the following conditions:

Conditions for the approval

1.
The medical trial will be performed according to the principles of the Helsinki Declaration and according to the requirements of the Procedure for Medical Trials on Humans in Israel (2006) and the requirements of the updated international procedures.

2.	My approval for the performance of the medical trial is contingent upon the following:

a.	Implementation of the decisions by the Chair / Acting Chair of the Helsinki Committee of the institution.

IshurHaarachaMancalMeyuhad.doc		Kiryat Hadassah
Hadassah Medical Organization	Hadassah - The Women's Zionist Organization	FOB 12000, 91120 Jerusalem
Matarot Helsinki	of America, Inc.	www.hadassah.org.il
Produced by Ms. Reut Levi

4

Hadassah	[Emblem of Hadassah Medical Center]

Following are the decisions:

1.	To approve the application, subject to the following conditions:

2.	This study is valid until: 31/ January / 2011.

3.
The treatment will be given only after an explanation has been provided to the patient or to his/her medical representative and his/her signature has been obtained on the informed consent form which was appended to the application.

4.	Any modification of, addition to or deviation from the medical trial protocol requires approval in writing by the Helsinki Committee of the medical institution and/or by the Ministry of Health.

5.
The Principal Investigator in the medical trial must report to the Helsinki Committee of the institution and to the Sponsor with regard to every serious adverse event (SAE) which occurred in the course of the medical trial (as set forth in Section 15.1.1 of the Ministry of Health Procedure: within 48 hours of the moment when the event was brought to his attention, provided that the phenomenon is an unexpected SAE and it is not possible to rule out an affinity between it and the use of the Investigational Product. The investigator will report to the Committee on the Sponsor's reporting form or on Form No. 13. This procedure also applies to an unexpected malfunction of the experimental medical device - of a medical instrument or an item of medical equipment which has an impact on the safety and efficacy of the medical device), or with regard to the termination of the trial. The Helsinki Committee of the institution will examine the report and will provide its opinion to the Ministry of Health.

6.
Extension of the validity of the medical trial: two months before the expiry of the period approved for the medical trial, the Principal Investigator must provide the Helsinki Committee of the institution with a copy of the progress report on the course of the trial (the approval for any study, concerning which an application for extension of the deadline has not been filed, will be canceled and the Investigator will be required to resubmit the study in question for a protocol in accordance with the procedures for filing a new application).

7.	Upon the conclusion of the medical trial, the Principal Investigator will submit a summary report on the course and results of the trial to the Helsinki Committee of the institution.

8.	The certificate of approval is issued to the Principal Investigator and to the medical institution set forth above and cannot be transferred to another.

9.
No information about the medical trial may be published in the mass media, such as: the press, radio, television, and the Internet, with the exception of publications in the scientific press or at scientific conferences, and with the exception of advertising for the purpose of recruiting participants in the trial.

IshurHaarachaMancalMeyuhad.doc		Kiryat Hadassah
Hadassah Medical Organization	Hadassah - The Women's Zionist Organization	FOB 12000, 91120 Jerusalem
Matarot Helsinki	of America, Inc.	www.hadassah.org.il
Produced by Ms. Reut Levi

5

Hadassah	[Emblem of Hadassah Medical Center]

10.
The supply of the Investigational Product (IP) or the medical device to the medical institution which is participating in the medical trial, the storage thereof and the issuance thereof to patients, are the responsibility of the Principal Investigator. In cases which involve medications, these operations will be carried out in coordination with the pharmacy of the institution, unless the Helsinki Committee has decided otherwise.

11.
Any preparation which is administered to a person who participates in the trial will be supplied through the hospital pharmacy, against a personal prescription in that person's name as required by law. The receipt of preparations directly from the supplier and the issuance thereof to patients is absolutely forbidden.

12.	This certificate of approval must be appended to any inquiry which is made to the Ministry of Health for the purpose of obtaining an import license for the medication.

13.	The duty of retaining this certificate of approval is incumbent upon the applicant.

14.	Each patient who is slated for participation in the medical trial will receive a copy of the informed consent form which he signed.

15.
The Principal Investigator will retain all of the application documents, which include all of the documents which were filed before the Helsinki Committee for its approval and all of the documents which were collected in the course of the medical trial, for at least 15 years after the conclusion of the trial.

16.
This approval does not apply to soldiers. In any case in which the inclusion of a soldier within the framework of the medical trial is intended, the approval of the Chief Medical Officer of the Israel Defense Forces must also be obtained.

17.
The doctor in charge of the trial is required to notify the patient's attending physician in the community of his participation in the trial and of the services which he received within the framework of the trial.

Wishing you every success!	[Seal of Hadassah Medical Organization]

Very truly yours,	[Signature]
Prof. Shlomo Mor Yosef
Director-General
Hadassah Medical Organization

Copy: Application file at the Helsinki Committee / Main Office

IshurHaarachaMancalMeyuhad.doc		Kiryat Hadassah
Hadassah Medical Organization	Hadassah - The Women's Zionist Organization	FOB 12000, 91120 Jerusalem
Matarot Helsinki	of America, Inc.	www.hadassah.org.il
Produced by Ms. Reut Levi

6